                                                                    Exhibit 4.3

                                                                 Execution Copy


===============================================================================

                           LOAN AND SECURITY AGREEMENT


                           FLEET RETAIL FINANCE INC.,
                           AS ADMINISTRATIVE AGENT AND
               COLLATERAL AGENT FOR THE LENDERS REFERENCED HEREIN,

                              FLEET NATIONAL BANK,
                                   AS ISSUER,


                              SHOPKO STORES, INC.,
                                AS LEAD BORROWER

                                      FOR:

                               SHOPKO STORES, INC.
                                  PAMIDA, INC.,
                                  AS BORROWERS,

                                       AND

                EACH OF THE SUBSIDIARIES OF SHOPKO STORES, INC.,
                                  NAMED HEREIN,
                               EACH AS A GUARANTOR

                      -------------------------------------

                             FLEET SECURITIES, INC.,

                                   AS ARRANGER

                             HELLER FINANCIAL INC.,

                             AS DOCUMENTATION AGENT

                             BANK OF AMERICA, N.A.,

                              AS SYNDICATION AGENT

          GENERAL ELECTRIC CAPITAL CORPORATION, THE CIT GROUP/BUSINESS
            CREDIT, INC., NATIONAL CITY COMMERCIAL FINANCE, INC. AND
       J.P. MORGAN BUSINESS CREDIT CORP. THROUGH THE CHASE MANHATTAN BANK,

                                  AS CO-AGENTS

                      -------------------------------------

                            DATED AS OF MARCH 9, 2001


===============================================================================

                                TABLE OF CONTENTS

                                                                                                                 Page
                                                                                                                 ----

SECTION 1 DEFINITIONS.............................................................................................1

SECTION 2 THE REVOLVING CREDIT AND THE TERM LOAN.................................................................28

         2.1        Establishment Of Revolving Credit............................................................28
         2.2        Advances In Excess Of Borrowing Base (OverLoans).............................................29
         2.3        Risks Of Value Of Collateral.................................................................29
         2.4        Commitment To Make Revolving Credit Loans And Support Letters Of Credit......................29
         2.5        Loan Requests................................................................................30
         2.6        Making Of Revolving Credit Loans.............................................................31
         2.7        Swing Line Loans.............................................................................32
         2.8        The Term Loan................................................................................32
         2.9        The Loan Account.............................................................................33
         2.10       The Notes....................................................................................33
         2.11       Payment Of The Loan Account..................................................................34
         2.12       Interest On Loans............................................................................35
         2.13       Voluntary Reduction Of Commitment And Revolving Credit Ceiling...............................36
         2.14       Commitment Fee...............................................................................36
         2.15       Administrative Agent's Fee...................................................................37
         2.16       Unused Fee...................................................................................37
         2.17       Early Termination Fee........................................................................37
         2.18       Procedures For Issuance Of L/Cs..............................................................37
         2.19       Fees For L/Cs................................................................................38
         2.20       Concerning L/Cs..............................................................................39
         2.21       Changed Circumstances........................................................................41
         2.22       Designation Of Lead Borrower As Borrowers' Agent.............................................42
         2.23       Lenders' Commitments.........................................................................43
         2.24       Replacement Of  Lender.......................................................................44
         2.25       Extension of Maturity Date...................................................................45

SECTION 3 CONDITIONS PRECEDENT...................................................................................45

         3.1        Corporate Due Diligence......................................................................45
         3.2        Legal Opinions...............................................................................46
         3.3        Documents....................................................................................46
         3.4        Officers' Certificates.......................................................................46
         3.5        Representations And Warranties...............................................................46
         3.6        All Fees And Expenses Paid...................................................................46
         3.7        No Default...................................................................................46
         3.8        No Adverse Change............................................................................46
         3.9        Perfection Of Encumbrances...................................................................46
         3.10       Satisfaction Of Existing Indebtedness........................................................46

         3.11       Consents And Approvals.......................................................................47
         3.12       No Defaults Under Applicable Law Or Material Agreements......................................47
         3.13       No Litigation................................................................................47
         3.14       No Negative Impact On Syndication............................................................47
         3.15       No Change In Governmental Regulations........................................................47
         3.16       Excess Availability..........................................................................47
         3.17       Financial Statements.........................................................................47
         3.18       Commitment Letter and Fee Letter.............................................................47
         3.19       Business Plan................................................................................47
         3.20       Benefit Of Conditions Precedent..............................................................48

SECTION 4 GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS......................................................48

         4.1        Payment And Performance Of Liabilities.......................................................48
         4.2        Due Organization; Authorization; No Conflicts................................................48
         4.3        Trade Names..................................................................................49
         4.4        Intellectual Property........................................................................50
         4.5        Locations....................................................................................50
         4.6        Title To Assets; Liens; Limitations on Liens.................................................51
         4.7        Indebtedness.................................................................................53
         4.8        Insurance....................................................................................53
         4.9        Licenses.....................................................................................54
         4.10       Leases.......................................................................................54
         4.11       Requirements Of Law..........................................................................55
         4.12       Labor Relations..............................................................................55
         4.13       Maintain Collateral..........................................................................56
         4.14       Taxes........................................................................................56
         4.15       No Margin Stock; Investment Company..........................................................58
         4.16       ERISA........................................................................................58
         4.17       Hazardous Materials..........................................................................58
         4.18       Litigation...................................................................................59
         4.19       Dividends; Investments; Corporate Action.....................................................59
         4.20       Loans........................................................................................60
         4.21       Protection Of Assets.........................................................................61
         4.22       Lines of Business............................................................................61
         4.23       Affiliate Transactions.......................................................................61
         4.24       Further Assurances...........................................................................61
         4.25       Adequacy Of Disclosure.......................................................................62
         4.26       No Restrictions On Liabilities...............................................................62
         4.27       Permitted Refinancing of Certain Indebtedness; Amendments....................................63
         4.28       Limitations on Capital Expenditures..........................................................63
         4.29       Store Closings...............................................................................63
         4.30       Certain Proceeds.............................................................................63
         4.31       Post Closing Matters.........................................................................63
         4.32       Other Covenants..............................................................................64

SECTION 5 FINANCIAL REPORTING AND PERFORMANCE COVENANTS..........................................................64

         5.1        Maintain Records.............................................................................64
         5.2        Access To Records............................................................................65
         5.3        Immediate Notice To Administrative Agent.....................................................65
         5.4        Borrowing Base Certificate...................................................................67
         5.5        Monthly Reports..............................................................................67
         5.6        Quarterly Reports............................................................................67
         5.7        Annual Reports...............................................................................67
         5.8        Officers' Certificates.......................................................................68
         5.9        Inventories, Appraisals, And Audits..........................................................68
         5.10       Additional Financial Information.............................................................69
         5.11       Financial Performance Covenants..............................................................70

SECTION 6 USE OF COLLATERAL......................................................................................71

         6.1        Use Of Inventory Collateral..................................................................71
         6.2        Inventory Quality............................................................................71
         6.3        Adjustments and Allowances...................................................................71
         6.4        Validity of Accounts.........................................................................72
         6.5        Notification to Account Debtors..............................................................72

SECTION 7 CASH MANAGEMENT; PAYMENT OF LIABILITIES................................................................72

         7.1        Depository Accounts..........................................................................72
         7.2        Credit Card Receipts.........................................................................73
         7.3        The Concentration, Blocked, and Operating Accounts...........................................73
         7.4        Proceeds and Collections.....................................................................74
         7.5        Payment of Liabilities.......................................................................75

SECTION 8 GRANT OF SECURITY INTEREST.............................................................................75

         8.1        Grant of Security Interest...................................................................75
         8.2        Extent and Duration of Security Interest.....................................................77

SECTION 9 ADMINISTRATIVE AGENT AS CREDIT PARTIES' ATTORNEY-IN-FACT...............................................77

         9.1        Appointment as Attorney-In-Fact..............................................................77
         9.2        No Obligation to Act.........................................................................78

SECTION 10 EVENTS OF DEFAULT.....................................................................................78

         10.1       Failure to Pay Loans.........................................................................78
         10.2       Failure to Make Other Payments...............................................................78
         10.3       Failure to Perform Covenant Or Liability (No Grace Period)...................................78
         10.4       Failure to Perform Covenant or Liability (Grace Period)......................................78
         10.5       Misrepresentation............................................................................79
         10.6       Acceleration of Other Debt; Breach of Lease..................................................79
         10.7       Uninsured Casualty Loss......................................................................79
         10.8       Attachment; Judgment; Restraint of Business..................................................79
         10.9       Business Failure.............................................................................79
         10.10      Bankruptcy...................................................................................80

         10.11      Indictment - Forfeiture......................................................................80
         10.12      Challenge to Loan Documents..................................................................80
         10.13      Change in Control............................................................................80

SECTION 11 RIGHTS AND REMEDIES UPON DEFAULT......................................................................81

         11.1       Acceleration.................................................................................81
         11.2       Rights of Enforcement........................................................................81
         11.3       Sale of Collateral...........................................................................81
         11.4       Occupation of Business Location..............................................................82
         11.5       Grant of Nonexclusive License................................................................83
         11.6       Assembly of Collateral.......................................................................83
         11.7       Rights and Remedies..........................................................................83

SECTION 12 FUNDINGS AND DISTRIBUTIONS............................................................................84

         12.1       Funding Procedures...........................................................................84
         12.2       Swing Line Loans.............................................................................84
         12.3       Administrative Agent's Covering of Funding...................................................85
         12.4       Ordinary Course Distributions................................................................87

SECTION 13 ACCELERATION AND LIQUIDATION..........................................................................88

         13.1       Acceleration Notices.........................................................................88
         13.2       Acceleration.................................................................................88
         13.3       Initiation of Liquidation....................................................................88
         13.4       Actions at and Following Initiation of Liquidation...........................................88
         13.5       Administrative Agent's Conduct of Liquidation................................................89
         13.6       Distribution of Liquidation Proceeds.........................................................89
         13.7       Relative Priorities to Proceeds of Liquidation...............................................90

SECTION 14 THE ADMINISTRATIVE AGENT..............................................................................91

         14.1       Appointment of the Administrative Agent......................................................91
         14.2       Responsibilities of Administrative Agent; Other Agents.......................................91
         14.3       Concerning Distributions by the Administrative Agent.........................................92
         14.4       Dispute Resolution...........................................................................93
         14.5       Distributions of Notices and of Documents....................................................93
         14.6       Confidential Information.....................................................................93
         14.7       Reliance By Administrative Agent.............................................................93
         14.8       Non-Reliance on Administrative Agent and Other Lenders.......................................94
         14.9       Indemnification..............................................................................95
         14.10      Resignation of Administrative Agent..........................................................95

SECTION 15 ACTION BY ADMINISTRATIVE AGENT - CONSENTS - AMENDMENTS - WAIVERS......................................96

         15.1       Administration of Credit Facilities..........................................................96
         15.2       Actions Requiring or on Direction of Majority Lenders........................................96

         15.3       Actions Requiring or on Direction Of Supermajority Revolving Credit Lenders..................96
         15.4       Actions Requiring or Directed by Unanimous Consent...........................................96
         15.5       Actions Requiring Swing Line Lender Consent..................................................98
         15.6       Actions Requiring Issuer Consent.............................................................98
         15.7       Actions Requiring Administrative Agent's Consent.............................................98
         15.8       Miscellaneous Actions........................................................................99
         15.9       Actions Requiring Lead Borrower's Consent....................................................99
         15.10      NonConsenting Lender........................................................................100

SECTION 16 ASSIGNMENTS BY LENDERS...............................................................................101

         16.1       Assignments and Assumptions.................................................................101
         16.2       Assignment Procedures.......................................................................101
         16.3       Effect of Assignment........................................................................102

SECTION 17 NOTICES..............................................................................................103

         17.1       Notice Addresses............................................................................103
         17.2       Notice Given................................................................................104

SECTION 18 TERMINATION..........................................................................................114

         18.1       Termination of Revolving Credit.............................................................114
         18.2       Actions on Termination......................................................................114

SECTION 19 GUARANTY.............................................................................................105

         19.1       Guaranty....................................................................................105
         19.2       No Impairment of Guaranty...................................................................106
         19.3       Subrogation.................................................................................107
         19.4       Credit Agreement............................................................................107
         19.5       Maximum Guaranteed Amount...................................................................107

SECTION 20 MISCELLANEOUS........................................................................................107

         20.1       Protection of Collateral....................................................................107
         20.2       Publicity...................................................................................107
         20.3       Successors and Assigns......................................................................108
         20.4       Severability................................................................................108
         20.5       Amendments; Course of Dealing...............................................................108
         20.6       Power of Attorney...........................................................................109
         20.7       Application of Proceeds.....................................................................109
         20.8       Increased Costs.............................................................................109
         20.9       Costs and Expenses of the Administrative Agent..............................................110
         20.10      Copies and Facsimiles.......................................................................110
         20.11      Governing Law...............................................................................111
         20.12      Consent to Jurisdiction.....................................................................111
         20.13      Indemnification.............................................................................111
         20.14      Rules of Construction.......................................................................112

         20.15      Intent......................................................................................113
         20.16      Participations..............................................................................113
         20.17      Right of Set-Off............................................................................114
         20.18      Pledges.....................................................................................114
         20.19      Maximum Interest Rate.......................................................................114
         20.20      Waivers.....................................................................................114
         20.21      Additional Waivers..........................................................................115
         20.22      Confidentiality.............................................................................116

                                    EXHIBITS

Exhibit A                  Form of Swing Line Note
Exhibit B-1                Form of Revolving Credit Note
Exhibit B-2                Form of Term Note
Exhibit C                  Closing Documents List
Exhibit D                  Form of Borrowing Base Certificate
Exhibit E                  Form of Assignment and Acceptance
Exhibit F                  Form of Blocked Account Agreement
Exhibit G                  Form of DDA Notification
Exhibit H                  Form of Credit Card Notification

                                    SCHEDULES

Schedule 1.1(a)            Payables
Schedule 1.1(b)            Initial Store Closings
Schedule 2.18              Existing Fleet Letters of Credit
Schedule 2.23              Commitments and Percentages
Schedule 4.2(b)            Corporate Information
Schedule 4.2(d)            Corporate Structure
Schedule 4.2(e)            Affiliates
Schedule 4.3               Trade Names
Schedule 4.5               Locations and Landlords
Schedule 4.6(a)            Encumbrances
Schedule 4.6(b)            Consigned Property
Schedule 4.7               Existing Indebtedness
Schedule 4.8               Insurance Policies
Schedule 4.10              Leases
Schedule 4.12              Employee Matters
Schedule 4.14              Taxes
Schedule 4.18              Litigation
Schedule 4.19              Existing Investments
Schedule 4.23              Affiliate Transactions
Schedule 5.5               Financial Reporting Requirements
Schedule 7.1               Deposit Accounts
Schedule 7.2               Credit Card Arrangements
Schedule 7.3               Blocked Account Banks

     THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), dated as of March 9, 2001 is made by and among Fleet Retail Finance Inc., as Administrative Agent and Collateral Agent (in any such capacity, herein the "Administrative Agent"), a Delaware corporation with offices at 40 Broad Street, Boston, Massachusetts 02109, as agent for the ratable benefit of the Issuer (as defined below) and the "Lenders", who are, at present, those financial institutions identified on the signature pages of this Agreement and who in the future are those Persons (if any) who become "Lenders" in accordance with the provisions of Section 2.23, below; the Lenders; Fleet National Bank ("Fleet"), a bank organized under the laws of the United States of America, having an office at 100 Federal Street, Boston, Massachusetts 02210, as issuing bank (in such capacity, the "Issuer"); ShopKo Stores, Inc. (in such capacity, the "Lead Borrower"), a Wisconsin corporation with its principal executive offices at 700 Pilgrim Way, Green Bay, Wisconsin, 54304, as agent for ShopKo Stores, Inc. and Pamida, Inc., a Delaware corporation with its principal executive offices at 8800 F Street, Omaha, Nebraska 68127, (each, a "Borrower" and collectively with the Lead Borrower, the "Borrowers") and each of the guarantors listed in Schedule 4.2(b) (each a "Guarantor" and collectively, "Guarantors"), in consideration of the mutual covenants contained herein and benefits to be derived herefrom,

                              W I T N E S S E T H:

                                    SECTION 1
                                   DEFINITIONS

     As used herein, the following terms have the following meanings or are defined in the section of this Agreement so indicated:

     "Account Advance Rate": 85%.

     "Accounts" and "Accounts Receivable": include, without limitation, "accounts" as defined in the Uniform Commercial Code in effect in the State of New York on the date hereof and also all: accounts, accounts receivable, health-care-insurance receivables, Receivables and rights to payment (whether or not earned by performance) (i) for property that has been or is to be sold, leased, assigned, or otherwise disposed of; (ii) for services rendered or to be rendered; (iii) for a policy of insurance issued or to be issued insuring Accounts or Inventory; and (iv) arising out of the use of a credit or charge card or information contained on or used with such card; and also all reclaimed, returned, rejected or repossessed Inventory (if any), the sale of which gave rise to any Account.

     "ACH": Automated clearing house.

     "Acquisition": The purchase or acquisition of all or substantially all of the assets of any Person, the purchase of a controlling equity interest in any Person, or the merger or consolidation of any Person with any other Person, in any transaction or group of transactions which are part of a common plan.

     "Administrative Agent": As defined in the Preamble hereto.

     "Administrative Agent's Cover": As defined in Section 12.3(c)(i).

     "Administrative Agent's Rights and Remedies": As defined in Section 11.7.

     "Affiliate": The following:

          (a) With respect to any two Persons, a relationship in which (i) one such Person holds, directly or indirectly, not less than twenty five percent (25%) of the capital stock, beneficial interests, partnership interests, or other equity interests of the other Person; or (ii) one such Person has, directly or indirectly, the right, under ordinary circumstances, to vote for the election of a majority of the directors (or other body or Person who has those powers customarily vested in a board of directors of a corporation) of the other Person; or (iii) not less than twenty five percent (25%) of their respective ownership is directly or indirectly held by the same third Person.

          (b) Any Person which: is a parent, brother-sister or Subsidiary, of any Credit Party; could have its tax returns or financial statements consolidated with any Credit Party's; could be a member of the same controlled group of corporations (within the meaning of Section 1563(a)(1), (2) and (3) of the Internal Revenue Code of 1986, as amended from time to time) of which any Credit Party is a member; controls, is controlled by or is under common control with any Credit Party.

     "Agent's Fee": As defined in Section 2.15.

     "Agency Agreement": The Agency Agreement, dated January 30, 2001 between Gordon Brothers and the Lead Borrower.

     "Agency Agreement L/C": The letter of credit issued pursuant to the Agency Agreement naming the Administrative Agent as beneficiary.

     "Agency Amount": The amount set forth on each Borrowing Base Certificate as the Agency Amount which shall be equal to the Guaranteed Amount (as defined in the Agency Agreement) less any amounts paid by Gordon Brothers in respect of the Guaranteed Amount; provided, however, that the Agency Amount shall not exceed $13,985,000.00 and, if the Agency Agreement L/C has not been delivered to the Administrative Agent and is not in full force and effect, the Agency Amount shall be $0.00.

     "Agreement": As defined in the Preamble hereto.

     "Applicable Law": As to any Person: (i) All statutes, rules, regulations, orders, or other requirements having the force of law and (ii) all court orders and injunctions, arbitrator's decisions, and/or similar rulings, in each instance ((i) and (ii)) of or by any federal, state, municipal, and other Governmental Authority, or court, tribunal, panel, or other body which has or claims jurisdiction over such Person, or any property of such Person.

     "Applicable Margin": The rates for Base Margin Loans and Eurodollar Loans based upon the following criteria:


   Level               Operating Cash Flow           Applicable Margin     Applicable Margin
   -----               -------------------           -----------------     -----------------

    1                        >175,000,000.00                0%                      2.00%
    2                       <=175,000,000.00                0.25%                   2.25%
                        and >$125,000,000.00
    3                        <125,000,000.00                0.50%                   2.50%


The Applicable Margin shall initially be established at no less than those rates set forth in Level 2 and shall remain at such Level for the first twelve (12) months after the Closing Date regardless of Operating Cash Flow. Thereafter, the Applicable Margin shall be determined on a quarterly basis as of the day that the Lead Borrower provides the Administrative Agent with the most recent report required pursuant to Section 5.6 (the "Change Date"), based on the Operating Cash Flow for the preceding twelve (12) months; provided that the Applicable Margin with respect to any Loan outstanding as of the Change Date shall change effective as of the Interest Payment Date with respect to such Loan first occurring on or after such Change Date. Notwithstanding the foregoing, from and after the Closing Date, Level 3 shall be in effect for each day in any month (as of the first day of such month) if Availability falls below $60,000,000 during such month regardless of the then applicable Operating Cash Flow. During the existence of an Event of Default, interest shall accrue at the rate set forth in
Section 2.12(f).

     "Appraised Inventory Liquidation Value": The product of (a) the Cost of Eligible Inventory (net of Inventory Reserves) multiplied by (b) a percentage, determined from the then most recent appraisal of the Inventory Credit Parties' Inventory undertaken at the request of the Administrative Agent by an independent appraiser reasonably acceptable to the Administrative Agent, that reflects the appraiser's opinion of the net recovery on the Inventory Credit Parties' Inventory in the event of an in-store liquidation of such Inventory.

     "Appraised Inventory Percentage": 85%.

     "Assignee Lender": As defined in Section 16.1(a).

     "Assigning Lender": As defined in Section 16.1(a).

     "Assignment and Acceptance": As defined in Section 16.2.

     "Availability": The lesser of (a) or (b), where:

          (a) is the result of ((i) +(ii)) - ((iii)+(iv)+(v)), where

              (i)   is the Revolving Credit Ceiling,

              (ii)  is the aggregate outstanding amount of Term Loans,

              (iii) is the aggregate unpaid balance of the Loan Account,

              (iv) is, without duplication, the aggregate undrawn Stated Amount of all then outstanding L/Cs, and

              (v) is the aggregate amount of any unreimbursed drawings under any L/C

          and

          (b) is the result of (i) - ((ii)+(iii)+(iv)), where

              (i)   is the Borrowing Base,

              (ii)  is the aggregate unpaid balance of the Loan Account,

              (iii) is, without duplication, the aggregate undrawn Stated Amount of all then outstanding L/Cs, and

              (iv) is the aggregate amount of any unreimbursed drawings under any L/C.

     "Availability Reserves": Such reserves as the Administrative Agent from time to time determines (after consultation with the Lead Borrower (whose consent to any Availability Reserve shall not be required)) in the Administrative Agent's reasonable business judgment and in good faith as being appropriate to reflect the impediments to the Administrative Agent's ability to realize upon the Collateral. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on the following:

          (a) Customer Credit Liabilities.

          (b) To the extent the Inventory or Accounts subject to such taxes or other governmental charges or claims are otherwise included in the Borrowing Base, taxes and other governmental charges or claims, including, ad valorem, personal property, and other taxes and claims for wages, in each case, which have priority over the Collateral Interests of the Administrative Agent in the Collateral.

          (c) Payables beyond normal terms, other than payables described on
     Schedule 1.1(a); provided that the amount of the payables so described are not increased.

          (d) Amounts payable to Payless for sales of Payless Inventory pursuant to the Payless Agreement.

     "Bankruptcy Code": Title 11, U.S.C., as amended from time to time.

     "Base": For any day, (a) the Base Rate announced from time to time by Fleet (or any successor in interest to Fleet) as its "Base Rate" or (b) if no such Base Rate is announced by Fleet, the Federal Funds Effective Rate in effect on such day plus one-half of one percent (0.50%) per annum. Any change in the Base Rate due to a change in Fleet's Base Rate or the

Federal Funds Effective Rate shall be effective on the effective date of such change in Fleet's Base Rate or the Federal Funds Effective Rate, respectively.

     "Base Margin Loan": Each Loan while bearing interest at the Base Margin
Rate.

     "Base Margin Rate": The aggregate of Base plus the Applicable Margin for Base Margin Loans.

     "Blocked Account": Any DDA into which the contents of any other DDA is transferred and any account maintained by the Administrative Agent to receive the proceeds of Capital Events and casualty insurance proceeds related to Collateral.

     "Blocked Account Agreement": An agreement in the form of Exhibit F, with such changes as may be acceptable to the Administrative Agent.

     "Borrower" and "Borrowers": As defined in the Preamble hereto.

     "Borrowing Base": The aggregate of the following:

          The aggregate of the face amount of Eligible Credit Card Receivables and Eligible Pharmacy Accounts multiplied by the Account Advance Rate plus

          the lesser of (a) the Cost of Eligible Inventory (net of Inventory Reserves) multiplied by the Inventory Advance Rate or (b) the Appraised Inventory Percentage of the Appraised Inventory Liquidation Value

          plus

          the Agency Amount

          minus

          the aggregate of the Availability Reserves.

     "Borrowing Base Certificate": As defined in Section 5.4.

     "Business Day": Any day other than (a) a Saturday or Sunday; (b) any day on which banks in Boston, Massachusetts or Green Bay, Wisconsin, and when involving any DDA or Blocked Account, the office of the financial institution at which that DDA or Blocked Account, as the case may be, is maintained, generally are not open to the general public for the purpose of conducting commercial banking business; or (c) a day on which the principal office of the Administrative Agent is not open to the general public to conduct business.

     "Capital Event": The issuance by any Credit Party on or after the Closing Date (a) of Indebtedness for borrowed money (other than Indebtedness permitted pursuant to Sections 4.7(f) and 4.7(g)) or (b) of any equity interest for cash, excluding (i) any sale or issuance to management, employees or directors pursuant to stock option or similar plans and
(ii) the sale or issuance of equity resulting in an aggregate amount of gross proceeds on and after the Closing Date not to exceed $25,000,000.00. Nothing contained in this definition or in any provision relating to Capital Events shall permit or be deemed to permit any Credit Party to effectuate a Capital Event which is otherwise prohibited hereunder.

     "Capital Expenditures": The expenditure of funds or the incurrence of liabilities which are capitalized in accordance with GAAP.

     "Capital Lease": Any lease which is capitalized in accordance with GAAP.

     "Cash Control Event": Either (a) the occurrence and continuance of any Event of Default, or (b) Availability at any time is less than $80,000,000.00 for three consecutive Business Days or less than $50,000,000.00 on any Business Day. For purposes hereof, the occurrence of a Cash Control Event under clause
(b) hereof shall be deemed continuing notwithstanding that Availability may thereafter exceed the amounts set forth in such clause unless and until Availability exceeds $100,000,000.00 for thirty consecutive days, in which case a Cash Control Event shall no longer be deemed to be continuing for purposes of clause (b) hereof (until a subsequent occurrence of (b) above).

     "Change in Control": The occurrence of any of the following:

          (a) The acquisition, by any group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) or by any Person, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of 33 1/3% or more of the issued and outstanding capital stock of the Lead Borrower having the right, under ordinary circumstances, to vote for the election of directors of the Lead Borrower, other than (i) the Lead Borrower or (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Lead Borrower.

          (b) More than half of the persons who were directors of the Lead Borrower on the first day of any period consisting of twelve (12) consecutive calendar months (the first of which twelve (12) month periods commencing with the first day of the month during which this Agreement was executed), cease, for any reason other than retirement, death or disability, to be directors of the Lead Borrower, and their respective replacements are not nominated or appointed by a majority of the Persons who were directors on the first day of such twelve (12) consecutive calendar months or who were nominated or appointed by directors so nominated or appointed.

          (c) Any failure of the Lead Borrower to own, beneficially and of record, 100% of the capital stock of all other Credit Parties, either directly or indirectly through one or more other Credit Parties.

     "Chattel Paper": As defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof.

     "Closing Date": The date upon which the conditions precedent set forth in
Section 3 hereof have been satisfied or waived and the Term Loan and the first Revolving Credit Loans are to be made and L/Cs to be issued hereunder.

     "Closing Documents List": As attached hereto as Exhibit C.

     "Co-Agents": collectively, General Electric Capital Corporation, The CIT Group/Business Credit, Inc., National City Commercial Finance, Inc. and J.P. Morgan Business Credit Corp. through The Chase Manhattan Bank.

     "Collateral": As defined in Section 8.1.

     "Collateral Interest": Any interest in property to secure an obligation, including, without limitation, a security interest, lien, mortgage, or deed of trust.

     "Commitment": As to any Lender, the sum of the Term Loan Commitment and Revolving Credit Commitment of such Lender.

     "Commitment Fee": As defined in Section 2.14.

     "Commitment Letter": The Commitment Letter dated January 24, 2001, among ShopKo Stores, Inc, the Administrative Agent and the Arranger.

     "Concentration Account": As defined in Section 7.3.

     "Consent": Actual consent given by the Lender from whom such consent is sought; or the passage of seven (7) Business Days from receipt of written notice to a Lender from the Administrative Agent of a proposed course of action to be followed by the Administrative Agent without such Lender's giving the Administrative Agent written notice of that Lender's objection to such course of action, provided that the Administrative Agent may rely on such passage of time as consent by a Lender only if such written notice states that consent will be deemed effective if no objection is received within such time period.

     "Consolidated": When used to modify a financial term, test, statement, or report, refers to the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of the Lead Borrower and its Subsidiaries.

     "Cost": The lower of (a) or (b), where:

          (a) is the calculated cost of purchases, based upon the accounting practices of the Credit Parties in effect on the date on which this Agreement was executed, as such calculated cost is determined from the Inventory Credit Parties' perpetual inventory system.

          (b) is, the value of Inventory at market, as determined in accordance with GAAP.

"Cost" does not include inventory capitalization costs or other non-purchase price charges (such as freight) used in the Inventory Credit Parties' calculation of cost of goods sold.

     "Costs of Collection": Includes, without limitation, all reasonable attorneys' fees and out-of-pocket expenses incurred by the Administrative Agent, and all reasonable out-of-pocket costs incurred by the Administrative Agent in the administration of the Liabilities and/or the Loan Documents, including, without limitation, reasonable costs and expenses associated with travel by or on behalf of the Administrative Agent, where such costs and expenses are related to or in respect of the Administrative Agent's: administration and management of the Liabilities; negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities, and/or the Administrative Agent's Rights and Remedies and/or any of the rights and remedies of the Administrative Agent against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). "Costs of Collection" shall also include the reasonable fees and expenses of Lenders' Special Counsel. The Costs of Collection are Liabilities, and at the Administrative Agent's option may bear interest at the then effective Base Margin Rate.

     "Covenant Compliance Event": Availability at any time is less than $60,000,000.00.

     "Credit Parties": The Borrowers, the Guarantors and any other Subsidiary of the Lead Borrower that becomes a party to any Loan Document.

     "Customer Credit Liability": Gift certificates, merchandise credits, layaway obligations, frequent shopping programs, and similar liabilities of any Credit Party to its retail customers and prospective customers.

     "DDA": Any checking or other demand daily depository account maintained by any Credit Party in which proceeds of any Credit Party's Inventory or Accounts are deposited.

     "Default": Any occurrence, circumstance, or state of facts with respect to a Credit Party which (a) is an Event of Default; or (b) would become an Event of Default if any requisite notice were given and/or any requisite period of time were to run and such occurrence, circumstance, or state of facts were not absolutely cured or waived in writing by the requisite Lenders hereunder within any applicable grace period.

     "Delinquent Lender": As defined in Section 12.3(c).

     "Deposit Account": As defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof.

     "Diversion Inventory": Inventory purchased and/or held by a Credit Party for sale to a retailer, wholesaler, distributor or other non-consumer who is not a Credit Party.

     "Documentary L/Cs": L/Cs issued pursuant to this Agreement for the account of any Borrower to support any Inventory Credit Party's purchases in the ordinary course of business of Inventory for use in its retail store business, the drawing under which requires the delivery of bills of lading, airway bills or other similar types of documents of title.

     "Documentation Agent": Heller Financial Inc.

     "Documents": As defined in the Uniform Commercial Code in effect in the State of New York on the date hereof.

     "Early Termination Fee": As defined in Section 2.17.

     "EBITDA": Consolidated earnings before interest, taxes, depreciation, and amortization, each as determined in accordance with GAAP.

     "Eligible Assignee": A bank, insurance company, finance company or other financial institution or fund engaged in the business of making or investing in commercial loans in the ordinary course of its business having a combined capital and surplus or assets under management in excess of $300,000,000 or any Affiliate of any Lender, or any Person to whom a Lender assigns its rights and obligations under this Agreement as part of a programmed assignment and transfer of such Lender's rights in and to a material portion of such Lender's portfolio of asset-based credit facilities.

     "Eligible Credit Card Receivables": Accounts of any Inventory Credit Party due on a non-recourse basis (other than any unasserted chargebacks) from major credit card processors as arise in the ordinary course of business, and as have been earned by performance. Unless otherwise approved in writing by the Administrative Agent, none of the following shall be deemed to be Eligible Credit Card Receivables:

          (a) Accounts that have been outstanding for more than six (6) Business Days from the date of sale;

          (b) Accounts with respect to which a Credit Party does not have good, valid and marketable title thereto, free and clear of any Encumbrance (other than Encumbrances granted to the Administrative Agent, for its benefit and the ratable benefit of the other Lenders, pursuant to the Loan Documents and unasserted claims pursuant to the merchant bank agreement relating to the credit card account);

          (c) Accounts which are disputed, are with recourse, or with respect to which a claim, counterclaim, offset or chargeback has been asserted (to the extent of such claim, counterclaim, offset or chargeback);

          (d) Accounts in which the Administrative Agent does not have a perfected security interest which is prior and superior to all other security interests, claims and Encumbrances (other than unasserted claims pursuant to the merchant bank agreement relating to the credit card); and

          (e) Accounts which the Administrative Agent determines in its reasonable discretion and in good faith to be uncertain of collection.

     "Eligible Inventory": Inventory owned by any Inventory Credit Party and maintained by an Inventory Credit Party at a warehouse or held for sale in any of the Inventory Credit Parties' retail stores, in each case in the United States of America (including its territories and possessions), which is reflected in the perpetual inventory system of the Inventory Credit Parties, as to which Inventory the Administrative Agent has a perfected security interest which is prior and superior to all other security interests, claims, and Encumbrances. "Eligible Inventory" also includes Inventory ("Eligible L/C Inventory") as to which a Documentary L/C has been issued with an expiry date within sixty (60) days of such date of determination and which, if owned by and in the possession of the applicable Inventory Credit Party, would be treated as Eligible Inventory hereunder (as determined by the Administrative Agent in good faith and in its reasonable discretion), but only if such Inventory has been consigned to the Issuer or the applicable Inventory Credit Party (along with delivery to the Issuer or such Inventory Credit Party, as applicable, of the documents of title with respect thereto) and is subject to custom broker agreement in form and substance satisfactory to the Administrative Agent. In no event, however, does "Eligible Inventory" include: any inventory in transit to any Inventory Credit Party (other than Eligible L/C Inventory), any inventory in foreign locations (other than Eligible L/C Inventory), prescription optical inventory, samples, non-merchandise inventory (such as labels, bags, and packaging materials); damaged goods; return to vendor merchandise; packaways; Diversion Inventory or consigned inventory (including, without limitation, the Payless Inventory).

     "Eligible L/C Inventory": As defined in the definition of Eligible
Inventory.

     "Eligible Pharmacy Accounts": Pharmacy Accounts other than those Accounts listed below unless such Accounts have been approved in writing by the Administrative Agent:

          (a) Pharmacy Accounts that have been outstanding for more than sixty
     (60) days from invoice;

          (b) All Pharmacy Accounts of an account debtor if 25% or more of such account debtor's Pharmacy Accounts have been outstanding for more than sixty (60) days from invoice;

          (c) Pharmacy Accounts with respect to which a Credit Party does not have good, valid and marketable title thereto, free and clear of any Encumbrance (other than Encumbrances granted to the Administrative Agent, for its benefit and the ratable benefit of the other Secured Parties, pursuant to the Loan Documents);

          (d) Pharmacy Accounts which are disputed, are with recourse, or with respect to which a claim, counterclaim, offset or chargeback has been asserted (to the extent of such claim, counterclaim, offset or chargeback);

          (e) Pharmacy Accounts with respect to which the Administrative Agent does not have a perfected security interest which is prior and superior to all other security interests, claims and Encumbrances; and

          (f) Pharmacy Accounts collected at the store-level.

     "Eligible Pharmacy Inventory": Eligible Inventory consisting of prescription and pharmaceutical merchandise which is, under prevailing industry standards, a covered medication under medical insurance and prescription drug plans together with all diabetic supplies.

     "Employee Benefit Plan": As defined in ERISA.

     "Encumbrance": Each of the following:

          (a) A Collateral Interest or agreement to create or grant a Collateral Interest; the interest of a lessor under a Capital Lease; conditional sale or other title retention agreement; a sale of accounts receivable or chattel paper; or any other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person; each of the foregoing whether consensual or non-consensual and whether arising by way of agreement, operation of law, legal process or otherwise.

          (b) The filing of any financing statement under the UCC or comparable law of any jurisdiction.

     "End Date": The date upon which all of the following shall have occurred
(a) all Liabilities (excluding any unmatured contingent reimbursement and indemnification Liabilities) have been paid in full, (b) all L/C's issued hereunder have been terminated or secured to the satisfaction of the Administrative Agent (or cash collateralized in an amount equal to 103% of the undrawn face amount thereof in a manner acceptable to the Administrative Agent) and (c) all obligations of any Lender to make loans and advances and to provide other financial accommodations to the Borrowers hereunder shall have been irrevocably terminated.

     "Environmental Laws": All of the following:

          (a) Any Applicable Law which regulates or relates to, or imposes any standard of conduct or liability on account of or in respect to environmental protection matters, including, without limitation, Hazardous Materials, as are now or hereafter in effect.

          (b) The common law relating to damage to Persons or property from Hazardous Materials.

     "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate": Any Person which is under common control with any Credit Party within the meaning of Section 4001 of ERISA or is part of a group which includes any Credit Party and which would be treated as a single employer under
Section 414 of the Internal Revenue Code of 1986, as amended.

     "Eurodollar Business Day": Any day which is both a Business Day and a day on which the principal market in Eurodollars in which Fleet participates is open for dealings in United States Dollar deposits.

     "Eurodollar Loan": Any Loan which bears interest at a Eurodollar Rate.

     "Eurodollar Offer Rate": That rate of interest (rounded upwards, if necessary, to the next 1/100 of 1%) determined by the Administrative Agent to be the prevailing rate per annum at which deposits in U.S. Dollars are offered to Fleet, by first-class banks in the Eurodollar market in which Fleet participates at or about 10:00 AM (Boston) two (2) Eurodollar Business Days before the first day of the Interest Period for the subject Eurodollar Loan, for a deposit approximately in the amount of the subject loan for a period of time approximately equal to such Interest Period.

     "Eurodollar Rate": That per annum rate which is the aggregate of the Eurodollar Offer Rate plus the Applicable Margin for Eurodollar Loans, except that, in the event that the Administrative Agent determines that any Lender may be subject to the Reserve Percentage, the "Eurodollar Rate" shall mean, with respect to any Eurodollar Loans then outstanding (from the date on which that Reserve Percentage first became applicable to such Eurodollar Loans), and with respect to all Eurodollar Loans thereafter made (but only so long as a Lender is subject to a Reserve Percentage), an interest rate per annum equal the sum of
(a) plus (b), where:

          (a) is the decimal equivalent of the following fraction:

                              Eurodollar Offer Rate
                           --------------------------
                           1 minus Reserve Percentage

          (b) is the Applicable Margin for Eurodollar Loans.

     "Events of Default": As defined in Article 10.

     "Excluded Asset": All Operating Property of the Credit Parties, all Subsidiary Stock and any other property of the Credit Parties which is not Collateral hereunder.

     "Exempt DDA": A depository account maintained by any Credit Party, the only contents of which may be transfers from the Operating Account which are used solely (i) for petty cash purposes; or (ii) for payroll.

     "Existing Indentures": Collectively, all of the following:

          (a) Indenture between the Lead Borrower and First Trust National Association, as Trustee, dated as of March 12, 1992, as supplemented May 22, 1998, with respect to the Lead Borrower's 9.25% Senior Notes due March 15, 2022;

          (b) Indenture between the Lead Borrower and First Trust National Association, as Trustee, dated as of March 12, 1992, as supplemented May 22, 1998, with respect to the Lead Borrower's 8.50% Senior Notes due March 15, 2002;

          (c) Indenture between the Lead Borrower and First Trust National Association, as Trustee, dated as of July 15, 1993, as supplemented May 22,

     1998, with respect to the Lead Borrower's 6.50% Senior Notes due July 15, 2003 and with respect to the Lead Borrower's 9.00% Senior Notes due July 15, 2004.

     "Federal Funds Effective Rate". For any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal fund brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

     "Fee Letter": That letter dated January 24, 2001, and styled "Fee Letter" between the Lead Borrower and the Administrative Agent, as such letter may from time to time be amended or modified.

     "Fiscal": When followed by "month" or "quarter", the relevant fiscal period based on the Lead Borrower's fiscal year and accounting conventions.

     "Fleet": As defined in the Preamble hereto.

     "GAAP": Principles which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made, provided, however, in the event of a Material Accounting Change, then unless otherwise specifically agreed to by the Administrative Agent and the Lead Borrower, (a) the Credit Parties' compliance with the financial performance covenants imposed pursuant to Section 5.11 shall be determined as if such Material Accounting Change had not taken place and (b) the Lead Borrower shall include, with its monthly, quarterly, and annual financial statements a schedule, certified by the Lead Borrower's chief financial officer, on which the effect of such Material Accounting Change on that statement shall be described.

     "General Intangible": As defined in the Uniform Commercial Code in effect in the State of New York on the date hereof.

     "Gordon Brothers": Gordon Brothers Retail Partners, LLC, a Delaware limited liability company.

     "Goods": As defined in the Uniform Commercial Code in effect in the State of New York on the date hereof, and also includes all things that are movable when a security interest therein attaches and also all computer programs embedded in goods and any supporting information provided in connection with a transaction relating to the program if (i) the program is associated with the goods in such manner that it customarily is considered part of the goods or (ii) by becoming the owner of the goods, a Person acquires a right to use the program in connection with the goods.

     "Governmental Authority": Any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantors": As defined in the Preamble hereto and includes all direct and indirect wholly owned domestic subsidiaries of the Lead Borrower now in existence or hereafter acquired or created.

     "Hazardous Materials": Any (a) substance which is defined or regulated as a hazardous material in or under any Environmental Law and (b) oil in any physical state.

     "Hedge Agreements": All obligations of any Person in respect of interest rate swap agreements, currency swap agreements and other similar agreements designed to hedge against fluctuations in interest rates or foreign exchange rates.

     "Indebtedness": All indebtedness and obligations of or assumed by any Person on account of or in respect to, without duplication, any of the following: (a) in respect of money borrowed (including any indebtedness which is non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) whether or not evidenced by a promissory note, bond, debenture or other written obligation to pay money; (b) in connection with any letter of credit or acceptance transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated); (c) in connection with the sale or discount of accounts receivable or chattel paper of such Person; (d) as lessee under Capital Leases; (e) on account of Hedge Agreements; or (f) in connection with any sale and leaseback transaction. "Indebtedness" also includes: (a) indebtedness of others secured by an Encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (b) any guaranty, endorsement, suretyship or other undertaking pursuant to which that Person may be liable on account of any obligation of any third party; or (c) the Indebtedness of a partnership or joint venture for which such Person is liable as a general partner or joint venturer.

     "Indemnified Person": As defined in Section 20.13.

     "Information": As defined in Section 20.22.

     "Initial Store Closings": The closing of stores, disposition of related assets, employee reductions and disposition of vacant real estate, all with respect to the locations set forth on Schedule 1.1(b).

     "Intercompany Subordinated Demand Promissory Note" the intercompany note required to be executed and delivered by the Credit Parties on the Closing Date pursuant to the Closing Documents List.

     "Instruments": As defined in the Uniform Commercial Code in effect in the State of New York on the date hereof.

     "Interest Payment Date": With reference to (a) each Eurodollar Loan: the last day of the Interest Period relating thereto (provided that if the Interest Period is greater than three months in length, the Interest Payment Date shall be the last day of the third month of such Interest Period and the last day of the Interest Period); the Termination Date; and the End Date; and (b) each Base Margin Loan: the first day of each month; the Termination Date; and the End Date.

     "Interest Period": The following:

          (a) With respect to each Eurodollar Loan: Subject to Subsection (c), below, the period commencing on the date of the making or continuation of, or conversion to, the subject Eurodollar Loan and ending one, two, three, or six months thereafter, as the Lead Borrower may elect by notice (pursuant to Section 2.5) to the Administrative Agent

          (b) With respect to each Base Margin Loan: Subject to Subsection (c), below, the period commencing on the date of the making or continuation of or conversion to such Base Margin Loan and ending on that date (i) as of which the subject Base Margin Loan is converted to a Eurodollar Loan, as the Lead Borrower may elect by notice (pursuant to Section 2.5) to the Administrative Agent, or (ii) on which the subject Base Margin Loan is paid by the Borrowers.

          (c) The setting of Interest Periods is in all instances subject to the following:

               (i) Any Interest Period for a Base Margin Loan which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day.

               (ii) Any Interest Period for a Eurodollar Loan which would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless that succeeding Business Day is in the next calendar month, in which event such Interest Period shall end on the last Business Day of the month during which the Interest Period ends.

               (iii) Subject to Subsection (iv) below, any Interest Period applicable to a Eurodollar Loan, which Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period ends, shall end on the last Business Day of the month during which that Interest Period ends.

               (iv) Any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

               (v) The number of Interest Periods in effect at any one time is subject to Section 2.12(d) hereof.

     "Inventory": Includes, without limitation, "inventory" as defined in the Uniform Commercial Code in effect in the State of New York on the date hereof and also all: (a) Goods which are leased by a Person as lessor; are held by a Person for sale or lease or to be furnished under a contract of service; are furnished by a Person under a contract of service; or consist of raw materials, work in process, or materials used or consumed in a business; (b) Goods of said description in transit; (c) Goods of said description which are returned, repossessed and rejected; (d) packaging, advertising, and shipping materials related to any of the foregoing; and (e) Documents which represent any of the foregoing.

     "Inventory Advance Rate":

          (a) As to Eligible Inventory (other than Eligible Pharmacy Inventory) owned by the ShopKo Inventory Pool, 69% of the Cost of such Eligible Inventory (from January 1 through July 31 of each year), 70% of the Cost of such Eligible Inventory (from August 1 though September 30 of each year) and 71% of the Cost of such Eligible Inventory (at all other times);

          (b) as to Eligible Inventory (other than Eligible Pharmacy Inventory) owned by the Pamida Inventory Pool, 66% of the Cost of such Eligible Inventory (from January 1 through September 30 of each year) and 67% of the Cost of such Eligible Inventory (at all other times); and

          (c) as to Eligible Pharmacy Inventory, 68% of the Cost of such Eligible Pharmacy Inventory.

     "Inventory Credit Party": Any Credit Party which is a member of the ShopKo Inventory Pool or the Pamida Inventory Pool.

     "Inventory Reserves": Such Reserves as may be established from time to time by the Administrative Agent (after consultation with the Lead Borrower (whose consent to any Inventory Reserve shall not be required)), without duplication, in the Administrative Agent's reasonable business judgment with respect to the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as affect the market value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on, without duplication, the following:

          (a) Obsolescence (based upon Inventory on hand beyond a given number of days);

          (b) seasonality;

          (c) shrinkage;

          (d) imbalance;

          (e) change in Inventory character;

          (f) change in Inventory composition;

          (g) change in Inventory mix;

          (h) markdowns (both permanent and point of sale); and

          (i) retail markons and markups inconsistent with prior period practice and performance; or advertising calendar and planned advertising events.

     "Investment Property": As defined in the Uniform Commercial Code in effect in the State of New York on the date hereof.

     "Issuer": The issuer of any L/C. The Issuer shall be Fleet or such other Revolving Credit Lender (or Affiliate of a Revolving Credit Lender) as the Administrative Agent may, in its discretion, select with the consent of the Lead Borrower whose consent shall not be unreasonably delayed or withheld.

     "L/C": Any letter of credit, the issuance of which is procured by the Administrative Agent for the account of any Borrower and any acceptance made on account of such letter of credit.

     "Lead Borrower": As defined in the Preamble hereto.

     "Lease": Any lease or other agreement, no matter how styled or structured, pursuant to which a Credit Party is entitled to the use or occupancy of any space.

     "Lenders": The Revolving Credit Lenders and the Term Loan Lenders.

     "Lenders' Special Counsel": A single counsel, selected by the Majority Lenders during the existence of an Event of Default, to represent the interests of the Lenders in connection with the enforcement, attempted enforcement, or preservation of any rights and remedies under this, or any other Loan Document, as well as in connection with any "workout", forbearance, or restructuring of the credit facility contemplated hereby.

     "Letter-of-Credit Right": Any right to payment or performance under an L/C, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

     "Liabilities": Collectively, the following:

          (a) All and each of the following, whether now existing or hereafter arising, under this Agreement or under any of the other Loan Documents:

              (i) Any and all direct and indirect liabilities, debts, and obligations of each Credit Party to the Secured Parties, each of every kind, nature, and description.

              (ii) Each obligation to repay any loan, advance, indebtedness, note, obligation, overdraft, or amount now or hereafter owing by any Credit Party to the Secured Parties (including all future advances whether or not made pursuant to a commitment by any Secured Parties), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which any Secured Party may hold against any Credit Party.

              (iii) All notes and other obligations of each Credit Party now or hereafter assigned to or held by any Secured Party, each of every kind, nature, and description.

              (iv) All interest, fees, charges, expenses and other amounts which may be charged by any Secured Party to any Credit Party and/or which may be due from any Credit Party to any Secured Party from time to time.

              (v) All costs and expenses incurred or paid by any Secured Party in respect of any agreement between any Credit Party and such Secured Party or instrument furnished by any Credit Party to any Secured Party (including, without limitation, Costs of Collection, attorneys' fees, and all reasonable court and litigation costs and expenses).

              (vi) Any and all covenants of each Credit Party to or with any Secured Party and any and all obligations of each Credit Party to act or to refrain from acting in accordance with any agreement between that Credit Party and any Secured Party or instrument furnished by that Credit Party to any Secured Party.

              (vii) Each of the foregoing as if each reference to "any Secured Party" includes each Affiliate of the Administrative Agent.

          (b) Any and all direct or indirect liabilities, debts, and obligations of each Credit Party to the Administrative Agent or any Affiliate of the Administrative Agent, each of every kind, nature, and description owing on account of any service or accommodation provided to, or for the account of any Credit Party pursuant to this or any other Loan Document, including cash management services and the issuances of L/Cs.

          (c) All expenditures on behalf of any Credit Party made by any Secured Party as permitted hereunder or under any other Loan Document.

     "Line Fee": A fee equal to 0.375% per annum of the average difference, during the quarter just ended (or relevant period with respect to the payment being made on the Termination Date) between the Revolving Credit Ceiling and the sum of (a) the aggregate of the unpaid principal balance of the Revolving Credit Loans (other than the Swing Line Loans) and (b) the undrawn Stated Amount of L/Cs outstanding during the relevant period.

     "Liquidation": The exercise, by the Administrative Agent of those rights accorded to the Administrative Agent under the Loan Documents as a creditor of the Credit Parties during the existence of an Event of Default looking towards the realization on the

Collateral. Derivations of the word "Liquidation" (such as "Liquidate") are used with like meaning in this Agreement.

     "Loan Account": As defined in Section 2.9(a).

     "Loan Documents": This Agreement, the Fee Letter, the Notes, each instrument and document executed and/or delivered as contemplated by Section 3, below, and each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated hereby, including in connection with any transaction with the Administrative Agent or any Affiliate of the Administrative Agent, including, without limitation, any transaction which arises out of any cash management, depository or letter of credit services provided by the Administrative Agent or any Affiliate of the Administrative Agent (such Affiliates, the "Other Transactions Counterparties") to any Credit Party, as each may be amended or otherwise modified from time to time.

     "Loans": The Revolving Credit Loans and Term Loans.

     "Majority Lenders": at any time, Lenders (other than Delinquent Lenders) holding more than 50% of the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding (other than Term Loans held by Delinquent Lenders) and (ii) the aggregate amount of Revolving Credit Commitments (other than any Revolving Credit Commitments held by Delinquent Lenders) then in effect, or, if the Revolving Credit Commitments have been terminated, the aggregate amount of Revolving Credit Loans then outstanding (other than any Revolving Credit Loans held by Delinquent Lenders).

     "Material Accounting Change": Any change in GAAP applicable to accounting periods subsequent to the Credit Parties' fiscal year most recently completed prior to the execution of this Agreement, which change has a material effect on the Credit Parties' Consolidated financial condition or operating results, as reflected on financial statements and reports prepared by or for the Credit Parties, when compared with such condition or results as if such change had not taken place or where preparation of the Credit Parties' statements and reports in compliance with such change results in the breach of a financial performance covenant imposed pursuant to Section 5.11 where such a breach would not have occurred if such change had not taken place or vice versa.

     "Material Adverse Effect": A material adverse effect on the business, assets or condition (financial or otherwise) of the Credit Parties, taken as a whole, or on the value of the Collateral taken as a whole.

     "Maturity Date": March 12, 2004, or if such date is extended pursuant to
Section 2.25, March 12, 2005.

     "Nominee": A business entity (such as a corporation or limited partnership) formed by the Administrative Agent to own or manage any Post Foreclosure Asset.

     "NonConsenting Lender": As defined in Section 15.10.

     "Notice of Acceleration": Written notice as follows:

          (a) From the Administrative Agent to the Revolving Credit Lenders, as provided in Section 13.1(a).

          (b) From the Majority Lenders to the Administrative Agent, as provided in Section 13.1(b).

     "Notes": As defined in Section 2.10(b).

     "Operating Account": As defined in Section 7.3.

     "Operating Cash Flow": As to the Lead Borrower and its Subsidiaries, for any period, Consolidated EBITDA minus Capital Expenditures incurred during such period, all as determined in accordance with GAAP.

     "Operating Property": Any retail store, warehouse, distribution center, office, land or other facility or real property owned or used by the Lead Borrower or any of its Subsidiaries having an area (including all floor area) in excess of 30,000 square feet in the aggregate; provided that any parcel of land (including all facilities and improvements thereon) which is owned by the Lead Borrower or any of its Subsidiaries and no part of which is used by the Lead Borrower or any of its Subsidiaries and no part of which is under construction or development for use by the Lead Borrower or any of its Subsidiaries shall not constitute an Operating Property until such time as any such use, construction or development begins.

     "Other Transactions Counterparties": As defined in the definition of Loan Documents.

     "OverLoan": A loan, advance, or providing of credit support (such as the issuance of any L/C) to the extent that, immediately after its having been made, Availability is less than zero.

     "Pamida Inventory Pool": collectively, Pamida Inc., P.M. Place Stores Company and Seaway Importing Company.

     "Participant": As defined in Section 20.16.

     "Payless": Payless Shoe Source, Inc..

     "Payless Agreement": The License Agreement dated July 23, 1999 (as in effect on such date) between Payless and ShopKo Stores, Inc.

     "Payless Inventory": Inventory owned by Payless which is sold through the Credit Parties' stores pursuant to the Payless Agreement.

     "Payment Intangible": Any general intangible under which the account debtor's principal obligation is a monetary obligation.

     "Permissible OverLoans": Revolving Credit Loans which are OverLoans, but as to which each of the following conditions is satisfied: (a) the Revolving Credit Ceiling is not exceeded; and (b) when aggregated with all other Permissible OverLoans, such Revolving Credit Loans do not aggregate more than five percent (5%) of the aggregate of the Borrowing Base; (c) the Permissible OverLoans shall not remain outstanding for more than forty-five (45) consecutive days, and (d) such Revolving Credit Loans are made or undertaken in the Administrative Agent's discretion to protect and preserve the interests of the Revolving Credit Lenders.

     "Permitted Acquisitions": An Acquisition in which each of the following conditions are satisfied:

          (a) No Default or Event of Default then exists or would arise from the consummation of such Acquisition.

          (b) Such Acquisition shall have been approved by the Board of Directors of the Person (if such Person is a corporation) which is the subject or "target" of such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition will violate applicable law.

          (c) The Lead Borrower shall have furnished the Administrative Agent with thirty (30) days prior notice of such intended Acquisition and shall have furnished the Administrative Agent with a business plan, a current draft of the acquisition agreement, summary of any due diligence undertaken by any Credit Party in connection with such Acquisition, appropriate financial statements of the Person which is the subject of such Acquisition, pro forma financial statements for the twelve month period following such Acquisition after giving effect to such Acquisition, and such other information as the Administrative Agent may reasonably require.

          (d) The structure of the Acquisition shall be acceptable to the Administrative Agent in its reasonable judgment, which acceptance shall not be unreasonably withheld or delayed. After consummation of the Acquisition, a Credit Party shall own directly or indirectly a majority of the equity interests in the Person being acquired and shall control a majority of any voting interests, and/or shall otherwise control the governance of the Person being acquired.

          (e) If the Acquisition involves a merger, consolidation or stock acquisition, the Person which is the subject of such Acquisition shall be engaged in a line of business reasonably related to that of the Lead Borrower.

          (f) If the Person which is the subject of such Acquisition will be maintained as a Subsidiary of the Lead Borrower, the Administrative Agent shall have received a guaranty of the Liabilities from such Subsidiary and a security interest in such Subsidiary's inventory, accounts and other property of the same nature as constitutes Collateral in order to secure the Liabilities.

          (g) The total consideration paid for such Acquisition (in the form of cash, earn outs, property, or assumption of Indebtedness, exclusive of common stock of the Lead Borrower) shall not exceed $10,000,000.00 and the total consideration paid for all such Acquisitions (in the form of cash, earn outs, property, or assumption of Indebtedness, exclusive of common stock of the Lead Borrower) shall not exceed $50,000,000.00 in the aggregate.

          (h) After giving effect to the Acquisition, Availability shall be at least $100,000,000.00 and Availability is projected on a pro forma basis to be at least $100,000,000.00 for the twelve months immediately following such Acquisition.

provided that, Acquisitions of Prescription Lists and individual Acquisitions of less than $1,000,000.00 and aggregating less than $10,000,000.00 during the term of this Agreement shall be permitted without the need to satisfy subsections (b) through (h), above.

     "Permitted Encumbrances":  Any of the following:

          (a) Encumbrances for taxes, assessments or governmental charges not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Credit Parties in accordance with GAAP, and provided further that no notice of tax or other lien has been filed with respect thereto.

          (b) Carrier's, warehousemen's, mechanics', materialmen's, repairmen's, landlord's, or similar Encumbrances arising in the ordinary course of business which are not overdue by more than thirty (30) days or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Credit Parties in accordance with GAAP.

          (c) Pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation.

          (d) Deposits to secure customs, duties, the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature in the ordinary course of business.

          (e) Easements, rights of way, leases, restrictions, minor title irregularities and other similar encumbrances incurred in the ordinary course of business that in the aggregate are not substantial in amount and which do not in any case materially detract from the value of the real estate subject thereto or materially interfere with the conduct of the business of the Credit Parties.

          (f) Any interest or title of a lessor under any lease entered into by any Credit Party in the ordinary course of business but only with respect to the assets so leased.

The inclusion of the foregoing as "Permitted Encumbrances" shall not limit or impair the right of the Administrative Agent to impose Reserves on account thereof in accordance with the provisions of this Agreement.

     "Permitted Investments":  Each of the following:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing not more than one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing not more than one year from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's or from Moody's Investment Services, Inc.;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing not more than one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause
     (c) above;

          (e) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's or from Moody's Investment Services, Inc.; and

          (f) investments in money market funds, substantially all the assets of which are comprised of securities of the types described in clauses (a) through (e) above.

     "Person": Any natural person, and any corporation, limited liability company, trust, partnership, joint venture, or other enterprise or entity.

     "Pharmacy Accounts": All of the Inventory Credit Parties' now owned or hereinafter acquired and arising rights to payment for services rendered and/or goods sold or leased, in each case, in connection with dispensing prescriptions, pharmaceuticals, medications and controlled substances, whether or not earned by performance, and whether constituting accounts, general intangibles, chattel paper, interests or claims in or under insurance policies, or otherwise, and all rights to payment from insurance companies, managed care organizations, pharmacy plans, governmental entities and other third parties (or the pharmacy plan administrators of such companies, organizations, plans, entities and other third parties) that support or secure any of the foregoing in whole or in part, all proceeds and insurance proceeds of the foregoing, and any contracts and records with respect to any of the foregoing.

     "Post Foreclosure Asset": All or any part of the Collateral, ownership of which is acquired by the Administrative Agent or a Nominee on account of the "bidding in" at a disposition as part of a Liquidation or by reason of a "deed in lieu" type of transaction.

     "Prescription Lists": Lists of customers for which specific prescription information is regularly maintained in the ordinary course of business.

     "Proceeds": Includes, without limitation, "Proceeds" as defined in the Uniform Commercial Code in effect in the State of New York on the date hereof and shall also include: (i) whatever is collected on, or distributed on account of, Collateral; (ii) rights arising out of Collateral; (iii) to the extent of the value of Collateral, claims arising out of the loss, non-conformity, or interference with the use of, defects or infringement of rights in, or damage to, Collateral; and (iv) to the extent of the value of Collateral and to the extent payable to any Credit Party or Secured Party, insurance payable by reason of the loss or nonconformity of, defects or infringement of rights in, or damage to, Collateral.

     "Realty Sale": Any sale, lease, conveyance, transfer, financing, or other disposition by any Credit Party (including by way of merger, consolidation or a sale-leaseback transaction) in any transaction or group of transactions that are part of a common plan, of any real estate or any other assets other than Accounts or Inventory.

     "Receipts": All cash, cash equivalents, money, checks, credit card slips, receipts and other proceeds from any sale of the Collateral.

     "Receivable": Any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

     "Receivables Collateral": That portion of the Collateral which consists of
(a) Accounts, (b) instruments arising from, relating to, or constituting proceeds of, the Credit Parties' Accounts, Inventory and Pharmacy Accounts, (c) documents relating to the Credit Parties' Inventory, (d) Payment Intangibles arising from, relating to, or constituting proceeds of, the Credit Parties' Accounts, Inventory and Pharmacy Accounts and (e) Letter-of-Credit Rights, bankers' acceptances, and all other rights to payment arising from, or relating to, or constituting proceeds of, the Credit Parties' Accounts, Inventory and Pharmacy Accounts.

     "Register": As defined in Section 16.2(c).

     "Related Entity": Any Person in which a Credit Party is a partner, joint venturer, stockholder, or member or in which a Credit Party holds an equity or other ownership interest, and which Person does not constitute a Subsidiary of any Credit Party.

     "Requirements of Law": As to any Person:

          (a) Applicable Law;

          (b) that Person's organizational documents; or

          (c) that Person's by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

     "Reserve Percentage": The decimal equivalent of that rate applicable to a Lender under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement of that Lender with respect to "Eurocurrency liabilities" as defined in such regulations. The Reserve Percentage applicable to a particular Eurodollar Loan shall be based upon that in effect during the subject Interest Period, with changes in the Reserve Percentage which take effect during such Interest Period to take effect (and to consequently change any interest rate determined with reference to the Reserve Percentage) if and when such change is applicable to such loans.

     "Reserves": The following: Availability Reserves and Inventory Reserves. Notwithstanding any provisions of this Agreement to the contrary, (a) the imposition of a new Reserve or a change to a then existing Reserve may be made only with not less than five (5) Business Days prior notice to the Lead Borrower, except that an increase or decrease in the amount of a then existing Reserve, which increase or decrease is calculated in accordance with the same methodology as was utilized to establish the existing Reserve and merely reflects the results of mathematical computations of the items already in the category to which such Reserve applies (such as a change in the aggregate of Customer Credit Liabilities), may be made without such notice and (b) the Administrative Agent shall impose a new Reserve or change a Reserve only utilizing the same criteria as the Administrative Agent utilizes in imposing or changing Reserves for other of its similar borrowers and in the exercise of good faith.

     "Revolving Credit": As defined in Section 2.1.

     "Revolving Credit Ceiling": $500,000,000.00.

     "Revolving Credit Commitment": With respect to each Revolving Credit Lender, that amount set forth on Schedule 2.23, (as such amounts may change in accordance with the provisions of this Agreement).

     "Revolving Credit Commitment Percentage": With respect to each Revolving Credit Lender, that percentage set forth on Schedule 2.23, (as such percentages may change in accordance with the provisions of this Agreement).

     "Revolving Credit Lenders": Each Person who is or becomes a "Revolving Credit Lender" in accordance with the provisions of this Agreement.

     "Revolving Credit Loans": Loans made under the Revolving Credit, except that where the term "Revolving Credit Loan" is used with reference to available interest rates applicable to the loans under the Revolving Credit, it refers to so much of the unpaid principal balance of the Loan Account as bears the same rate of interest for the same Interest Period.

     "Revolving Credit Note": As defined in Section 2.10.

     "SEC": The United States Securities and Exchange Commission.

     "Secured Parties": collectively, the Administrative Agent, the Lenders, the Issuer and the Other Transactions Counterparties, and a "Secured Party" shall mean any of the foregoing.

     "ShopKo Inventory Pool": collectively, ShopKo Stores, Inc., ShopKo Properties, Inc., Penn-Daniels, Incorporated and SKO Holdings, Inc.

     "Standby L/Cs": L/Cs issued pursuant to this Agreement, the drawing under which does not require the delivery of bills of lading, airway bills or other similar types of documents of title, or which are customarily referred to as standby letters of credit.

     "Stated Amount": The maximum amount for which an L/C may be honored.

     "Subsidiary": Any corporation, association, partnership, limited liability company, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding voting interests.

     "Subsidiary Stock": All shares of capital stock of any Subsidiary of the Lead Borrower.

     "Supermajority Revolving Credit Lenders": Prior to termination of the Revolving Credit Commitments, Revolving Credit Lenders (other than Delinquent Lenders) holding 66 2/3% or more of the Revolving Credit Commitments (other than any Revolving Credit Commitments held by Delinquent Lenders). After termination of the Revolving Credit Commitments, Revolving Credit Lenders (other than Delinquent Lenders) holding 66 2/3% or more of the Liabilities (other than any Liabilities held by Delinquent Lenders).

     "Supporting Obligation": A Letter-of-Credit Right or secondary obligation which supports the payment or performance of an Account, Chattel Paper, a Document, a General Intangible, an Instrument or Investment Property.

     "Swing Line": The facility pursuant to which the Swing Line Lender may advance Revolving Credit Loans aggregating up to the Swing Line Loan Ceiling.

     "Swing Line Lender": Fleet Retail Finance Inc.

     "Swing Line Loan Ceiling": $40,000,000.00.

     "Swing Line Loans": As defined in Section 2.7(a).

     "Swing Line Note" As defined in Section 2.7(c).

     "Syndication Agent": Bank of America, N.A.

     "Term Loan Commitment": With respect to each Term Loan Lender, that amount set forth on Schedule 2.23, (as such amounts may change in accordance with the provisions of this Agreement).

     "Term Loan Lenders": Each Person who is or becomes a Term Loan Lender in accordance with this Agreement.

     "Term Loan Percentage": As to any Term Loan Lender, the percentage which the aggregate principal amount of such Term Loan Lender's Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding.

     "Term Loans": As defined in Section 2.8, except that where the term "Term Loan" is used with reference to available interest rates applicable to the Term Loans, it refers to so much of the unpaid principal balance of the Term Loans as bears the same rate of interest for the same Interest Period.

     "Termination Date": The earliest of (a) the Maturity Date; or (b) the occurrence of any event described in Section 10.10, below; or (c) the Administrative Agent's notice to the Lead Borrower setting the Termination Date on account of the occurrence of any Event of Default other than as described in
Section 10.10, below.

     "Terminating Credit Facilities": collectively, (i) the Credit Agreement between ShopKo Stores, Inc. and Bankers Trust Company, as Agent, and the other parties thereto, dated July 8, 1997, (ii) the Credit Agreement between ShopKo Stores, Inc. and Bank of America, as Agent, and the other parties thereto, dated August 29, 2000, (iii) the Amended and Restated Banker's Acceptance Facility between ShopKo Stores, Inc. and Fleet National Bank, dated March 24, 2000 and
(iv) the Fleet Master Commercial Letter of Credit Reimbursement and Security Agreement (the "Fleet LOC Facility").

     "Total Commitment Percentage": As to any Lender, the percentage that such Lender's Commitment constitutes of the aggregate Commitment of all Lenders.

     "Total Term Loan Commitment": $100,000,000.00.

     "Transfer": Wire transfer pursuant to the wire transfer system maintained by the Board of Governors of the Federal Reserve Board, or as otherwise may be agreed to from time to time by the Administrative Agent making such Transfer and the subject Revolving Credit Lender. Wire instructions may be changed in the same manner that Notice Addresses may be changed (Section 17.1), except that no change of the wire instructions for Transfers to any Revolving Credit Lender shall be effective without the consent of the Administrative Agent.

     "UCC": The Uniform Commercial Code as in effect from time to time in the State of New York.

     "Unanimous Consent": Prior to termination of the Revolving Credit Commitments, Consent of Lenders (other than Delinquent Lenders) holding 100% of
(i) the aggregate unpaid principal amount of the Term Loans then outstanding (other than Term Loans held by Delinquent Lenders) and (ii) (A) prior to termination of the Revolving Credit Commitments, the Revolving Credit Commitments (other than Revolving Credit Commitments held by Delinquent Lenders) or (B) after termination of the Revolving Credit Commitments, the aggregate unpaid principal amount of the Revolving Credit Loans then outstanding (other than Revolving Credit Loans held by Delinquent Lenders).

     "Unused Fee": A fee equal to 0.375% per annum of the average difference, during the quarter just ended (or relevant period with respect to the payment being made on the Termination Date) between the Revolving Credit Ceiling and the sum of (a) the aggregate of the unpaid principal balance of the Revolving Credit Loans (including the Swing Line Loans) and (b) the undrawn Stated Amount of L/Cs outstanding during the relevant period.

                                   SECTION 2
                     THE REVOLVING CREDIT AND THE TERM LOAN

     2.1 Establishment Of Revolving Credit. (a) The Revolving Credit Lenders hereby establish a revolving line of credit (the "Revolving Credit") in the Borrowers' favor pursuant to which each Revolving Credit Lender, subject to, and in accordance with, this Agreement, acting through the Administrative Agent, shall make loans and advances and otherwise provide financial accommodations to and for the account of the Borrowers as provided herein.

     (b) Loans, advances, and financial accommodations under the Revolving Credit shall be made with reference to the Borrowing Base and shall be subject to Availability. The Borrowing Base and Availability shall be determined by the Administrative Agent by reference to Borrowing Base Certificates furnished as provided in Section 5.4, below. Such determination shall take into account those Reserves as may be applicable thereto. The initial Reserves as of the date of this Agreement are the following:

          (i) Customer Credit Liabilities (an Availability Reserve): An amount equal to 50% of the outstanding Customer Credit Liabilities from time to time.

          (ii) Shrinkage (an Inventory Reserve): As to the Lead Borrower, $10,000,000.00, and as to Pamida, $5,000,000.00.

          (iii) Damaged Goods (an Inventory Reserve): An amount equal to the value of damaged and return to vendors Inventory as reflected in the Credit Parties' books and records.

          (iv) Rent (an Availability Reserve): An amount equal to all past due rent and warehouse charges for any of the Credit Parties' locations where Collateral is located and where such charges have priority over the Collateral Interests of the Administrative Agent in the Collateral.

          (v) L/C Landing Costs Reserve (an Inventory Reserve): An amount equal to the historical amount that the Credit Parties are required to pay for customs, duties and other similar charges incurred in connection with Inventory purchases.

     (c) The commitment of each Revolving Credit Lender to provide such loans, advances, and financial accommodations is subject to Section 2.23.

     (d) The proceeds of borrowings under the Revolving Credit (and the Term Loans) shall be used solely to refinance the Terminating Credit Facilities on the Closing Date and Indebtedness under the Existing Indentures as they mature (subject to Section 4.27), and for general corporate purposes of the Borrowers, including, without limitation, to fund certain stock and bond repurchases (subject to Section 4.27), to finance the issuance of Standby and Documentary L/Cs, purchases of Inventory by the Inventory Credit Parties and to provide for the Credit Parties' other working capital and Capital Expenditures needs, all solely to the extent permitted by this Agreement.

     2.2 Advances In Excess Of Borrowing Base (OverLoans). (a) No Revolving Credit Lender has any obligation to make any Revolving Credit Loan, or otherwise to provide any credit to or for the benefit of the Borrowers where the result of such Revolving Credit Loan or credit is an OverLoan; provided that the Administrative Agent is permitted (but not obligated) to make Permissible OverLoans and to be reimbursed therefor by the Revolving Credit Lenders pursuant to Section 12.3.

     (b) The Revolving Credit Lenders' obligations, among themselves, are subject to Section 12.3(a) (which relates to each Revolving Credit Lender's making amounts available to the Administrative Agent).

     (c) The Revolving Credit Lenders' providing of an OverLoan on any one occasion does not affect the obligations of each Borrower hereunder (including each Borrower's obligation to immediately repay any amount which otherwise constitutes an OverLoan) nor obligate the Revolving Credit Lenders to do so on any other occasion.

     2.3 Risks Of Value Of Collateral. The Administrative Agent's reference to a given asset in connection with the making of Revolving Credit Loans and the providing of financial accommodations under the Revolving Credit and/or the monitoring of compliance with the provisions hereof shall not be deemed a determination by the Administrative Agent or any Revolving Credit Lender relative to the actual value of the asset in question. All risks concerning the value of the Collateral are and remain upon the Credit Parties. All Collateral secures the prompt, punctual, and faithful performance of the Liabilities whether or not relied upon by the Administrative Agent in connection with the making of Revolving Credit Loans and the providing of financial accommodations under the Revolving Credit.

     2.4 Commitment To Make Revolving Credit Loans And Support Letters Of Credit. Subject to the provisions of this Agreement (including with respect to the making of Permissible OverLoans), the Revolving Credit Lenders shall make a loan or advance under the

Revolving Credit and the Issuer shall issue an L/C for the account of any Borrower, in each instance if duly and timely requested by the Lead Borrower as provided herein provided that:

          (a) Availability will not be exceeded.

          (b) no Default has occurred and is continuing.

     2.5 Loan Requests. (a) Requests for Revolving Credit Loans or for the continuance or conversion of an interest rate applicable to a Loan may be requested by the Lead Borrower in such manner as may from time to time be reasonably acceptable to the Administrative Agent.

     (b) Subject to the provisions of this Agreement, the Lead Borrower may request a Revolving Credit Loan and elect an interest rate and Interest Period to be applicable to a Loan or continue or convert an interest rate applicable to existing Loans by giving notice to the Administrative Agent by no later than the following:

          (i)   If such Loan is to be, or is to be converted to, a Base Margin
     Loan: By 1:00 PM Boston time one (1) Business Day before the date on which the subject Loan is to be made or is to be so converted. Base Margin Loans requested by the Lead Borrower, other than those resulting from the conversion of a Eurodollar Loan, shall not be less than $500,000.00.

          (ii) If such Loan is to be, or is to be continued as, or converted to, a Eurodollar Loan: By 1:00 PM Boston time three (3) Eurodollar Business Days before the commencement of any new Interest Period or the end of the then applicable Interest Period. Eurodollar Loans and conversions to Eurodollar Loans shall each be not less than $1,000,000.00 and in increments of $1,000,000.00 in excess of such minimum.

          (iii) Any Eurodollar Loan which matures while an Event of Default exists shall be converted, at the option of the Administrative Agent, to a Base Margin Loan notwithstanding any notice from the Lead Borrower that such Loan is to be continued as a Eurodollar Loan.

     (c) Any request for a Revolving Credit Loan or for the continuance or conversion of an interest rate applicable to a Loan which is made after the applicable deadline therefor, as set forth above, shall be deemed to have been made at the opening of business on the then next Business Day or Eurodollar Business Day, as applicable.

     (d) The Lead Borrower may request that the Administrative Agent cause the issuance by the Issuer of L/Cs for the account of the Borrowers as provided in
Section 2.18.

     (e) The Administrative Agent may rely on any request for a Loan or other financial accommodation under the Revolving Credit which the Administrative Agent, in good faith, believes to have been made by a Person duly authorized to act on behalf of the Lead Borrower and may decline to make any such requested loan or advance, or issuance, or to provide any such financial accommodation pending the Administrative Agent's being furnished with such documentation concerning that Person's authority to act as may be satisfactory to the Administrative Agent.

     (f) A request by the Lead Borrower for a loan or advance, or other financial accommodation under this Agreement shall be irrevocable and shall constitute certification by each Credit Party that as of the date of such request, each of the following is true and correct:

          (i) Each representation which is made herein or in any of the Loan Documents is then true and complete in all material respects as of and as if made on the date of such request (except for representations that relate to an earlier date, in which case that representation shall have been true on such earlier date).

          (ii)  No Default then exists.

     (g) If, at any time or from time to time, any Default exists:

          (i) The Administrative Agent may, or at the request of the Majority Lenders shall, suspend the Revolving Credit immediately.

          (ii) Neither the Administrative Agent nor any Revolving Credit Lender shall be obligated, during such suspension, to make any Revolving Credit Loans or to provide any financial accommodation hereunder nor shall the Administrative Agent, any Revolving Credit Lender or the Issuer be obligated, during such suspension, to issue, or cause to be issued, any L/C.

          (iii) The Administrative Agent may suspend the right of the Lead Borrower to request any Eurodollar Loan or to convert any Base Margin Loan to a Eurodollar Loan.

     2.6 Making Of Revolving Credit Loans. (a) A Loan shall be made by the transfer of the proceeds of such Loan to the Operating Account or as otherwise instructed by the Lead Borrower.

     (b) A Loan shall be deemed to have been made under this Agreement (and the Borrowers shall be indebted to the Administrative Agent and the Lenders for the amount thereof immediately) at the following:

          (i) The Administrative Agent's initiation of the transfer of the proceeds of such Loan in accordance with the Lead Borrower's instructions (if such Loan is of funds requested by the Lead Borrower).

          (ii) The charging of the amount of such Loan to the Loan Account (in all other circumstances).

     (c) There shall not be any recourse to or liability of the Administrative Agent or any Lender, on account of:

          (i) Any delay in the making of any Loan requested under this Agreement.

          (ii) Any delay by any bank or other depository institution in treating the proceeds of any such Loan as collected funds.

          (iii) Any delay in the receipt, and/or any loss, of funds which constitute a Loan under this Agreement, the wire transfer of which was properly initiated by the Administrative Agent in accordance with wire instructions provided to the Administrative Agent by the Lead Borrower.

     2.7 Swing Line Loans. (a) For ease of administration, Base Margin Loans may be made by the Swing Line Lender (in the aggregate, the "Swing Line Loans") in accordance with the procedures set forth in this Agreement for the making of loans and advances under the Revolving Credit, except that the Lead Borrower may request a Swing Line Loan by giving notice to the Administrative Agent by no later than 1:00 PM on the Business Day on which the subject Swing Line Loan is to be made. The unpaid principal balance of the Swing Line Loans shall not at any one time be in excess of the Swing Line Loan Ceiling.

     (b) The aggregate unpaid principal balance of Swing Line Loans shall bear interest at the rate applicable to Base Margin Loans and shall be repayable as a loan under the Revolving Credit.

     (c) The Borrowers' obligation to repay Swing Line Loans shall be evidenced by a Note in the form of Exhibit A (the "Swing Line Note"), executed by the Borrowers, and payable to the Swing Line Lender. Neither the original nor a copy of that Note shall be required, however, to establish or prove any Liability. Upon the Swing Line Lender's request, the Borrowers shall execute a replacement of any Swing Line Note which has been lost, mutilated, or destroyed thereof and deliver such replacement to the Swing Line Lender.

     (d) For all purposes of this Loan Agreement, the Swing Line Loans and the Borrowers' obligations to the Swing Line Lender constitute Revolving Credit Loans and are secured as "Liabilities".

     (e) Swing Line Loans may be subject to periodic settlement with the Revolving Credit Lenders as provided in this Agreement.

     2.8 The Term Loan. The Term Lenders hereby each agree to make a term loan (a "Term Loan") to the Borrowers on the Closing Date in an amount not to exceed the amount of the Term Loan Commitment of such Term Lender. The Term Loans (or a portion thereof) may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with the continuation and conversion procedures set forth with respect to Loans in Section 2.5.

     2.9 The Loan Account.

     (a) An account ("Loan Account") shall be opened on the books of the Administrative Agent in which a record shall be kept of all Loans made and L/Cs issued under this Agreement.

     (b) The Administrative Agent shall also keep a record (either in the Loan Account or elsewhere, as the Administrative Agent may from time to time elect) of all interest, fees, service charges, costs, expenses and other debits owed to the Administrative Agent and each Lender on account of the Liabilities and of all credits against such amounts so owed.

     (c) All credits against the Liabilities shall be conditional upon final payment to the Administrative Agent for the account of each Lender of the items giving rise to such credits. The amount of any item credited against the Liabilities which is charged back against the Administrative Agent or any Lender for any reason or is not so paid shall be a Liability and shall be added to the Loan Account, whether or not the item so charged back or not so paid is returned.

     (d) Except as otherwise provided herein, all fees, service charges, costs, and expenses for which any Borrower is obligated hereunder are payable on demand. In the determination of Availability, the Administrative Agent may deem fees, service charges, accrued interest, and other payments which are due and payable as having been advanced under the Revolving Credit when such amounts are due and payable.

     (e) The Administrative Agent, without the request of the Lead Borrower, may advance under the Revolving Credit any interest, fee, service charge, expense or other payment to which the Administrative Agent or any Lender is entitled from any Borrower pursuant hereto and may charge the same to the Loan Account notwithstanding that such amount so advanced may result in the Borrowing Base being exceeded. Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent's rights and each Borrower's obligations under Section 2.11(b). Any amount which is added to the principal balance of the Loan Account as provided in this Section 2.9(e) shall bear interest at the interest rate then and thereafter applicable to Base Margin Loans.

     (f) Any statement rendered by the Administrative Agent or any Lender to the Lead Borrower concerning the Liabilities shall be considered correct and accepted by each Borrower and shall be conclusively binding upon each Borrower unless the Lead Borrower provides the Administrative Agent with written objection thereto within one hundred twenty (120) days from the mailing of such statement, which written objection shall indicate, with particularity, the reason for such objection. The Loan Account and the Administrative Agent's books and records concerning the loan arrangement contemplated herein and the Liabilities shall be prima facie evidence and proof of the items described therein.

     2.10 The Notes.

     (a) The Borrowers' obligation to repay loans and advances under the Revolving Credit, with interest as provided herein, shall be evidenced by notes (each, a

"Revolving Credit Note") in the form of Exhibit B-1, executed by each Borrower, one payable to each Revolving Credit Lender.

     (b) The Borrowers' obligation to repay Term Loans, with interest as provided herein, shall be evidenced by notes (each a "Term Note" and, collectively with the Revolving Credit Notes, and the Swing Line Note the "Notes") in the form of Exhibit B-2, executed by each Borrower, one payable to each Term Lender.

     (c) Neither the original nor a copy of any Note shall be required, however, to establish or prove any Liability. Upon a Lender's request and, if applicable, the delivery of an appropriate lost instrument indemnity, each Borrower shall execute a replacement thereof and deliver such replacement to the Administrative Agent in the event that any Revolving Credit Note or Term Note is ever lost, mutilated, or destroyed.

     2.11 Payment Of The Loan Account. (a) Subject to Section 2.17, the Borrowers may repay all or any portion of the principal balance of the Loan Account from time to time until the Termination Date; provided, however, that the Borrowers may not optionally prepay any Term Loans prior to the first anniversary of the Closing Date.

     (b) The Borrowers, without notice or demand from the Administrative Agent or any Lender, shall pay the Administrative Agent that amount, from time to time, which is necessary so that (i) there is no OverLoan outstanding and (ii) the Term Loans of each Term Lender do not exceed such Term Lender's Term Loan Commitment.

     (c) During the continuance of a Cash Control Event, the Borrowers shall repay, first, the Revolving Credit and, second, all other Liabilities (other than the Term Loans prior to the Termination Date):

          (i) in an amount equal to the proceeds realized from the sale or other disposition of, or realization upon, any Collateral;

          (ii) in an amount equal to the proceeds realized from any Capital Event and/or casualty insurance proceeds relating to Collateral received by any Borrower to the extent that such proceeds are not reinvested in replacement assets within 180 days after the date of receipt of such proceeds; and

          (iii) in accordance with the provisions of Article 7 hereof;

provided that if no Revolving Loans or other Liabilities (other than Term Loans prior to the Termination Date) are outstanding all such amounts (up to 103% of the aggregate amount of the outstanding Term Loans) described in clauses (c)(i),
(ii) and (iii) shall be held pending such application in the Concentration Account or a cash collateral account established with the Administrative Agent on terms and conditions satisfactory to the Administrative Agent (and each of the Credit Parties hereby grants to the Administrative Agent a continuing security interest in all amounts at any time on deposit in such cash collateral account to secure the Liabilities).

All amounts prepaid under this Section 2.11(c) on account of the Revolving Credit may be reborrowed under the Revolving Credit, subject to and in accordance with, the terms of this Agreement.

     (d) Subject to Section 2.17, the Borrowers shall repay the then entire unpaid balance of the Loan Account and all other Liabilities on the Termination Date.

     (e) No payment of Eurodollar Loans shall be permitted hereunder other than on the last day of an Interest Period applicable thereto, unless the Borrowers simultaneously reimburse the Lenders for all amounts described in Section 2.11(f) below associated therewith. In order to avoid payment of the amounts described in Section 2.11(f) below, as long as no Event of Default has occurred and is continuing, at the request of the Lead Borrower, the Administrative Agent shall hold all amounts required to be applied to Eurodollar Loans in a non-interest bearing cash collateral account and will apply such funds to the applicable Eurodollar Loans at the end of the then pending Interest Period therefor (provided that the foregoing shall in no way limit or restrict the Administrative Agent's rights upon the subsequent occurrence of an Event of Default).

     (f) The Borrowers shall indemnify the Administrative Agent and each Lender and hold the Administrative Agent and each Lender harmless from and against any actual loss, cost or expense (including loss of anticipated profits and amounts payable by the Administrative Agent or such Lender on account of "breakage fees" (so-called)) which the Administrative Agent or such Lender actually sustains or incurs (including, without limitation, by virtue of acceleration after the occurrence of any Event of Default) as a consequence of the following:

          (i) Default by any Borrower in payment of the principal amount of or any interest on any Eurodollar Loan as and when due and payable, including any such loss or expense arising from interest or fees payable by such Lender in order to maintain its Eurodollar Loans.

          (ii) Default by any Borrower in making a borrowing or conversion after the Lead Borrower has given (or is deemed to have given) a request for a Loan or a request to convert a Loan from one applicable interest rate to another.

          (iii) The making of any payment on a Eurodollar Loan or the making of any conversion of any such Loan to a Base Margin Loan on a day that is not the last day of the applicable Interest Period with respect thereto.

     2.12 Interest On Loans. (a) Each Loan shall bear interest at the Base Margin Rate unless timely notice is given (as provided in Section 2.5) that the subject Loan (or a portion thereof) is, or is to be converted to, a Eurodollar Loan.

     (b) Each Loan which consists of a Eurodollar Loan shall bear interest at the applicable Eurodollar Rate.

     (c) Subject to, and in accordance with, the provisions of this Agreement, the Lead Borrower may cause all or a part of the unpaid principal balance of the

Loan Account to bear interest at the Base Margin Rate or the Eurodollar Rate as specified from time to time by the Lead Borrower.

     (d) The Lead Borrower shall not select, renew, or convert any interest rate for a Loan such that, in addition to interest at the Base Margin Rate, there are more than nine (9) Eurodollar Rates applicable to the Loans at any one time.

     (e) The Borrowers shall pay accrued and unpaid interest on each Loan in arrears as follows:

          (i)  on each Interest Payment Date for that Loan; and

          (ii) during the existence of any Event of Default, with such frequency as may be determined by the Administrative Agent.

     (f) During the existence of any Event of Default (and whether or not the Administrative Agent exercises the Administrative Agent's rights on account thereof), all Loans shall bear interest, at the option of the Administrative Agent or at the instruction of the Majority Lenders at a rate which is the rate then in effect plus two percent (2%) per annum.

     (g) Interest shall be calculated (i) with respect to Base Margin Loans, on the basis of a 365 day year and for actual days elapsed, and (ii) with respect to Eurodollar Loans, on the basis of a 360 day year and for actual days elapsed. L/C Fees, the Line Fee and Unused Fees shall be calculated on the basis of a 365 day year and for actual days elapsed.

     2.13 Voluntary Reduction Of Commitment And Revolving Credit Ceiling. The Lead Borrower may reduce, or terminate, the Term Loan Commitments, the Revolving Credit Commitments and the Revolving Credit Ceiling, in whole or in part from time to time, by furnishing three (3) Business Days' written notice to the Administrative Agent, whereupon the Commitments of the applicable Lenders shall be reduced pro rata in accordance with their Term Loan Percentage or their Revolving Credit Commitment Percentages, as the case may be; provided, however, that the Lead Borrower may not voluntarily reduce or terminate the Term Loan Commitments prior to the first anniversary of the Closing Date. Upon the effective date of any such reduction or termination, (i) the Borrowers shall pay to the Administrative Agent for the benefit of the applicable Lenders a pro rata portion of any Early Termination Fee that would be payable under Section 2.17 as a result of such reduction or termination (based upon the amount by which the amount so reduced or terminated exceeds $100,000,000.00 in any 12-month period),
(ii) the Borrowers shall pay to the Administrative Agent for the benefit of the Revolving Credit Lenders the accrued Unused Fee as of the date of such reduction or termination, and (iii) the Borrowers shall pay to the Administrative Agent for the benefit of the Lenders any amounts required under Section 2.11(b) and
Section 2.11(f) hereof. No reduction or termination of the Term Loan Commitments, the Revolving Credit Commitments or the Revolving Credit Ceiling may be reinstated.

     2.14 Commitment Fee. In consideration of the commitment to make loans and advances to the Borrowers under this Agreement and to maintain sufficient funds available for such purpose, there has been earned and the Borrowers shall pay the "Commitment Fee" (so referred to herein) in the amount and payable as provided in the Fee Letter.

     2.15 Administrative Agent's Fee. In addition to any other fee or expense to be paid by the Borrowers on account of the Revolving Credit, the Borrowers shall pay the Administrative Agent the "Agent's Fee" at the times and in the amounts as set forth in the Fee Letter.

     2.16 Unused Fee. In addition to any other fee to be paid by the Borrowers on account of the Revolving Credit, each Revolving Credit Lender shall be paid the Line Fee by the Administrative Agent at the times and in the manner set forth below. The Borrowers shall pay to the Administrative Agent for the account of the Revolving Credit Lenders, the Unused Fee. If the Unused Fee actually paid by the Borrowers is insufficient to pay an amount equal to the Line Fee to the Revolving Credit Lenders, the deficiency shall be paid to the Revolving Credit Lenders by the Swing Line Lender from its own funds (and the Borrowers shall have no liability with respect thereto). The Administrative Agent shall pay the Line Fee (and any amounts payable by the Swing Line Lender hereunder) to the Revolving Credit Lenders based upon their pro rata share of an amount equal to the aggregate Line Fee due to all Revolving Credit Lenders; provided that, for purposes of calculating the pro rata share of any Person which is both the Swing Line Lender and a Revolving Credit Lender, such Person's share shall be equal to the difference between (i) the sum of such Person's Revolving Credit Commitment, and (ii) the sum of (A) such Person's Revolving Credit Commitment Percentage of the principal amount of the Revolving Loans then outstanding (including the principal amount of Swing Line Loans then outstanding), and (B) such Person's Revolving Credit Commitment Percentage of the then undrawn Stated Amount of outstanding L/Cs. The Unused Fee shall be paid in arrears, on the first day of each quarter after the execution of this Agreement and on the Termination Date.

     2.17 Early Termination Fee. In the event that (i) the Termination Date occurs, for any reason, prior to the second anniversary hereof (other than by virtue of the Borrowers' refinancing of the Liabilities with the Administrative Agent or any of its Affiliates) or (ii) the Lead Borrower voluntarily reduces the Commitments pursuant to Section 2.13, the Borrowers shall pay to the Administrative Agent for the benefit of the Lenders whose Commitments are terminated or reduced, an "Early Termination Fee" (so referred to herein) in an amount equal to (a) one-half of one percent (0.50%) of the aggregate amount of the Commitments so terminated or reduced, if the Termination Date or reduction occurs before the first anniversary after the Closing Date, or (b) one quarter of one percent (0.25%) of the aggregate amount of the Commitments so terminated or reduced, if the Termination Date or reduction occurs on or after the first anniversary after the Closing Date and on or before the second anniversary of the Closing Date.

     2.18 Procedures For Issuance Of L/Cs. (a) The Lead Borrower may request that the Administrative Agent cause the issuance by the Issuer of L/Cs for the account of any Borrower. Each such request shall be in such manner as may from time to time be acceptable to the Administrative Agent. The letters of credit listed on Schedule 2.18 issued by Fleet and outstanding on the Closing Date shall be deemed to be issued hereunder as "L/C"s and shall be subject to all of the provisions of this Agreement applicable to L/Cs.

     (b) The Issuer shall issue any L/C so requested by the Lead Borrower, provided that, at the time that the request is made, the Revolving Credit has not been suspended as provided in Section 2.5(g) and if so issued:

          (i) the aggregate Stated Amount of all L/Cs then outstanding, does not exceed Two Hundred Million Dollars and No Cents ($200,000,000.00); and

          (ii)  the expiry of the L/C is not later than the earlier of thirty
     (30) days prior to the Maturity Date or the following:

                (A) Standby's: One (1) year from initial issuance, or

                (B) Documentary's: One hundred eighty (180) days from issuance.

          (iii) an OverLoan will not result from the issuance of the subject
     L/C.

     (c) Each Borrower shall execute such documentation to apply for and support the issuance of an L/C as may be reasonably required by the Issuer.

     (d) There shall not be any recourse to, nor liability of, the Administrative Agent or any Revolving Credit Lender on account of

          (i)   any delay or refusal by an Issuer to issue an L/C;

          (ii) any action or inaction of an Issuer on account of or in respect to, any L/C.

     (e) The Borrowers shall reimburse the Issuer for the amount of any honoring of a drawing under an L/C on the same day on which such honoring takes place. The Administrative Agent, without the request of any Borrower, may advance under the Revolving Credit (and charge to the Loan Account) the amount of any honoring of any L/C and other amount for which any Borrower, the Issuer, or the Revolving Credit Lenders become obligated on account of, or in respect to, any L/C. Such advance shall be made whether or not any Default exists or such advance would result in an OverLoan. Such action shall not constitute a waiver of the Administrative Agent's rights under Section 2.11(b) hereof.

     2.19 Fees For L/Cs. (a) The Borrowers shall pay to the Administrative Agent (for the benefit of the Revolving Credit Lenders) a fee, on account of L/Cs, the issuance of which had been procured by the Administrative Agent, quarterly in arrears, and on the Termination Date and on the End Date, equal to the following:

          (i) with respect to all Standby L/Cs: At a rate per annum equal to the Applicable Margin for Eurodollar Loans at the time of calculation of such fees multiplied by the weighted average Stated Amount of all such Standby L/Cs outstanding during the period in respect of which such fee is being paid; and

          (ii) with respect to all Documentary L/Cs: At a rate per annum equal to 0.50% less than the Applicable Margin for Eurodollar Loans at the time of calculation of such fees multiplied by the weighted average Stated Amount of all such Documentary L/Cs outstanding during the period in respect of which such fee is being paid;

provided that, during the existence of any Event of Default, such fees shall be increased by two percent (2%) per annum.

     (b) In addition to the fees to be paid as provided in Subsection 2.19(a), above, the Borrowers shall pay to the Administrative Agent (or to the Issuer, if so requested by Administrative Agent), on demand, all issuance, processing, negotiation, amendment, and administrative fees and other amounts customarily charged by the Issuer on account of, or in respect to, any L/C.

     (c) If any change in Applicable Law shall either:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirements against letters of credit heretofore or hereafter issued by any Issuer or with respect to which any Revolving Credit Lender or any Issuer has an obligation to lend to fund drawings under any L/C; or

          (ii) impose on any Issuer any other condition or requirements relating to any such letters of credit;

and the result of any event referred to in Section 2.19(c)(i) or 2.19(c)(ii), above, shall be to increase the cost to any Revolving Credit Lender or to any Issuer of issuing or maintaining any L/C (which increase in cost shall be the result of such Issuer's reasonable allocation among that Revolving Credit Lender's or Issuer's letter of credit customers of the aggregate of such cost increases resulting from such events), then, upon demand by the Administrative Agent and delivery by the Administrative Agent to the Lead Borrower of a certificate of an officer of the subject Revolving Credit Lender or the subject Issuer describing such change in law, executive order, regulation, directive, or interpretation thereof, its effect on such Revolving Credit Lender or such Issuer, and the basis for determining such increased costs and their allocation, the Borrowers shall, within thirty (30) days after demand therefor, pay to the Administrative Agent, from time to time as specified by the Administrative Agent, such amounts as shall be sufficient to compensate the subject Revolving Credit Lender or the subject Issuer for such increased cost. Any Revolving Credit Lender's or any Issuer's determination of costs incurred under Section 2.19(c)(i) or 2.19(c)(ii), above, and the allocation, if any, of such costs among the Borrowers and other letter of credit customers of such Revolving Credit Lender or such Issuer, if done in good faith and made on an equitable basis and in accordance with such officer's certificate, shall be conclusive and binding on the Borrowers.

     2.20 Concerning L/Cs. (a) (a) None of the Issuer, the Issuer's correspondents, any Revolving Credit Lender, the Administrative Agent or any advising, negotiating, or paying bank with respect to any L/C shall be responsible in any way for:

          (i) The performance by any beneficiary under any L/C of that beneficiary's obligations to any Borrower.

          (ii) The form, sufficiency, correctness, genuineness, authority of any person signing; falsification; or the legal effect of; any documents called for under any L/C if (with respect to the foregoing) such documents on their face appear to be in order.

     (b) The Issuer may honor, as complying with the terms of any L/C and of any drawing thereunder, any drafts or other documents otherwise in order, but signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, or other legal representative of the party authorized under such L/C to draw or issue such drafts or other documents.

     (c) Unless otherwise agreed to, in the particular instance, each Borrower hereby authorizes any Issuer to:

          (i)   Select an advising bank, if any.

          (ii)  Select a paying bank, if any.

          (iii) Select a negotiating bank.

     (d) All directions, correspondence, and funds transfers relating to any L/C are at the risk of the Borrowers. The Issuer shall have discharged the Issuer's obligations under any L/C which, or the drawing under which, includes payment instructions, by the initiation of the method of payment called for in, and in accordance with, such instructions (or by any other commercially reasonable and comparable method). None of the Administrative Agent, any Revolving Credit Lender, or the Issuer shall have any responsibility for any inaccuracy, interruption, error, or delay in transmission or delivery by post, facsimile, telegraph or cable, or for any inaccuracy of translation.

     (e) The Administrative Agent's, each Revolving Credit Lender's, and the Issuer's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract.

     (f) Except to the extent otherwise expressly provided hereunder or agreed to in writing by the Issuer and the Lead Borrower, documentary L/Cs will be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce, Publication No. 500, and standby L/Cs will be governed by International Standby Practices ISP98 (adopted by the International Chamber of Commerce on April 6, 1998) and any respective subsequent revisions thereof.

     (g) The obligations of the Borrowers under this Agreement with respect to L/Cs are absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms hereof under all circumstances, whatsoever including, without limitation, the following:

          (i) Any lack of validity or enforceability or restriction, restraint, or stay in the enforcement of this Agreement, any L/C, or any other agreement or instrument relating thereto.

          (ii) Any Borrower's consent to any amendment or waiver of, or consent to the departure from, any L/C.

          (iii) The existence of any claim, set-off, defense, or other right which any Borrower may have at any time against the beneficiary of any L/C.

          (iv) Absent the gross negligence or willful misconduct of the Issuer, any honoring of a drawing under any L/C, which drawing possibly could have been dishonored due to a non-material technicality based upon a strict construction of the terms of the L/C.

     2.21 Changed Circumstances. (a) (a) The Administrative Agent may advise the Lead Borrower that the Administrative Agent has made the good faith determination (which determination shall be final and conclusive) of any of the following:

          (i) Adequate and fair means do not exist for ascertaining the rate for Eurodollar Loans;

          (ii) The continuation of or conversion of any Loan to a Eurodollar Loan has been made impracticable or unlawful by the occurrence of a contingency that materially and adversely affects the applicable market or the compliance by the Administrative Agent or any Lender in good faith with any Applicable Law; or

          (iii) The indices on which the interest rates for Eurodollar Loans are based shall no longer represent the effective cost to the Administrative Agent or any Lender for U.S. dollar deposits in the interbank market for deposits in which it regularly participates.

     (b) In the event that the Administrative Agent advises the Lead Borrower of an occurrence described in Section 2.21(a), then, until the Administrative Agent notifies the Lead Borrower that the circumstances giving rise to such notice no longer apply:

          (i) the obligation of the Administrative Agent or each Lender to make loans of the type affected by such changed circumstances or to permit the Lead Borrower to select the affected interest rate as otherwise applicable to any Loans shall be suspended; and

          (ii) any notice which the Lead Borrower had given the Administrative Agent with respect to any Eurodollar Loan, the time for action with respect to which has not occurred prior to the Administrative Agent's having given notice pursuant to Section 2.21(a), shall be deemed at the option of the Administrative Agent to not have been given.

     2.22 Designation Of Lead Borrower As Borrowers' Agent. (a) Each Borrower hereby irrevocably designates and appoints the Lead Borrower as that Borrower's agent to obtain Loans and L/Cs under this Agreement, the proceeds of which shall be available to each Borrower for those uses as those set forth in Section 2.1(d). As the disclosed principal for its agent, each Borrower shall be obligated to the Administrative Agent and each Lender on account of Loans so made and L/Cs so issued under this Agreement as if made directly by the Lenders to that Borrower, notwithstanding the manner by which such Loans and L/Cs are recorded on the books and records of the Lead Borrower and of any Borrower.

     (b) Each Borrower recognizes that credit available to it under this Agreement is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers. Consequently, each Borrower hereby assumes and agrees to discharge all Liabilities of all other Borrowers as if the Borrower so assuming were each other Borrower.

     (c) The Lead Borrower shall act as a conduit for each Borrower (including itself, as a Borrower) on whose behalf the Lead Borrower has requested a Loan.

     (d) The proceeds of each loan and advance provided under this Agreement which is requested by the Lead Borrower shall be deposited into the Operating Account or as otherwise indicated by the Lead Borrower. The Lead Borrower shall cause the transfer of the proceeds thereof to the (those) Borrower(s) on whose behalf such loan and advance was obtained. Neither the Administrative Agent nor any Lender shall have any obligation to see to the application of such proceeds.

     (e) If, for any reason, and at any time during the term of this Agreement,

          (i) any Borrower, including the Lead Borrower, as agent for the Borrowers, shall be unable to, or prohibited from carrying out the terms and conditions of this Agreement (as determined by the Administrative Agent in the Administrative Agent's sole and absolute discretion); or

          (ii) the Administrative Agent deems it inexpedient (in the Administrative Agent's sole and absolute discretion) to continue making Revolving Credit Loans and issue L/Cs to or for the account of any particular Borrower, or to channel such Revolving Credit Loans and L/Cs through the Lead Borrower, then the Revolving Credit Lenders may make Revolving Credit Loans directly to, and issue L/Cs directly for the account of such of the Borrowers as the Administrative Agent determines to be expedient, which loans or advances may be made without regard to the procedures otherwise included herein.

     (f) In the event that the Administrative Agent determines to forgo the procedures included herein pursuant to which Revolving Credit Loans and L/Cs are to be channeled through the Lead Borrower, then the Administrative Agent may designate one or more of the Borrowers to fulfill the financial and other reporting requirements otherwise imposed herein upon the Lead Borrower.

     (g) Each of the Borrowers shall remain liable to the Administrative Agent and the Lenders for the payment and performance of all Liabilities (which payment and performance shall continue to be secured by all Collateral granted by each of the Borrowers) notwithstanding any determination by the Administrative Agent to cease making Revolving Credit Loans or L/Cs to or for the benefit of any Borrower.

     (h) The authority of the Lead Borrower to request loans on behalf of, and to bind, the Borrowers, shall continue unless and until the Administrative Agent acts as provided in Section 2.22(e), above, or the Administrative Agent actually receives

          (i)   written notice of: (A) the termination of such authority, and
     (B) the subsequent appointment of a successor Lead Borrower, which notice is signed by the respective Presidents of each Borrower (other than the President of the Lead Borrower being replaced) then eligible for borrowing under this Agreement; and

          (ii) written notice from such successive Lead Borrower (A) accepting such appointment; (B) acknowledging that such removal and appointment has been effected by the respective Presidents of such Borrowers eligible for borrowing under this Agreement; and (C) acknowledging that from and after the date of such appointment, the newly appointed Lead Borrower shall be bound by the terms hereof, and that as used herein, the term "Lead Borrower" shall mean and include the newly appointed Lead Borrower.

     2.23 Lenders' Commitments. (a) Subject to Section 16.1 (which provides for assignments and assumptions of Commitments), each Revolving Credit Lender's "Revolving Credit Commitment Percentage", and "Revolving Credit Commitment" (respectively so referred to herein) and each Term Loan Lender's "Term Loan Percentage", and "Term Loan Commitment" (respectively so referred to herein) is set forth on Schedule 2.23.

     (b) The obligations of each Revolving Credit Lender are several and not joint. No Revolving Credit Lender shall have any obligation to make any loan or advance under this Agreement in excess of the lesser of the following:

          (i) that Revolving Credit Lender's Revolving Credit Commitment Percentage of the subject loan or advance or of Availability; or

          (ii)  that Revolving Credit Lender's Commitment.

     (c) The obligations of each Term Loan Lender are several and not joint. No Term Loan Lender shall have any obligation to make any loan or advance under this Agreement in excess of that Term Loan Lender's Term Loan Commitment.

     (d) No Lender shall have any liability to the Credit Parties on account of the failure of any other Lender to provide any loan or advance under the nor any obligation to make up any shortfall which may be created by such failure.

     (e) The Commitments, Term Loan Percentages, Revolving Credit Commitment Percentages, and identities of the Lenders may be changed, from time to time by the reallocation or assignment of Commitments, Term Loan Percentages and Revolving Credit Commitment Percentages amongst the Lenders or with other Persons who determine to become "Lenders" in accordance with the provisions of
Article 16 hereof.

     (f) Upon written notice given the Lead Borrower from time to time by the Administrative Agent, of any assignment or allocation referenced in Section 2.23(e):

          (i) Each Borrower shall execute one or more replacement Notes to reflect such changed Commitments, Term Loan Percentages, Revolving Credit Commitment Percentages, and identities and shall deliver such replacement Notes to the Administrative Agent (which promptly thereafter shall deliver to the Lead Borrower the Notes so replaced) provided however, in the event that a Note is to be exchanged following its acceleration or the entry of an order for relief under the Bankruptcy Code with respect to any Borrower, the Administrative Agent, in lieu of causing the Borrowers to execute one or more new Notes, may issue the Administrative Agent's Certificate confirming the resulting Commitments and Term Loan Percentages and Revolving Credit Commitment Percentages.

          (ii) Such change shall be effective from the effective date specified in such written notice and any Person added as a Lender shall have all rights and privileges of a Lender hereunder thereafter as if such Person had been a signatory to this Agreement and any other Loan Document to which a Lender is a signatory and any Person removed as a Lender shall be relieved of any obligations or responsibilities of a Lender hereunder thereafter.

     2.24 Replacement Of Lender. (a) If any Lender requests compensation under Sections 2.19(c) or 20.8, then such Lender shall use its reasonable best efforts to designate a different lending office for funding or booking L/Cs hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.19(c) or 20.8, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

     (b) If any Lender requests compensation under Sections 2.19(c) or 20.8, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Article 16), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) if such assignee is not an existing Lender, the Borrowers shall have received the prior written consent of the Administrative Agent, the Issuers and Swing Line Lender, which consent shall not unreasonably be delayed or withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in unreimbursed drawings under L/Cs and Swing Line Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) such assignment will result in a reduction in such compensation, payments or costs. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

     2.25 Extension of Maturity Date. The Lead Borrower may elect to extend the original Maturity Date for a period of one year; provided that (i) the Lead Borrower provides the Administrative Agent with written notice (which notice shall be irrevocable) of its option to so extend the original Maturity Date no sooner than 240 days and no later than 120 days prior to the original Maturity Date, (ii) as of the date of such notice and on the original Maturity Date no Default or Event of Default exists, (iii) on the date of such notice, the Lead Borrower provides the Administrative Agent with a business plan acceptable to the Administrative Agent (in the Administrative Agent's reasonable business judgment and in good faith) demonstrating pro forma Availability during each month of such additional year of at least $80,000,000 and (iv) on the date of such notice, the Lead Borrower pays to the Administrative Agent, for the pro rata account of each Lender, a non refundable fee equal to 0.25% of the Commitments of such Lender.

                                   SECTION 3
                              CONDITIONS PRECEDENT

     As a condition to the effectiveness of this Agreement, the establishment of the Revolving Credit, and the making of the Term Loan and the first Revolving Credit Loan and issuance of the first L/Cs under the Revolving Credit, each of the documents respectively described in Sections 3.1 through and including 3.4, (each in form and substance satisfactory to the Administrative Agent) shall have been delivered to the Administrative Agent, and the conditions respectively described in Sections 3.5 through and including 3.19, shall have been satisfied:

     3.1 Corporate Due Diligence. (a) Certificates of corporate good standing for each Credit Party, respectively issued by the Secretary of State for the state in which that Credit Party is incorporated.

     (b) Certificates of due qualification, in good standing, issued by the Secretary(ies) of State of each State in which the nature of the business conducted by the Credit Parties, or assets owned by any Credit Party, requires such qualification and the failure to so qualify would have a Material Adverse Effect.

     (c) Certificates of each Credit Party's Secretary (or, if such Credit Party has no Secretary, its Assistant Secretary) of the due adoption, continued effectiveness, and setting forth the texts of, each corporate resolution adopted in connection with the establishment of the loan arrangement contemplated by the Loan Documents and attesting to the true signatures of each Person authorized as a signatory to any of the Loan Documents.

     3.2 Legal Opinions. Opinions of counsel to the Credit Parties in form and substance reasonably satisfactory to the Administrative Agent.

     3.3 Documents. Duly executed originals of each Loan Document, the documents and instruments listed on the Closing Documents List and such additional instruments and documents as the Administrative Agent or its counsel may reasonably require or request.

     3.4 Officers' Certificates. Certificates executed by the President or the Chief Financial Officer of each Credit Party and stating that the representations and warranties made by the Credit Parties to the Administrative Agent, the Issuer and the Lenders in the Loan Documents are true and complete in all material respects as of the date of such Certificate, and that no event has occurred which is or which, solely with the giving of notice or passage of time (or both) would be an Event of Default.

     3.5 Representations And Warranties. Each of the representations made by or on behalf of each Credit Party in this Agreement or in any of the other Loan Documents or in any other report, statement, document, or paper provided by or on behalf of each Credit Party shall be true and complete in all material respects as of the date as of which such representation or warranty was made.

     3.6 All Fees And Expenses Paid. All fees due at or immediately after the first funding under the Revolving Credit this Agreement and all costs and expenses incurred by the Administrative Agent in connection with the establishment of the credit facility contemplated hereby (including the fees and expenses of counsel to the Administrative Agent) shall have been paid in full.

     3.7 No Default. No Default shall then exist.

     3.8 No Adverse Change. No event shall have occurred or failed to occur, which occurrence or failure has had or could reasonably be expected to have a materially adverse effect upon any Credit Party's assets, operations, business, condition (financial or otherwise) or income when compared with such at the Fiscal quarter ending on or about October 31, 2000, provided that the Initial Store Closings shall be deemed not to have had a Material Adverse Effect.

     3.9 Perfection Of Encumbrances. The Administrative Agent shall have received all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the first priority Encumbrances intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered or recorded to the satisfaction of the Administrative Agent.

     3.10 Satisfaction Of Existing Indebtedness. The Administrative Agent shall have received payoff letters with respect to each of the Terminating Credit Facilities (other than the Fleet LOC Facility), satisfactory in form and substance to the Administrative Agent, together with releases of all Encumbrances, if any, held with respect to such Terminating Credit Facilities on the assets of the Credit Parties. Contemporaneously with the first advance under the Revolving Credit, the Borrowers shall pay all indebtedness reflected in such payoff letter in full. With respect to the Fleet LOC Facility, the Administrative Agent shall have received satisfactory evidence of the termination thereof and the conversion of all letters of credit thereunder to L/C's hereunder.

     3.11 Consents And Approvals. All necessary consents and approvals to the transactions contemplated hereby shall have been obtained and shall be reasonably satisfactory to the Administrative Agent.

     3.12 No Defaults Under Applicable Law Or Material Agreements. The consummation of the transactions contemplated hereby shall not (a) violate any Requirement of Law or (b) conflict with, or result in a default or event of default under, any material agreement of any Credit Party, including, without limitation, the Existing Indentures. No event shall exist which is, or solely with the passage of time, the giving of notice or both, would be a default under the Existing Indentures or any other material agreement of any Credit Party.

     3.13 No Litigation. There shall not exist any litigation or other proceedings the result of which could have a Material Adverse Effect.

     3.14 No Negative Impact On Syndication. There shall not have occurred any disruption or material adverse change in the financial or capital markets in general that would, in the reasonable opinion of the Administrative Agent, have a material adverse effect on the markets for loan syndications or equity securities in particular, or adversely affect the syndication of the Loans.

     3.15 No Change In Governmental Regulations. No material changes shall have occurred in governmental regulations or policies affecting the Credit Parties, the Administrative Agent, the Issuer, or the Lenders prior to the Closing Date.

     3.16 Excess Availability. After giving effect to all Loans made and L/Cs issued on the Closing Date, Availability on the Closing Date shall be at least $85,000,000.

     3.17 Financial Statements. The Administrative Agent shall have received financial statements for the period ending October 28, 2000, in form and substance satisfactory to the Administrative Agent, and there shall not, in the reasonable judgment of the Administrative Agent, be any material adverse change in the consolidated financial condition of the Credit Parties since the date of such financial statements, other than any change resulting from the Initial Store Closings.

     3.18 Commitment Letter and Fee Letter. The Credit Parties shall have complied with all of their obligations under the Commitment Letter and the Fee Letter.

     3.19 Business Plan. The Administrative Agent shall have received a satisfactory updated business plan of the Credit Parties reflecting, among other things, the store closings publicly announced on January 31, 2001 and any related restructuring charges.

     3.20 Agency Agreement L/C. The Administrative Agent shall have received the Agency Agreement L/C.

     3.21 Benefit Of Conditions Precedent. The conditions set forth in this
Article 3 are for the sole benefit of the Administrative Agent, the Issuer and each Lender and may be waived by the Administrative Agent in whole or in part without prejudice to the Administrative Agent, the Issuer or any Lender.

     No document shall be deemed delivered to the Administrative Agent or any Lender until received and accepted by the Administrative Agent at its offices in Boston, Massachusetts. Under no circumstances shall this Agreement take effect until executed and accepted by the Administrative Agent at said offices.

                                   SECTION 4
                GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

     To induce each Lender and the Issuer to establish the credit facility contemplated herein and to induce the Lenders to provide Loans and the Issuer to issue L/Cs under the Revolving Credit (each of which Loans shall be deemed to have been made, and L/Cs to have been issued, in reliance thereupon) the Credit Parties, in addition to all other representations, warranties, and covenants made by any Credit Party in any other Loan Document, make those representations, warranties, and covenants included in this Agreement:

     4.1 Payment And Performance Of Liabilities. The Credit Parties shall pay each of their respective payment Liabilities when due (or when demanded, if payable on demand) and shall promptly, punctually, and faithfully perform each other Liability.

     4.2 Due Organization; Authorization; No Conflicts. (a) Each Credit Party presently is and hereafter shall remain in good standing as a corporation under the laws of the State in which it is organized, and is and shall hereafter remain duly qualified and in good standing in every other State in which, by reason of the nature or location of each Credit Party's assets or operation of each Credit Party's business, such qualification may be necessary, except where the failure to so qualify would not have a Material Adverse Effect.

     (b) As of the Closing Date, each Credit Party's respective organizational identification number assigned to it by the State of its incorporation and its respective federal employer identification number is stated on Schedule 4.2(b). A mailing address at which each of the Credit Parties may be contacted is 700 Pilgrim Way, Green Bay, Wisconsin 54304.

     (c) No Credit Party shall change its State of organization; any organizational identification number assigned to that Credit Party by that State; or that Credit Party's federal taxpayer identification number, except upon forty-five (45) days prior written notice to the Administrative Agent.

     (d) The corporate ownership structure of the Lead Borrower and each of its Subsidiaries is set forth on Schedule 4.2(d). Each Credit Party (other than the Lead Borrower) is a wholly-owned direct or indirect Subsidiary of the Lead Borrower. Each direct and indirect

Subsidiary of the Lead Borrower (except for ShopKo Pharmacies, Inc.) is a Credit Party hereunder. ShopKo Pharmacies, Inc. owns no assets, has no material liabilities, conducts no operations and will be dissolved by its corporate parent, as contemplated by Section 4.32. Pamida Foundation does not own and shall not obtain any material assets, has no and shall not incur any material liabilities, does not and shall not conduct any operations and is and shall maintain its status as a tax-exempt foundation under Section 501(c)(3) of the Internal Revenue Code. None of ShopKo Holdings, Pamida One LLC, Pamida Two LLC, Pamida Three LLC, Pamida Four LLC, Pamida Five LLC, Pamida Six LLC or Pamida Seven LLC is a Subsidiary or Affiliate of any Credit Party.

     (e) Each Affiliate, as of the Closing Date, is listed on Schedule 4.2(e). The Lead Borrower shall provide the Administrative Agent with prior written notice of any entity's becoming or ceasing to be an Affiliate.

     (f) Each Credit Party has all requisite corporate power and authority to execute and deliver all Loan Documents to which that Credit Party is a party and has and will hereafter retain all requisite corporate power to perform all Liabilities.

     (g) The execution and delivery by each Credit Party of each Loan Document to which it is a party; each Credit Party's consummation of the transactions contemplated by such Loan Documents (including, without limitation, the creation of Collateral Interests by that Credit Party to secure the Liabilities); each Credit Party's performance under those of the Loan Documents to which it is a party; the borrowings hereunder; and the use of the proceeds thereof:

          (i)   have been duly authorized by all necessary corporate action;

          (ii) do not, and will not, contravene in any material respect any provision of any Requirement of Law, any Existing Indenture or any other material obligation of that Credit Party; and

          (iii) will not result in the creation or imposition of, or the obligation to create or impose, any Encumbrance upon any assets of that Credit Party pursuant to any Requirement of Law or obligation, except pursuant to the Loan Documents;

     (h) The Loan Documents have been duly executed and delivered by each Credit Party and are the legal, valid and binding obligations of each Credit Party, enforceable against each Credit Party in accordance with their respective terms, except as enforceability is limited by bankruptcy, insolvency, or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that the availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     4.3 Trade Names. (a) Schedule 4.3 is a listing, as of the Closing Date, of:

          (i) all names under which any Credit Party ever conducted its business during the preceding five (5) years other than names associated exclusively with the ProVantage Health Services business that have not been used in at least the six months immediately preceding the Closing Date; and

          (ii) all Persons with whom any Credit Party ever consolidated or merged, or from whom any Credit Party ever acquired in a single transaction or in a series of related transactions substantially all of such Person's assets, in each case within the preceding five (5) years, other than acquisitions of, and consolidations and mergers with, single store local retail pharmacy businesses occurring more than six months prior to the Closing Date.

     (b) The Lead Borrower will provide the Administrative Agent with not less than twenty-one (21) days prior written notice (with reasonable particularity) of any change to any Credit Party's name from that under which that Credit Party is conducting its business at the execution of this Agreement and will not effect such change unless each Credit Party is then in compliance with all provisions of this Agreement.

     4.4 Intellectual Property. (a) Each Credit Party owns and possesses, or has the right to use (and will hereafter own, possess, or have such right to use) all patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, and other intellectual or proprietary property of any third Person reasonably necessary for that Credit Party's conduct of that Credit Party's business, except where the failure to so own, possess or have the right to use would not have a Material Adverse Effect.

     (b) The conduct by each Credit Party of that Credit Party's business does not presently infringe (nor will any Credit Party conduct its business in the future so as to infringe) the patents, industrial designs, trademarks, trade names, trade styles, brand names, service marks, logos, copyrights, trade secrets, know-how, confidential information, or other intellectual or proprietary property of any third Person in any manner that would have a Material Adverse Effect.

     4.5 Locations. (a) The Collateral, and the books, records, and papers of the Credit Parties pertaining thereto, are kept and maintained solely at the following locations:

          (i) the Lead Borrower's chief executive offices which, as of the Closing Date, are at 700 Pilgrim Way, Green Bay, Wisconsin, 54304; and

          (ii) those locations which are listed on Schedule 4.5 which Schedule includes, as of the Closing Date, with respect to each such location, the name of the Credit Party that uses such premises, the name of the Credit Party that owns the Inventory located at such premises, the name and address of the landlord on the Lease which covers such location (or an indication that a Credit Party owns the subject location) and of all service bureaus with which any such records are maintained and the names and addresses of each of the Credit Parties' landlords.

     (b) No Credit Party shall remove any of the Collateral from said chief executive office or those locations listed with respect to such Credit Party on
Schedule 4.5 or any
location with respect to such Credit Party opened in accordance with Section 4.5(c) or transfer, sell or otherwise convey title to such Collateral to another Credit Party except for the following purposes:

          (i) to accomplish sales of Inventory in the ordinary course of business;

          (ii) to move Inventory from one such location to another such location;

          (iii) to utilize such of the Collateral as is removed from such locations in the ordinary course of business;

          (iv)  to dispose of Inventory that is not Eligible Inventory; or

          (v)   to open or close stores or to move the chief executive office.

unless the Administrative Agent, to the extent required by the Administrative Agent shall have received and filed additional UCC financing statements with respect to such removed or transferred Collateral.

     (c) The Credit Parties will not open any new locations at which any Credit Party maintains, offers for sale or stores any of the Collateral unless, to the extent required by the Administrative Agent, the Administrative Agent shall have received and filed additional UCC financing statements with respect to Collateral at such new location if required by any Requirement of Law then in effect (as determined by the Administrative Agent). The Lead Borrower will promptly notify the Administrative Agent in writing of any new location at which any Credit Party maintains, offers for sale, or stores any of the Collateral. The Credit Parties will not enter into any leases for any new locations at any time an Event of Default exists.

     (d) Except as otherwise disclosed pursuant to this Section 4.5 or as hereafter disclosed to the Administrative Agent, no Inventory of the Credit Parties with an aggregate Cost greater than $5,000,000.00 is in the care or custody of any third party or stored or entrusted with a bailee or other third party and Inventory with an aggregate Cost greater than $5,000,000.00 shall not hereafter be placed under such care, custody, storage, or entrustment unless a warehouseman's or bailee's agreement reasonably acceptable to the Administrative Agent has been provided to the Administrative Agent in respect thereof.

     4.6 Title To Assets; Liens; Limitations on Liens. (a) (a) The Credit Parties are, and shall hereafter remain, the owners of all Collateral, in each case free and clear of all Encumbrances with the exception of the following:

          (i) Encumbrances in favor of the Administrative Agent, or, with respect to L/Cs issued hereunder, the Issuer;

          (ii) those Encumbrances (if any) listed on Schedule 4.6(a) and any renewals or refinancings thereof that do not increase the amount of Indebtedness secured thereby or extend such Encumbrances to other property of the Credit Parties;

          (iii)  Permitted Encumbrances;

          (iv) Encumbrances granted to secure Indebtedness incurred to finance the acquisition of fixed or capital assets, provided that (1) any such Encumbrance shall attach only to the assets so acquired by the Borrowers with the proceeds of such Indebtedness and shall not extend to any other assets of the Borrowers and (2) that the amount of Indebtedness secured thereby is not increased;

          (v) Encumbrances granted to secure Indebtedness permitted pursuant to Section 4.7(f) hereof, provided that any such Encumbrance shall attach only to the real estate, and improvements thereto, so financed by the Borrowers with the proceeds of such Indebtedness and shall not extend to any other assets of the Borrowers, and further provided that if there is located on such real estate any Inventory of the Borrowers or any other Collateral or any books and records relating thereto, the mortgagee obtaining such Encumbrance shall have furnished the Administrative Agent with an agreement permitting the Administrative Agent reasonable access to the real estate on which the mortgagee holds such Encumbrance for the purpose of repossessing and/or disposing of any Collateral located therein and waiving any rights in and to all Collateral, all on terms reasonably acceptable to the Administrative Agent;

          (vi) Judgment liens with respect to judgments that do not constitute an Event of Default under Section 10.8 hereof;

          (vii) Encumbrances upon any property or assets (other than Collateral) of any Person existing immediately prior to the time of any Permitted Acquisition of such Person or such Person's property or assets by a Borrower, provided that such Encumbrances were not granted in contemplation of, or in connection with, such Permitted Acquisition;

          (viii) Encumbrances in favor of Payless to secure the Lead Borrower's obligations for sales of Payless Inventory pursuant to the Payless Agreement and consisting solely of liens on receivables and proceeds arising directly from sales of Payless Inventory; and

          (ix) Encumbrances consisting of (1) unasserted claims and (2) asserted claims not to exceed $25,000.00 at any time unpaid and outstanding for more than five Business Days, in each case related to credit card receivables pursuant to merchant bank agreements related thereto.

     (b) Except as disclosed on Schedule 4.6(b), no Credit Party has, and none shall have, possession of any property on consignment to that Credit Party in excess of $10,000,000.00 unless (i) the Lead Borrower has furnished the Administrative Agent with ten (10) days prior written notice of its intent to acquire such property on consignment, and (ii) if the Administrative Agent so requests, an intercreditor agreement with the consignor on terms reasonably acceptable to the Administrative Agent has been delivered to the Administrative



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

Agent, and (iii) the aggregate amount of property consigned to the Credit Parties shall not exceed ten percent of the Cost of the Credit Parties' Inventory at any time.

     (c) No Credit Party will, or will allow any of its Subsidiaries to, directly or indirectly, create, incur, assume of suffer to exist any Lien (other than a Lien of the type described in clauses (a)(ii), (iii), (vi) and (viii) of this Section 4.6) of any kind on any now owned or hereafter acquired Excluded Asset securing any Indebtedness (other than Liens permitted to secure Indebtedness permitted to be incurred under Sections 4.7(f) and (g)) unless such Credit Party secures or causes such Subsidiary to secure the Liabilities equally and ratably with such Indebtedness for so long as such Indebtedness is so secured; provided however, that if any of the Liens permitted above cause any of the Existing Indentures to be secured by the assets subject to such Lien, the Credit Parties will cause the Liabilities to become secured by such assets equally and ratably with such Existing Indentures.

     4.7 Indebtedness. The Credit Parties do not and shall not hereafter have any Indebtedness with the exceptions of the following:

          (a) any Indebtedness on account of the Term Loans, the Revolving Credit or the L/Cs;

          (b) the Indebtedness (if any) listed on Schedule 4.7, and any renewals or refinancings thereof that does not increase the principal amount thereof;

          (c) unsecured Indebtedness due to any Credit Party by any other Credit Party that is subordinated to the Liabilities in a manner satisfactory to the Administrative Agent;

          (d) Indebtedness not otherwise permitted in this Section, not to exceed $25,000,000.00 in the aggregate at any time outstanding;

          (e) Indebtedness on account of Hedge Agreements on terms and in such amounts as may be reasonably acceptable to the Administrative Agent;

          (f) Indebtedness secured by Operating Properties not to exceed $300,000,000.00 in aggregate principal amount outstanding at any time to the extent such Indebtedness is permitted to be so incurred and secured under the Existing Indentures and would not require or result in the granting of an Encumbrance on any Operating Property in favor of the holders of the notes issued under any such Existing Indenture;

          (g) Indebtedness not to exceed $25,000,000.00 in the aggregate at any time outstanding secured by Encumbrances permitted by Section 4.6(a)(iv); and

          (h) Indebtedness of the Borrowers consisting of a guaranty of obligations of a Credit Party otherwise permitted hereunder.

     4.8 Insurance. (a) Schedule 4.8 is a schedule of all insurance policies owned by the Credit Parties or under which any Credit Party is the named insured as of the Closing

Date. Each of such material policies is in full force and effect. Neither the issuer of any such policy nor any Credit Party is in default or violation of any such policy in any material respect.

     (b) The Credit Parties shall have and maintain at all times insurance covering such risks, in such amounts, containing such terms, in such form, for such periods, and written by such companies as is customarily maintained by prudent companies in the Credit Parties' industry (including such levels of self-insurance as are deemed prudent by the Lead Borrower). The Credit Parties shall also have and maintain at all times insurance covering the Collateral, in such amounts, containing such terms, in such form, for such periods, and written by such companies as may be reasonably satisfactory to the Administrative Agent.

     (c) All property insurance related to the Collateral and liability insurance carried by the Credit Parties shall provide for a minimum of thirty
(30) days' written notice of cancellation to the Administrative Agent and all such liability insurance and insurance which covers the Collateral shall include an endorsement in favor of the Administrative Agent (and the Issuer and the Lenders, in the case of liability insurance), which endorsement shall provide that the insurance, to the extent of the Administrative Agent's interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of any Credit Party or by the failure of any Credit Party to comply with any warranty or condition of the policy.

     (d) The Lead Borrower shall furnish the Administrative Agent from time to time with certificates or other evidence satisfactory to the Administrative Agent regarding compliance by the Credit Parties with the foregoing requirements.

     (e) In the event of the failure by the Credit Parties to maintain insurance as required herein, the Administrative Agent, at its option, may obtain such insurance, provided, however, the Administrative Agent's obtaining of such insurance shall not constitute a cure or waiver of any Event of Default occasioned by the Credit Parties' failure to have maintained such insurance.

     4.9 Licenses. Each material license, distributorship, franchise, and similar agreement issued to any Credit Party, or to which any Credit Party is a party, is in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect. No party to any such license or agreement is in default or violation thereof, where such default or violation would have a Material Adverse Effect. As of the Closing Date, no Credit Party has received any notice or threat of cancellation of any such license or agreement. The Lead Borrower shall promptly furnish the Administrative Agent with copies of any notice or threat of cancellation of any such license or agreement which would have a Material Adverse Effect.

     4.10 Leases. Schedule 4.10 is a schedule of all effective Leases and Capital Leases in an amount greater than $1,000,000.00 as of the Closing Date, other than Leases and Capital Leases which are to be terminated in connection with the Initial Store Closings. Each of such Leases and Capital Leases is in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect. No party to any such Lease or Capital Lease is in default or violation of any such Lease or Capital Lease where such default or violation would have a Material Adverse Effect. As of the Closing Date, no Credit Party has received any notice or threat of cancellation of any such Lease or Capital Lease, except for cancellations which would not have a Material Adverse Effect. Each Credit Party hereby authorizes the Administrative Agent at any time and from time to time during the existence of an Event of Default to contact any of the Credit Parties' respective landlords in order to confirm the Credit Parties' continued compliance with the terms and conditions of the Lease(s) between the subject Credit Party and that landlord and to discuss such issues, concerning the subject Credit Party's occupancy under such Lease(s), as the Administrative Agent may determine.

     4.11 Requirements Of Law. Each Credit Party is in compliance with, and shall hereafter comply with and use its assets in compliance with, all Requirements of Law except where the failure of such compliance will not have a Material Adverse Effect. No Credit Party has received any notice of any violation of any Requirement of Law (other than of a violation which would not have a Material Adverse Effect), which violation has not been cured or otherwise remedied.

     4.12 Labor Relations. (a) As of the Closing Date, no Credit Party is a party to any collective bargaining or other labor contract.

     (b) There is not presently pending and, to any Credit Party's knowledge, there is not threatened any of the following which would have a Material Adverse
Effect:

          (i) any strike, slowdown, picketing, work stoppage, or employee grievance process;

          (ii) any proceeding against or affecting any Credit Party relating to the alleged violation of any Applicable Law pertaining to labor relations or before the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting any Credit Party;

          (iii) any lockout of any employees by any Credit Party (and no such action is contemplated by any Credit Party); or

          (iv) any application for the certification of a collective bargaining agent.

     (c) No event has occurred or circumstance exists which would provide the basis for any work stoppage or other labor dispute that would have a Material Adverse Effect.

     (d) Except as set forth on Schedule 4.12, each Credit Party:

          (i) has complied and will comply with all Applicable Laws relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing, except where the failure to so comply would not have a Material Adverse Effect; and

          (ii) is not and will not become liable for the payment of more than any amount of compensation, damages, taxes, fines, penalties, or other amounts, however designated, for that Credit Party's failure to comply with any Applicable Law referenced in Section 4.12(d)(i), which would have a Material Adverse Effect or would result in a claim in excess of $1,000,000.00 on any Collateral with priority over the Encumbrances of the Administrative Agent therein.

     (e) The Lead Borrower shall furnish prompt notice to the Administrative Agent of the occurrence of any event described in subparagraphs 4.12(a) through and including 4.12(d) which would have been disclosed to the Administrative Agent had such occurrence existed as of the Closing Date.

     4.13 Maintain Collateral. The Credit Parties shall:

          (a) keep the Collateral in good order and repair (ordinary wear and tear and insured casualty excepted);

          (b) not suffer or cause the waste or destruction of any material part of the Collateral;

          (c) not use any of the Collateral in violation in any material respect of any policy of insurance thereon;

          (d) maintain a system to ensure that, with respect to sales of pharmacy Inventory (such as prescriptions, pharmaceuticals, medications and controlled substances) giving rise to rights to payment from any third-party payor insurance companies, managed care organizations, government entities, pharmacy plans (or the pharmacy plan administrators of such companies, organizations or entities), which are Pharmacy Accounts and with whom the Credit Parties do not have an existing contractual relationship, (i) each purchaser of pharmacy Inventory executes an assignment of benefits form (assigning reimbursement rights to the Lead Borrower) and (ii) copies of such assignments are sent to all such third-party payors, it being understood that the term "third-party payor" in this clause (d) shall not include any retail purchaser of such pharmacy Inventory.

          (e) not sell, lease, or otherwise dispose of any of the Collateral, other than the following:

          (i) the sale of Inventory in the ordinary course of business or in compliance with this Agreement; and

          (ii) the turning over to the Administrative Agent of all Receipts during the existence of a Cash Control Event as provided herein.

     4.14 Taxes. (a) With respect to the Credit Parties' federal, state, and local tax liability and obligations:

          (i) The Lead Borrower, in material compliance with all Applicable Law, has properly filed all returns due to be filed up to the date of this Agreement.

          (ii)  As of the Closing Date, except as described on Schedule 4.14:

               (A) At no time has any Credit Party received from any taxing authority any request to perform any examination of or with respect to any Credit Party nor any other written or verbal notice in any way relating to any claimed failure by any Credit Party to comply with all Applicable Law concerning payment of any taxes or other amounts in the nature of taxes.

               (B) No agreement exists which waives or extends any statute of limitations applicable to the right of any taxing authority to assert a deficiency or make any other claim for or in respect of federal income taxes.

               (C) No issue has been raised in any tax examination of any Credit Party which, by application of similar principles, reasonably would be expected to result in the assertion of a deficiency for any fiscal year open for examination, assessment, or claim by any taxing authority which would have a Material Adverse Effect.

     (b) The Credit Parties have, and hereafter shall: pay, as they become due and payable, all taxes and unemployment contributions and other charges of any kind or nature levied, assessed or claimed against any Credit Party or the Collateral by any person or entity whose claim could result in an Encumbrance upon any asset of any Credit Party or by any Governmental Authority (provided that the Credit Party shall not be required to pay any such taxes or claims as long as such tax or claim is being disputed by the Credit Parties in good faith, the Credit Parties have established adequate reserves therefor in accordance with GAAP, and no notice of tax lien has been filed with respect thereto); properly exercise any trust responsibilities imposed upon any Credit Party by reason of withholding from employees' pay or by reason of any Credit Party's receipt of sales tax or other funds for the account of any third party; timely make all contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by any Credit Party; and timely file all tax and other returns and other reports with each Governmental Authority to whom any Credit Party is obligated to so file.

     (c) During the existence of any Event of Default, at its option, the Administrative Agent may, but shall not be obligated to, pay any such taxes, unemployment contributions, and any and all other charges levied or assessed upon any Credit Party or the Collateral by any Person or Governmental Authority, and make any contributions or other payments on account of the Credit Parties' Employee Benefit Plan as the Administrative Agent, in the Administrative Agent's discretion, may deem necessary or desirable, to protect, maintain, preserve, collect, or realize upon any or all of the Collateral or the value thereof or any right or remedy pertaining thereto, provided, however, the Administrative Agent's making of any such payment shall not constitute a cure or waiver of any Event of Default occasioned by the Credit Parties' failure to have made such payment.

     4.15 No Margin Stock; Investment Company. No Credit Party is engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations U, T, and X of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any borrowing hereunder will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. No Credit Party is (i) an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or the other Loan Documents or to perform its obligations hereunder or thereunder (other than Regulation X of the Board).

     4.16 ERISA. (a) Neither any Credit Party nor any ERISA Affiliate has ever taken any of the following actions that would have a Material Adverse Effect:

          (i) violated or failed to be in compliance with any Credit Party's Employee Benefit Plan;

          (ii) failed timely to file all reports and filings required by ERISA to be filed by any Credit Party;

          (iii) engaged in any nonexempt "prohibited transactions" or "reportable events" (respectively as described in ERISA);

          (iv) engaged in, or committed, any act such that a tax or penalty reasonably could be imposed upon any Credit Party on account thereof pursuant to ERISA;

          (v) accumulated any material cumulative funding deficiency within the meaning of ERISA;

          (vi) terminated any Employee Benefit Plan such that a lien could be asserted against any assets of any Credit Party on account thereof pursuant to ERISA; or

          (vii) have any obligation under any Employee Benefit Plan which is a multiemployer plan within the meaning of Section 4001(a) of ERISA for withdrawal liability.

     (b) Neither any Credit Party nor any ERISA Affiliate shall ever engage in any action of the type described in Section 4.16(a) to the extent that any of the foregoing would have a Material Adverse Effect.

     4.17 Hazardous Materials. (a) No Credit Party has ever: (i) been legally responsible for any release or threat of release of any Hazardous Material or
(ii) received notification of the incurrence of any expense in connection with the assessment, containment, or removal of any Hazardous Material for which that Credit Party would be responsible, except where such release or threat of release or incurrence of such expense would not have a Material Adverse Effect.

     (b) Each Credit Party shall: (i) dispose of any Hazardous Material only in compliance with all Environmental Laws and (ii) have possession of any Hazardous Material only in the ordinary course of that Credit Party's business and in compliance with all Environmental Laws, except, in each case, where the failure to do so would not have a Material Adverse Effect.

     4.18 Litigation. As of the Closing Date, except as described in Schedule 4.18, there is not presently pending or threatened by or against any Credit Party any suit, action, proceeding, or investigation which, if determined adversely to any Credit Party, could have a Material Adverse Effect.

     4.19 Dividends; Investments; Corporate Action. No Credit Party shall:

          (a) pay any cash dividend or make any other distribution in respect of any class of that Credit Party's capital stock, except the Subsidiaries of the Lead Borrower may pay such dividends or make such distributions to the Lead Borrower;

          (b) redeem, retire, purchase, or acquire any of the Lead Borrower's capital stock, provided that, as long as no Default exists or would arise therefrom, the Lead Borrower may redeem, purchase, retire or acquire its capital stock so long as (A) prior to and after giving effect to such repurchase Availability is at least $100,000,000.00 and Availability is projected on a pro forma basis to be at least $100,000,000.00 for the twelve month period immediately following such redemption, purchase, retirement or acquisition, and (B) the maximum amount which the Lead Borrower may expend for all such stock repurchases under this clause (iii) after the Closing Date shall not exceed $10,000,000.00 per annum plus, in any fiscal year of the Lead Borrower, the lesser of (i) $15,000,000.00 and
     (ii) 50% of the Consolidated net income of the Credit Parties for the preceding 12-month period for which financial statements are available (as determined in accordance with GAAP).

          (c) Invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any Person, except (i) investments described in Schedule 4.19, (ii) investments and purchases of equity by the Lead Borrower in any other Borrower, (iii) Permitted Investments, (iv) investments representing stock or obligations issued to a Credit Party in settlement of claims against any other Person by reason of a composition or adjustment of debt or a reorganization of any debtor of a Credit Party, (v) Permitted Acquisitions, as long as no Default exists or would arise therefrom, (vi) as permitted in Section 4.20, (vii) warrants or other similar rights received for no additional consideration in connection with a transaction otherwise permitted pursuant to this Agreement, and
     (viii) other investments not to exceed $2,000,000.00 in the aggregate.

          (d) Merge or consolidate or be merged or consolidated with or into any other Person, except that (i) any Subsidiary of a Credit Party may merge with or into the Lead Borrower or any other wholly owned Subsidiary of the Lead Borrower, and (ii) Permitted Acquisitions, as long as no Default exists or would arise therefrom.

          (e) Consolidate any of that Credit Party's operations with those of any other Person, except that any Subsidiary of a Credit Party may consolidate its operations with or into the Lead Borrower or any other wholly owned Subsidiary of the Lead Borrower.

          (f) Organize or create any Affiliate or Related Entity to the extent that the Credit Parties' investment in all such Affiliates and Related Entities after the Closing Date (whether as equity, intercompany loan or otherwise and whether such Affiliate or Related Entity is organized or created after the Closing Date) exceeds $1,000,000.00 in the aggregate, provided that no such investment shall be made during the existence of a Cash Control Event and provided, further, that, if any such Affiliate or Related Party becomes a subsidiary of the Lead Borrower it shall become a Guarantor hereunder in a manner satisfactory to the Administrative Agent.

          (g) Subordinate any other material debts or other material obligations owed to that Credit Party by any third party to any other debts owed by such third party to any other Person.

          (h) Acquire any assets other than in the ordinary course and conduct of that Credit Party's business as conducted at the execution of this Agreement, except for Permitted Acquisitions, as long as no Default exists or would arise therefrom.

     4.20 Loans. No Credit Party shall make or suffer to exist any loans or advances to, nor acquire the Indebtedness of, any Person, provided, however, the foregoing does not prohibit any of the following:

          (a) advance payments made to that Credit Party's suppliers in the ordinary course;

          (b) advances to that Credit Party's officers, employees, and salespersons with respect to reasonable expenses to be incurred by such officers, employees, and salespersons for the benefit of that Credit Party, which expenses are properly substantiated by the person seeking such advance and properly reimbursable by that Credit Party;

          (c) unsecured intercompany loans amongst the Credit Parties that are subordinated to the Liabilities in a manner satisfactory to the Administrative Agent;

          (d) in addition to any loans permitted by clauses (b) and (e) of this
     Section 4.20, loans to Affiliates and Related Entities of the Credit Parties (other than Credit Parties) provided that the Credit Parties' investment in all such Affiliates and Related Entities after the Closing Date (whether as equity, intercompany loans or otherwise and whether such Affiliate or Related Entity is organized or created after the Closing Date) shall not exceed $1,000,000.00 in the aggregate provided that no loans permitted solely by this Section 4.20(d) shall be made during the existence of a Cash Control Event;

          (e) loans made after the Closing Date to employees, officers and salespersons of the Credit Parties consistent with past practices provided that (i) any loans to any individual shall not exceed $500,000.00 in the aggregate outstanding at any time, and (ii) all such loans to employees, officers and salespersons of the Credit Parties shall not exceed $2,500,000.00 in the aggregate outstanding at any time.

     4.21 Protection Of Assets. The Administrative Agent, in the Administrative Agent's reasonable discretion, and from time to time during the existence of an Event of Default, may discharge any tax or Encumbrance on any of the Collateral, or take any other action which the Administrative Agent may deem necessary or desirable to repair, insure, maintain, preserve, collect, or realize upon any of the Collateral. The Administrative Agent shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Administrative Agent has had an opportunity to be heard), from which finding no further appeal is available, that the Administrative Agent had acted in actual bad faith or in a grossly negligent manner. The Credit Parties shall pay to the Administrative Agent, on demand, or the Administrative Agent, in its discretion, may add to the Loan Account, all amounts paid or incurred by the Administrative Agent pursuant to this Section 4.21.

     4.22 Lines of Business. No Credit Party shall engage in any business other than the business in which it is currently engaged or a business reasonably related thereto.

     4.23 Affiliate Transactions. Except as described on Schedule 4.23 or as otherwise permitted under this Agreement, no Credit Party shall make any payment, nor give any value, to any Affiliate that is not a Credit Party except for goods and services actually purchased by that Credit Party from, or sold by that Credit Party to, such Affiliate for a price and on terms which shall be no less favorable to that Credit Party than those which would have been charged and imposed in an arms length transaction.

     4.24 Further Assurances. (a) Each Credit Party shall execute and deliver to the Administrative Agent such instruments, documents, and papers, and shall do all such things from time to time hereafter as the Administrative Agent may reasonably request to carry into effect the provisions and intent of this Agreement; to protect and perfect the Administrative Agent's Collateral Interests in the Collateral; and to comply in all material respects with all applicable statutes and laws, and facilitate the collection of the Receivables Collateral. Each Credit Party shall execute all such instruments as may be reasonably required by the Administrative Agent with respect to the recordation and/or perfection of the Collateral Interests created or contemplated herein.

     (b) Each Credit Party hereby designates the Administrative Agent as that Credit Party's true and lawful attorney, with full power of substitution, to sign and file any financing statements and other documents and instruments in order to perfect or protect the Administrative Agent's Collateral Interests in the Collateral.

     (c) A carbon, photographic, or other reproduction of this Agreement or of any financing statement or other instrument executed pursuant to this Section
4.24 shall be sufficient for filing to perfect the security interests granted herein.

     4.25 Adequacy Of Disclosure.

     (a) All financial statements furnished to the Administrative Agent and to each Lender by each Credit Party have been prepared in accordance with GAAP consistently applied and present fairly in all material respects the condition of the Credit Parties at the date(s) thereof and the results of operations and cash flows for the period(s) covered (provided, however, that unaudited financial statements are subject to normal year end adjustments and to the absence of footnotes). There has been no change in the Consolidated financial condition, results of operations, or cash flows of the Credit Parties since the date(s) of such financial statements, other than changes in the ordinary course of business, and changes which have not had a Material Adverse Effect.

     (b) As of the Closing Date, no Credit Party has any material contingent obligations or obligation under any Lease, excluding synthetic leases not reported under GAAP, or Capital Lease which is not noted in the Credit Parties' Consolidated financial statements furnished to the Administrative Agent and to each Lender prior to the execution of this Agreement.

     (c) No document, instrument, agreement, or paper now or hereafter given to the Administrative Agent or to any Lender by or on behalf of each Credit Party in connection with the execution of this Agreement by the Administrative Agent and each Lender (other than projections and forecasts, which are and will be made in good faith using reasonable assumptions) contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein not misleading. There is no fact known to any Credit Party which has, or which, in the foreseeable future would likely have, a Material Adverse Effect which has not been disclosed in writing to the Administrative Agent and to each Lender.

     4.26 No Restrictions On Liabilities. Except for agreements as currently in existence as disclosed in Schedule 4.7, no Credit Party shall enter into or directly or indirectly become subject to any agreement which prohibits or restricts, in any manner, any Credit Party's:

          (a) creation of, and granting of Collateral Interests in favor of the Administrative Agent; and

          (b) incurrence of Liabilities.

     4.27 Permitted Refinancing of Certain Indebtedness; Amendments. No Borrower shall (1) incur Indebtedness under this Agreement for the purpose of (a) making a payment on the Indebtedness outstanding under the Existing Indentures at the maturity date thereof unless, both before and immediately after giving effect to any such payment, (i) no Default or Event of Default exists and (ii) Availability as projected by the Lead Borrower (to the reasonable satisfaction of the Administrative Agent) equals or exceeds $60,000,000.00 at all times during the twelve month period immediately following such payment or (b) making any optional prepayment on or redemption or purchase of any Indebtedness (other than Indebtedness in respect of Capital Leases and purchase money Indebtedness and other similar Indebtedness permitted under Section 4.7(g)), other than on the maturity date thereof, unless, both before and immediately after giving effect to any such prepayment, redemption or purchase, (i) no Default or Event of Default exists and (ii) Availability as projected by the Lead Borrower (to the reasonable satisfaction of the Administrative Agent) equals or exceeds $100,000,000.00 at all times during the twelve month period immediately following such prepayment, redemption or purchase or (2) make any payment with respect to any Indebtedness owing to any other Credit Party that is not a Borrower. No Credit Party shall amend or modify the terms of the Existing Indentures in a manner adverse to the Lenders (in the reasonable judgment of the Administrative Agent) or amend, terminate, replace or otherwise modify the Intercompany Subordinated Demand Promissory Note.

     4.28 Limitations on Capital Expenditures. The Credit Parties shall not make or commit to make any Capital Expenditures in excess of (a) $250,000,000.00 during the term of this Agreement plus the lesser of (i) 50% of the aggregate net cash proceeds realized by the Credit Parties from any Realty Sale during the term of this Agreement and (ii) $50,000,000 or (b) $120,000,000.00 in any Fiscal year of the Credit Parties.

     4.29 Store Closings. Other than the Initial Store Closings, the Credit Parties shall not close or announce the closure of any store locations if the Cost of all Inventory located in such closed stores exceeds, in the aggregate, twenty percent (20%) of the Cost of the Credit Parties' Inventory existing as of the Closing Date.

     4.30 Certain Proceeds. (a) During the continuance of a Cash Control Event, the Credit Parties shall deposit all proceeds from Capital Events and casualty insurance proceeds relating to Collateral into a Blocked Account maintained by the Administrative Agent solely to hold such proceeds.

     (b) The Credit Parties shall maintain a system to track proceeds received with respect to Payless Inventory and shall transmit all such proceeds within ten (10) days of the receipt thereof to Payless or an account maintained by the Credit Parties solely for the deposit of such proceeds.

     4.31 Maturities of Indebtedness under the Existing Indentures. At all times during the period beginning thirty (30) days prior to any scheduled maturity of any Indebtedness under any Existing Indenture through the date of such scheduled maturity, the Credit Parties shall (a) cause Availability to be at least $45,000,000.00 (after giving effect to the repayment in full of such Indebtedness) and (b) have, either through additional Availability (in excess of $45,000,000.00) or cash (not subject to any Lien, other than Permitted Encumbrances) in a segregated account (or a combination thereof) funds available to repay such maturing Indebtedness in its entirety.

     4.32 Post Closing Matters. (a) The Lead Borrower shall make best efforts to deliver to the Administrative Agent a duly executed release of guaranty in form and substance reasonably satisfactory to the Administrative Agent with respect to the Continuing Parent Guaranty of Payment dated April 1, 1990, between the Lead Borrower and IBM Credit Corporation.

     (b) The Lead Borrower shall use best efforts to dissolve ShopKo Pharmacies, Inc. as soon as possible, but in no event later than June 30, 2001.

     (c) The Lead Borrower shall use best efforts to insure that a Notice of Assignment has been sent to each Eligible Pharmacy Account no later than March 31, 2001.

     (d) The Lead Borrower shall establish a new Blocked Account with Fleet and terminate the Blocked Account described on Schedule 7.3 no later than August 30, 2001.

     4.33 Other Covenants. No Credit Party shall indirectly do or cause to be done any act which, if done directly by that Credit Party, would breach any covenant contained in this Agreement.

                                   SECTION 5
                  FINANCIAL REPORTING AND PERFORMANCE COVENANTS

     5.1 Maintain Records. The Credit Parties shall:

          (a) at all times, keep proper books of account, in which full, true, and accurate entries shall be made in all material respects of all of the Credit Parties' financial transactions, all in accordance with GAAP applied consistently with prior periods to fairly reflect the Consolidated financial condition of the Credit Parties at the close of, and its results of operations for, the periods in question;

          (b) timely provide the Administrative Agent with those financial reports, statements, and schedules required by this Article 5 or otherwise, each of which reports, statements and schedules shall be prepared, to the extent applicable, in accordance with GAAP applied consistently with prior periods to fairly reflect in all material respects the Consolidated financial condition of the Credit Parties at the close of, and the results of operations for, the period(s) covered therein;

          (c) at all times, keep accurate current records of the Collateral including, without limitation, accurate current stock, cost, and sales records of its Inventory, accurately and sufficiently itemizing and describing the kinds, types, and quantities of Inventory and the cost and selling prices thereof;

          (d) at all times, retain independent certified public accountants who are reasonably satisfactory to the Administrative Agent (Deloitte & Touche LLP or any other nationally recognized accounting firm being acceptable) and instruct such accountants to fully cooperate with, and be available to, the Administrative Agent to discuss the Credit Parties' financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such accountants, as may be raised by the Administrative Agent.

          (e) not change any Credit Party's fiscal year without furnishing the Administrative Agent with at least ninety (90) days prior written notice thereof.

     5.2 Access To Records. (a) Each Credit Party shall accord the Administrative Agent with access from time to time during normal business hours and, as long as no Event of Default exists, upon reasonable prior notice, as the Administrative Agent may reasonably require to all properties owned by or over which any Credit Party has control. Subject to the provisions of Section 5.9(d) hereof, the Administrative Agent shall have the right (as long as no Event of Default exists, upon reasonable prior notice), and each Credit Party will permit the Administrative Agent from time to time as Administrative Agent may reasonably request, to examine, inspect, copy, and make extracts from any and all of the Credit Parties' books, records, electronically stored data, papers, and files relating to the financial condition of such Credit Party or to the Collateral and in connection therewith, each Credit Party shall make all of that Credit Party's copying facilities available to the Administrative Agent.

     (b) Subject to the provisions of Section 5.2(a), each Credit Party hereby authorizes the Administrative Agent to:

          (i) inspect, copy, duplicate, review, cause to be reduced to hard copy, run off, draw off, and otherwise use any and all computer or electronically stored information or data which relates to the financial condition of such Credit Party or to the Collateral, or any service bureau, contractor, accountant, or other person, and directs any such service bureau, contractor, accountant, or other person fully to cooperate with the Administrative Agent with respect thereto; and

          (ii) during the existence of a Cash Control Event, verify at any time the Collateral or any portion thereof, including verification with account debtors, and/or with each Credit Party's computer billing companies, collection agencies, and accountants and to sign the name of each Credit Party on any notice to each Credit Party's account debtors or verification of the Collateral.

     (c) The Administrative Agent from time to time may designate one or more representatives to exercise the Administrative Agent's rights under this Section
5.2 as fully as if the Administrative Agent were doing so.

     5.3 Immediate Notice To Administrative Agent. (a) The Lead Borrower shall provide the Administrative Agent with written notice promptly upon the occurrence of any of the following events, which written notice shall be with reasonable particularity as to the facts and circumstances in respect of which such notice is being given:

          (i) any change in any Credit Party's President, chief executive officer, chief operating officer, and chief financial officer (without regard to the title(s) actually given to the Persons discharging the duties customarily discharged by officers with those titles);

          (ii) any cessation of any Credit Party's making of payment, in the ordinary course, to any of its creditors (other than its cessation of making of such payments on account of a dispute with such creditor), which would have a Material Adverse Effect;

          (iii) any failure by any Credit Party to pay rent at any of that Credit Party's locations, which failure continues for more than three (3) days following the last day on which such rent was payable and which failure is likely to have a Material Adverse Effect, unless such rent is being disputed by the Credit Parties in good faith and the Credit Parties have established adequate reserves therefor in accordance with GAAP;

          (iv) any event which the Lead Borrower determines to have a Material Adverse Effect;

          (v)   the occurrence of any Default;

          (vi) any intention on the part of any Credit Party to discharge that Credit Party' s present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity (as to which, see Subsection 5.1(d)); and

          (vii) any litigation which, if determined adversely to any Credit Party, would have a Material Adverse Effect.

     (b) The Lead Borrower shall:

          (i) provide the Administrative Agent, when so distributed, with copies of any materials distributed to the shareholders of the Lead Borrower;

          (ii)  provide the Administrative Agent:

                (A)  when filed, copies of all filings with the SEC; and

                (B) when received, copies of all correspondence from the SEC, other than routine non-substantive general communications from the SEC.

          (iii) add the Administrative Agent as an addressee on all investor mailing lists maintained by each Credit Party; and

          (iv) provide the Administrative Agent, when received by any Credit Party, with a copy of any management letter or similar communications from any accountant of any Credit Party.

     5.4 Borrowing Base Certificate. The Lead Borrower shall provide the Administrative Agent with a Borrowing Base Certificate (in the form of Exhibit D, as such form may be revised from time to time by the Administrative Agent)(a "Borrowing Base Certificate") weekly on Wednesday of each week (or if not a Business Day, the next succeeding Business Day) as of the close of business on the immediately preceding Saturday. Such Certificate may be sent to the Administrative Agent by facsimile transmission, provided that the original thereof is forwarded to the Administrative Agent on the date of such transmission.

     5.5 Monthly Reports. Monthly, the Lead Borrower shall provide the Administrative Agent with original counterparts of the following (each in such form as the Administrative Agent from time to time may reasonably specify):

          (a) those reports described in Schedule 5.5, at the times set forth in such Schedule;

          (b) within thirty (30) days following the end of each fiscal month (except for any month which corresponds to the end of a fiscal quarter of the Credit Parties), an internally prepared financial statement of the Credit Parties' Consolidated financial condition and the results of its operations for, the period ending with the end of the subject month, which financial statement shall include, at a minimum, a balance sheet, income statement, cash flow and comparison of same store sales for the corresponding month of the then immediately previous year, as well as to the Credit Parties' business plan or most recent forecast.

     5.6 Quarterly Reports. Quarterly, within forty-five (45) days following the end of each of the Credit Parties' fiscal quarters, the Lead Borrower shall provide the Administrative Agent with the following:

          (a) an original counterpart of a management prepared financial statement of the Credit Parties for the period from the beginning of the Credit Parties' then current fiscal year through the end of the subject fiscal quarter, with comparative information for the same period of the previous fiscal year, which statement shall include, at a minimum, a balance sheet, income statement, statement of changes in shareholders' equity, and cash flows and comparisons for the corresponding fiscal quarter of the then immediately previous fiscal year, as well as to the Credit Parties' business plan or most recent forecast;

          (b) the officer's compliance certificate described in Section 5.8; and

          (c) the Credit Parties' 10Q report filed with the SEC.

     5.7 Annual Reports. Annually, within ninety (90) days following the end of the Credit Parties' fiscal year, the Lead Borrower shall furnish the Administrative Agent with the following:

          (a) an original signed counterpart of the Credit Parties' Consolidated annual financial statement, which statement shall have been prepared by, and bear the unqualified opinion of, the Lead Borrower's independent certified public accountants reasonably acceptable to the Administrative Agent (Deloitte & Touche LLP or another nationally recognized accounting firm being acceptable) (i.e., said statement shall be "certified" by such accountants) and shall include, at a minimum (with comparative information for the then prior fiscal year) a balance sheet, income statement, statement of changes in shareholders' equity, cash flows, and schedules of consolidation; and

          (b)   the Credit Parties' 10K report filed with the SEC.

     5.8 Officers' Certificates. The Lead Borrower shall cause either the Lead Borrower's President or its Chief Financial Officer, in each instance, to provide such Person's Certificate with those monthly, quarterly, and annual statements to be furnished pursuant to this Agreement, which Certificate shall:

          (a) indicate that the subject statement was prepared in accordance with GAAP consistently applied and presents fairly in all material respects the Consolidated financial condition of the Credit Parties at the close of, and the results of the Credit Parties' operations and cash flows for, the period(s) covered, subject, however to the following:

          (i) usual year end adjustments and the absence of footnotes (this exception shall not be included in the Certificate which accompanies such annual statement); and

          (ii) material Accounting Changes (in which event, such Certificate shall include a schedule (in reasonable detail) of the effect of each such Material Accounting Change) not previously specifically taken into account in the determination of the financial performance covenant imposed pursuant to Section 5.11;

          (b) indicate either that (i) no Default exists, or (ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by the Credit Parties to be taken on account thereof.

          (c) include calculations concerning the Credit Parties' compliance (or failure to comply) at the date of the subject statement with the financial performance covenant included in Section 5.11 (whether or not a Covenant Compliance Event then exists).

     5.9 Inventories, Appraisals, And Audits. (a) The Administrative Agent, at the reasonable expense of the Credit Party, may participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of any Credit Party.

     (b) The Credit Parties, at their own expense, shall cause not less than one
(1) physical inventory of each of their locations to be undertaken in each twelve (12) month period during which this Agreement is in effect and shall cause cycle counts to be undertaken in a manner consistent with their practices in effect on the Closing Date (or such other procedures as may be reasonably satisfactory to the Administrative Agent).

          (i) The Lead Borrower shall provide the Administrative Agent with a copy of the preliminary results of each such physical inventory and cycle count within thirty (30) days following the completion of such inventory.

          (ii) The Lead Borrower, within forty-five (45) days following the completion of such physical inventory or cycle count, shall provide the Administrative Agent with a reconciliation of the results of each such physical inventory or cycle count and shall post such results to the Credit Parties' perpetual inventory system and, as applicable to the Credit Parties' other financial books and records .

          (iii) The Administrative Agent, in its reasonable discretion, if any Event of Default exists, may cause such additional inventories to be taken as the Administrative Agent reasonably determines (each, at the expense of the Credit Parties).

     (c) The Administrative Agent may obtain appraisals of the Collateral, from time to time conducted by such appraisers as are reasonably satisfactory to the Administrative Agent. The first two (2) such appraisals conducted during any fiscal year of the Borrowers (plus any such appraisals conducted during the continuance of an Event of Default) shall be at the Credit Parties' expense.

     (d) The Administrative Agent may conduct commercial finance field examinations of the Credit Parties' books and records from time to time. The first two (2) such field examinations conducted during any fiscal year of the Borrowers (plus any such field examinations conducted during the continuance of an Event of Default) shall be at the Credit Parties' expense.

     5.10 Additional Financial Information. (a) In addition to all other information required to be provided pursuant to this Article 5, the Lead Borrower promptly shall provide the Administrative Agent with such other and additional information concerning the Credit Parties, the Collateral, the operation of the Credit Parties' business, and the Credit Parties' financial condition, including original counterparts of financial reports and statements, as the Administrative Agent may from time to time reasonably request from the Lead Borrower.

     (b) The Lead Borrower may provide the Administrative Agent, from time to time hereafter, with updated forecasts of the Credit Parties' anticipated performance and operating results.

     (c) In all events, the Lead Borrower, no later than thirty (30) days after the end of each of the Credit Parties' fiscal years, shall provide the Administrative Agent with an updated and extended forecast which shall go out at least through the end of that fiscal year and shall include an income statement, balance sheet, and statement of cash flow, by month, each

Consolidated (with consolidating schedules) and each prepared in conformity with GAAP and consistent with the Credit Parties' then current practices.

     (d) Each Credit Party recognizes that all inventories, analysis, financial information, and other materials which the Administrative Agent may obtain, develop, or receive with respect to the Credit Parties are confidential to the Administrative Agent and that, except as otherwise provided herein, no Credit Party is entitled to receipt of any of such inventories, analysis, financial information, and other materials, nor copies or extracts thereof or therefrom. Notwithstanding the foregoing, as long as no Event of Default exists, the Administrative Agent shall furnish the Lead Borrower with a copy of each appraisal obtained by the Administrative Agent.

     5.11 Financial Performance Covenants. (a) If a Covenant Compliance Event exists, commencing with the fiscal month ending immediately prior to the date of the Covenant Compliance Event for which a financial statement has been delivered to the Administrative Agent pursuant to Section 5.5(b), the Credit Parties shall not permit their Operating Cash Flow for the periods set forth below (as determined from the Lead Borrower's most recently delivered financial statements with respect to such period), as of the last day of such period, to be less than the amount set forth below opposite such period.

                                                   Operating
                      Period                       Cash Flow
                      ------                   -----------------
         for the three months ended
         May 5, 2001                           $  20,000,000.00
         for the four months ended
         June 2, 2001                          $  20,000,000.00
         for the five months ended
         July 7, 2001                          $  20,000,000.00
         for the six months ended
         August 4, 2001                        $  50,000,000.00
         for the seven months ended
         September 1, 2001                     $  50,000,000.00
         for the eight months ended
         October 6, 2001                       $  50,000,000.00
         for the nine months ended
         November 3, 2001                      $  80,000,000.00
         for the ten months ended
         December 1, 2001                      $  80,000,000.00
         for the eleven months ended
         January 5, 2002                       $  80,000,000.00
         for the twelve months ended
         February 2, 2002                      $ 150,000,000.00
         thereafter, at the end of each of
         the Lead Borrower's fiscal months,
         for the 12-months most recently
         ended                                 $ 150,000,000.00

     (b) Compliance with such financial performance covenant shall be made as if no Material Accounting Changes had been made (other than any Material Accounting Changes specifically taken into account in the setting of such covenants). The Administrative Agent may determine the Credit Parties' compliance with such covenants based upon financial reports and statements provided by the Lead Borrower to the Administrative Agent as well as by reference to interim financial information provided to the Administrative Agent.

     (c) Prior to the receipt of the Borrower's financial statements for the month ended May 5, 2001, the Credit Parties shall not permit Availability to be less than $40,000,000.00.

                                   SECTION 6
                                USE OF COLLATERAL

     6.1 Use Of Inventory Collateral. (a) No Credit Party shall engage in:

          (i) any sale of the Inventory other than for fair consideration in the conduct of the Credit Parties' business in the ordinary course or as permitted under this Agreement;

          (ii) sales or other dispositions in bulk other than in connection with any store closings and sales of Diversion Inventory, provided that in no event shall Inventory sold in bulk as a result of store closings after the Closing Date, other than the Initial Store Closings, exceed, in the aggregate, twenty percent (20%) of the Cost of the Credit Parties' Inventory, other than Inventory that will be sold in connection with the Initial Store Closings, existing as of the Closing Date; and

          (iii) sales of any Collateral in breach of any provision of this Agreement.

     (b) No sale of Inventory shall be on consignment, approval, or under any other circumstances such that such Inventory may be returned to a Credit Party without the consent of the Administrative Agent (with the exception of the Credit Parties' customary return policy applicable to the return of inventory purchased by the Credit Parties' retail customers in the ordinary course).

     6.2 Inventory Quality. All Inventory now owned or hereafter acquired by each Credit Party and at the time included in the Borrowing Base is and will be of good and merchantable quality and free from defects (other than defects within customary trade tolerances).

     6.3 Adjustments and Allowances. Each Credit Party may grant such allowances or other adjustments to that Credit Party's account debtors (exclusive of extending the time for payment of any Account, which shall not be done without first obtaining the Administrative Agent's prior written consent in each instance, which consent shall not be unreasonably delayed or withheld) as that Credit Party may reasonably deem to accord with sound business practice, provided, however, the authority granted the Credit Parties pursuant to this Section 6.3 may be limited or terminated by the Administrative Agent at any time during the existence of an Event of Default in the Administrative Agent's reasonable discretion.

     6.4 Validity of Accounts.

     (a) The amount of each Account shown on the books, records, and invoices of the Credit Parties represented as owing by each account debtor is and will be the correct amount actually owing by such account debtor and shall have been fully earned by performance by the Credit Parties.

     (b) No Credit Party has any knowledge of any impairment of the validity or collectibility of any of the Accounts included in the Borrowing Base. The Lead Borrower shall notify the Administrative Agent of any such impairment immediately after any Credit Party becomes aware of any such impairment.

     (c) Except for Permitted Encumbrances and Standby L/Cs permitted hereunder, no Credit Party shall post any bond to secure any Credit Party's performance under any agreement to which any Credit Party is a party nor cause any surety, guarantor, or other third party obligee to become liable to perform any obligation of any Credit Party (other than to the Administrative Agent) in the event of any Credit Party's failure so to perform.

     6.5 Notification to Account Debtors. The Administrative Agent shall have the right, during the existence of a Cash Control Event or an Event of Default, to notify any of the Credit Parties' account debtors to make payment directly to the Administrative Agent and to collect all amounts due on account of the Collateral.

                                   SECTION 7
                     CASH MANAGEMENT; PAYMENT OF LIABILITIES

     7.1 Depository Accounts.

     (a) Schedule 7.1 lists all present DDA's as of the Closing Date and includes, with respect to each depository (i) the name and address of that depository; (ii) the account number(s) of the account(s) maintained with such depository; and (iii) a contact person (with telephone and facsimile number) at such depository.

     (b) The Lead Borrower shall deliver the following to the Administrative Agent, as a condition to the effectiveness of this Agreement:

          (i) Notification, executed on behalf of each Credit Party, to each depository institution with which any DDA is maintained (other than any Exempt DDA and any Blocked Account), in the form of Exhibit G, with such changes as are acceptable to the Administrative Agent.

          (ii) A Blocked Account Agreement with any depository institution at which a Blocked Account is required to be maintained;

     (c) No Credit Party will establish any DDA hereafter (other than an Exempt
DDA) unless, contemporaneous with such establishment, the Lead Borrower delivers the following to the Administrative Agent:

          (i) Notification to the depository at which such DDA is established if the same would have been required pursuant to Section 7.1(b)(i) if the subject DDA were open at the execution of this Agreement.


          (ii) A Blocked Account Agreement executed on behalf of the depository at which such DDA is established if the same would have been required pursuant to Section 7.1(b)(ii) if the subject DDA were open at the execution of this Agreement.

     7.2 Credit Card Receipts.

     (a) Schedule 7.2 describes all arrangements to which any Credit Party is a party as of the Closing Date with respect to the payment to that Credit Party of the proceeds of credit card charges for sales by that Credit Party.

     (b) The Lead Borrower shall deliver to the Administrative Agent, as a condition to the effectiveness of this Agreement, notifications, executed on behalf of each Credit Party, to each of each Credit Party's credit card clearinghouses and processors (in the form of Exhibit H, with such changes as are acceptable to the Administrative Agent), which notice provides that payment of all credit card charges submitted by that Credit Party to that clearinghouse or other processor and any other amount payable to that Credit Party by such clearinghouse or other processor shall, during the existence of a Cash Control Event, be directed to the Blocked Accounts, the Concentration Account or as otherwise designated from time to time by the Administrative Agent. No Credit Party shall change such direction or designation except upon and with the prior written consent of the Administrative Agent.

     7.3 The Concentration, Blocked, and Operating Accounts.

     (a) The following checking accounts have been or will be established (and are so referred to herein):

          (i) The "Concentration Account" (so referred to herein): Established by the Administrative Agent with Fleet.

          (ii) The "Blocked Accounts" (so referred to herein): Established by the Lead Borrower with those financial institutions described on Schedule 7.3.

          (iii) The "Operating Account" (so referred to herein): Established by the Lead Borrower with Fleet (Account No. 9428400778).

     (b) The contents of each DDA and of the Blocked Accounts constitutes Collateral and Proceeds of Collateral and amounts realized from Capital Events and/or casualty insurance proceeds relating to Collateral payable to the Administrative Agent pursuant to Section 2.11(c)(ii). The contents of the Concentration Account constitutes the Administrative

Agent's property and shall be applied to the Liabilities in accordance with the provisions of Section 7.5 hereof.

     (c) The Credit Parties shall pay all fees and charges of, and maintain such impressed balances as may be required by the depository in which any account is opened as required hereby (even if such account is opened by and/or is the property of the Administrative Agent).

     7.4 Proceeds and Collections.

     (a) All Receipts and all cash proceeds of any sale or other disposition of Inventory and Accounts of each Credit Party:

          (i)   Constitute Collateral and proceeds of Collateral.

          (ii) During the existence of a Cash Control Event, shall be held in trust by the Credit Parties for the Administrative Agent.

          (iii) During the existence of a Cash Control Event, shall not be commingled with any of any Credit Party's other funds.

          (iv) During the existence of a Cash Control Event, shall be deposited and/or transferred only to the Blocked Accounts or the Concentration Account.

     (b) During the existence of a Cash Control Event, the Lead Borrower shall cause the ACH or wire transfer to the Blocked Accounts or the Concentration Account, no less frequently than daily (and whether or not there is then an outstanding balance in the Loan Account) of the following:

          (i) The then collected funds in each DDA (other than any Blocked Account or any Exempt DDA), each such transfer to be net of any minimum balance, not to exceed $10,000.00, as may be required to be maintained in the subject DDA by the bank at which such DDA is maintained).

          (ii) The proceeds of all credit card charges not otherwise provided for pursuant hereto.

Telephone advice (confirmed by written notice) shall be provided to the Administrative Agent on each Business Day on which any such transfer is made.

     (c) Whether or not any Liabilities are then outstanding, during the existence of a Cash Control Event, the Lead Borrower shall cause the ACH or wire transfer to the Concentration Account, no less frequently than daily on each Business Day, of all collected funds in each Blocked Account, net of such minimum balance, not to exceed $250,000.00, as may be required to be maintained in the Blocked Account by the depository which the Blocked Account is maintained.

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

     (d) In the event that, notwithstanding the provisions of this Section 7.4, during the existence of a Cash Control Event, any Credit Party receives or otherwise has dominion and control of any Receipts, or any proceeds or collections of any Collateral or proceeds from Capital Events and/or casualty insurance proceeds relating to Collateral, such Receipts, proceeds, and collections shall be held in trust by that Credit Party for the Administrative Agent and shall not be commingled with any of that Credit Party's other funds or deposited in any account of any Credit Party other than as instructed by the Administrative Agent.

     7.5 Payment of Liabilities.

     (a) During the existence of a Cash Control Event (or, at other times, as the Lead Borrower may direct), on each Business Day, the Administrative Agent shall apply the then collected balance of the Concentration Account (net of fees charged, and of such impressed balances as may be required by the bank at which the Concentration Account is maintained), as of the day of receipt of such collected funds, first, towards the Swing Line Loans and second, towards the unpaid balance of the Loan Account and all other Liabilities, in the order specified in Section 2.11(c) and subject to the provisions of Section 2.11(e).

     (b) All deposits to the Concentration Account and other payments to the Administrative Agent are subject to clearance and collection.

     (c) The Administrative Agent shall transfer to the Operating Account any surplus in the Concentration Account remaining after the application towards the Liabilities referred to in Section 7.5(a), above (less those amount which are to be netted out, as provided therein) provided, however, in the event that

         (i)  any Default exists; and

         (ii) one or more L/Cs are then outstanding,

then the Administrative Agent may establish a funded reserve of up to 103% of the aggregate Stated Amounts of such L/Cs. Such funded reserve shall either be
(i) returned to the Lead Borrower provided that no Default exists or (ii) applied towards the Liabilities during the existence of any Event of Default described in Section 10.10 or acceleration during the existence of any other Event of Default.

                                   SECTION 8
                           GRANT OF SECURITY INTEREST

     8.1 Grant of Security Interest. To secure their prompt, punctual, and faithful performance of all and each of the Liabilities, each Credit Party hereby grants to the Administrative Agent, for its benefit and the ratable benefit of the other Secured Parties, a continuing security interest in and to, and assigns to the Administrative Agent, for its benefit and the ratable benefit of the other Secured Parties, all of such Credit Party's right, title and interest (whether now owned or hereafter acquired or arising) in and to the following (all of which, together with any other property in which the Administrative Agent may in the future be granted a security interest, is referred to herein as the "Collateral"):

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     (a) all Accounts;

     (b) all Inventory;

     (c) all Letter-of-Credit Rights arising from or relating to the Credit Parties' Accounts or Inventory;

     (d) all Payment Intangibles arising from, relating to, or constituting proceeds of the Credit Parties' Accounts or Inventory;

     (e) all Supporting Obligations arising from, relating to, or constituting proceeds of the Credit Parties' Accounts or Inventory;

     (f) all Instruments arising from, relating to, or constituting proceeds of the Credit Parties' Accounts or Inventory;

     (g) all Documents relating to the Credit Parties' Inventory;

     (h) the Operating Account, the Concentration Account, each Blocked Account and all other Deposit Accounts in which any monies deposited therein arise from, relate to or constitute proceeds of the Credit Parties' Accounts or Inventory;

     (i) money, cash, and policies and certificates of insurance, in each case, arising from, relating to, or constituting proceeds of the Credit Parties' Accounts or Inventory;

     (j) all insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, constituting proceeds of the Credit Parties' Inventory and Accounts;

     (k) all Prescription Lists;

     (l) all Pharmacy Accounts;

     (m) all liens, guaranties, rights, remedies, and privileges relating or pertaining to any Credit Parties' Inventory or Accounts, including the right of stoppage in transit; and

     (n) all cash Proceeds of or substitutions to any of the foregoing.

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

     8.2 Extent and Duration of Security Interest. The security interest created and granted herein is in addition to, and supplemental of, any security interest previously granted by any Credit Party to the Administrative Agent and shall continue in full force and effect applicable to all Liabilities until both (a) all Liabilities have been paid and/or satisfied in full and (b) the security interest created herein is specifically terminated in writing by a duly authorized officer of the Administrative Agent; provided, however, that the Administrative Agent shall release the security interest granted in Inventory and Prescription Lists which are sold or otherwise disposed of by the Credit Parties in connection with store closings expressly permitted hereunder and consistent with the Credit Parties' business plan provided to the Administrative Agent that do not otherwise cause a Default under Sections 4.29 or 6.1(iii). The Administrative Agent will terminate the security interest created hereunder promptly upon payment in full, in cash, of all the Liabilities and the termination and release of the Secured Parties' obligations hereunder and under the other Loan Documents.

                                   SECTION 9
            ADMINISTRATIVE AGENT AS CREDIT PARTIES' ATTORNEY-IN-FACT

     9.1 Appointment as Attorney-In-Fact. Each Credit Party hereby irrevocably constitutes and appoints the Administrative Agent (acting through any of its officers) as that Credit Party's true and lawful attorney, with full power of substitution, during the existence of an Event of Default, to convert the Collateral into cash at the sole risk, cost, and expense of that Credit Party, but for the sole benefit of the Secured Parties. The rights and powers granted the Administrative Agent by this appointment include but are not limited to the right and power to:

     (a) Prosecute, defend, compromise, or release any action relating to the Collateral.

     (b) Sign change of address forms to change the address to which each Credit Party's mail is to be sent to such address as the Administrative Agent shall designate; receive and open each Credit Party's mail; remove any Receivables Collateral and Proceeds of Collateral therefrom and turn over the balance of such mail either to the Lead Borrower or to any trustee in bankruptcy or receiver of the Lead Borrower, or other legal representative of a Credit Party whom the Administrative Agent determines to be the appropriate person to whom to so turn over such mail.

     (c) Endorse the name of the relevant Credit Party in favor of the Administrative Agent upon any and all checks, drafts, notes, acceptances, or other items or instruments which are proceeds of Accounts and Inventory; sign and endorse the name of the relevant Credit Party on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral.

     (d) Sign the name of the relevant Credit Party on any notice to that Credit Party's account debtors or verification of the Receivables Collateral; sign the relevant Credit Party's name on any Proof of Claim in Bankruptcy against account debtors, and on notices of lien, claims of mechanic's liens, or assignments or releases of mechanic's liens securing the Accounts.

     (e) Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker's acceptance relating to Accounts and Inventory of which any Credit Party is a beneficiary.

     (f) Repair, manufacture, assemble, complete, package, deliver, alter or supply Inventory, if necessary to fulfill in whole or in part the purchase order of any customer of each Credit Party.

     9.2 No Obligation to Act. The Administrative Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 9.1 herein, but if the Administrative Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to any Credit Party for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Administrative Agent has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had been grossly negligent or in actual bad faith.

                                   SECTION 10
                                EVENTS OF DEFAULT

     The occurrence of any event described in this Article 10 respectively shall constitute an "Event of Default" herein. Upon the occurrence of any Event of Default described in Section 10.10, any and all Liabilities shall become due and payable without any further act on the part of the Administrative Agent. During the existence of any other Event of Default, the Administrative Agent may, and on the instruction of the Majority Lenders as provided in Section 13.1(b) shall, declare any and all Liabilities to be immediately due and payable. The existence of any Event of Default shall also constitute, without notice or demand, a default under all other agreements between any Secured Party and any Credit Party and instruments and papers heretofore, now, or hereafter given to any Secured Party by any Credit Party.

     Events of Default:

     10.1 Failure to Pay Loans. The failure by any Credit Party to pay when due any principal of the Revolving Credit (including, without limitation, any reimbursement for any drawing under any L/C) or any Term Loan.

     10.2 Failure to Make Other Payments. The failure by any Credit Party to pay within two (2) Business Days when due (or upon demand, if payable on demand) any interest on, or fees in respect of, the Revolving Credit (including, without limitation, L/C fees), any Term Loan or any other payment Liability (other than any payment liability on account of the principal of the Loans).

     10.3 Failure to Perform Covenant Or Liability (No Grace Period). The failure by any Credit Party to promptly, punctually, faithfully and timely perform, discharge, or comply with any covenant or Liability included in Sections 4.6, 4.7, 4.8, 4.11, 4.13, 4.19, 4.20, 4.27, 4.28, 4.29, 4.30, 4.31,
4.33, 5.11, 6.1 or 7.4 hereof.

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

     10.4 Failure to Perform Covenant or Liability (Grace Period). The failure by the Credit Parties to promptly, punctually, faithfully and timely perform, discharge, or comply with any covenants under any Loan Document or any other Liabilities in each case not described in Sections 10.1, 10.2 or 10.3, which failure continues for thirty (30) days after (i) the Lead Borrower's receipt of written notice from the Administrative Agent or (ii) the breach of any such covenant or Liabilities.

     10.5 Misrepresentation. The determination by the Administrative Agent that any representation or warranty at any time made by any Credit Party to the Administrative Agent or any Lender was not true or complete in all material respects when given or deemed given.

     10.6 Acceleration of Other Debt; Breach of Lease.

     (a) The occurrence of any event such that any Indebtedness of any Credit Party in excess of $10,000,000.00 (other than Indebtedness under this Agreement) could be accelerated (whether or not the subject creditor takes any action on account of such occurrence).

     (b) The termination of any Lease as the result of a default thereunder, which termination individually or in the aggregate with all other Lease terminations after the date hereof could reasonably be expected to have a Material Adverse Effect.

     10.7 Uninsured Casualty Loss. The occurrence of any uninsured loss, theft, damage, or destruction of or to any material portion of the Collateral in excess of $2,000,000.00 in any fiscal year of the Credit Parties.

     10.8 Attachment; Judgment; Restraint of Business.

     (a) The service of process upon any Secured Party or any Participant seeking to attach, by trustee or other process, funds in excess of $2,000,000.00 of any Credit Party on deposit with, or assets of any Credit Party in the possession of, the Secured Party or such Participant unless contested in good faith by the Credit Party in appropriate proceedings.

     (b) The entry of any judgment against any Credit Party, which, when aggregated with all other such judgments against all Credit Parties exceeds $2,000,000.00 (unless adequately insured by a solvent unaffiliated insurance company that has acknowledged coverage), and which judgment is not satisfied (if a money judgment), bonded, or appealed from (with execution or similar process stayed) within thirty (30) days of its entry.

     (c) The entry of any order or the imposition of any other process having the force of law, the effect of which is to restrain in any material way the conduct by any Credit Party of its business in the ordinary course and which has a Material Adverse Effect.

     10.9 Business Failure. Any act by, against, or relating to any Credit Party, or its property or assets, which act constitutes the determination, by any Credit Party, to initiate a program of substantial or total self-liquidation; application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or any part of any Credit Party's property; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of any Credit Party, or the occurrence of any other


                                      -79-
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voluntary or involuntary liquidation or extension of debt agreement for any
Credit Party; the offering by or entering into by any Credit Party of any composition, extension, or any other arrangement seeking relief from or extension of the debts of any Credit Party; or the initiation of any judicial or non-judicial proceeding or agreement by, against, or including any Credit Party which seeks or intends to accomplish a reorganization or arrangement with creditors; and/or the initiation by or on behalf of any Credit Party of the liquidation or winding up of all or any substantial part of any Credit Party's business or operations; provided that if any of the foregoing is commenced against a Credit Party, no Event of Default shall be deemed to have arisen hereunder if such action is timely contested in good faith by that Credit Party by appropriate proceedings and is terminated or dismissed within sixty (60) days of when commenced.

     10.10 Bankruptcy. The failure by any Credit Party to generally pay the debts of that Credit Party as they mature; adjudication of bankruptcy or insolvency relative to any Credit Party; the entry of an order for relief or similar order with respect to any Credit Party in any proceeding pursuant to the Bankruptcy Code or any other federal bankruptcy law; the filing of any complaint, application, or petition by any Credit Party initiating any matter in which any Credit Party is or may be granted any relief from the debts of that Credit Party pursuant to the Bankruptcy Code or any other insolvency statute or procedure; the filing of any complaint, application, or petition against any Credit Party initiating any matter in which that Credit Party is or may be granted any relief from the debts of that Credit Party pursuant to the Bankruptcy Code or any other insolvency statute or procedure, which complaint, application, or petition is not timely contested in good faith by that Credit Party by appropriate proceedings or, if so contested, is not dismissed within sixty (60) days of when filed.

     10.11 Indictment - Forfeiture. The indictment of, or institution of any legal process or proceeding against, any Credit Party, under any Applicable Law where the relief, penalties, or remedies sought or available include the forfeiture of any property of any Credit Party and/or the imposition of any stay or other order, the effect of which would reasonably be expected to have a Material Adverse Effect.

     10.12 Challenge to Loan Documents.

     (a) Any challenge by or on behalf of any Credit Party to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's material terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by, in or under any Loan Document or any payment made pursuant thereto.

     (b) Any determination by any court or any other judicial or government authority that any Loan Document is not enforceable strictly in accordance with the subject Loan Document's material terms or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto.

     10.13 Change in Control. Any Change in Control.


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                                   SECTION 11
                        RIGHTS AND REMEDIES UPON DEFAULT

     11.1 Acceleration. During the existence of any Event of Default as described in Section 10.10, the Commitments shall be terminated and all Liabilities of the Credit Parties to the Secured Parties shall be immediately due and payable. During the existence of any Event of Default other than as described in Section 10.10, the Administrative Agent may (and on the issuance of Notice(s) of Acceleration, the Administrative Agent shall) terminate the Commitments and declare all Liabilities of the Credit Parties to the Secured Parties to be immediately due and payable, and may exercise all of the Administrative Agent's Rights and Remedies as the Administrative Agent from time to time thereafter determines as appropriate.

     11.2 Rights of Enforcement. During the existence of any Event of Default, the Administrative Agent shall have all of the rights and remedies of a secured party upon default under the UCC, in addition to which the Administrative Agent shall have all and each of the following rights and remedies:

     (a) To give notice to any bank at which any DDA or Blocked Account is maintained and in which Proceeds of Collateral are deposited, to turn over such Proceeds directly to the Administrative Agent.

     (b) To collect the Receivables Collateral with or without the taking of possession of any of the Collateral.

     (c) To take possession of all or any portion of the Collateral.

     (d) To sell, lease, or otherwise dispose of any or all of the Collateral, in its then condition or following such preparation or processing as the Administrative Agent deems advisable and with or without the taking of possession of any of the Collateral.

     (e) To conduct one or more going out of business sales which include the sale or other disposition of the Collateral, subject to the rights of lessors under any Leases and applicable law.

     (f) To apply the Proceeds of the Collateral in reduction of the Liabilities.

     (g) To exercise all or any of the rights, remedies, powers, privileges, and discretions under all or any of the Loan Documents.

     11.3 Sale of Collateral.

     (a) Any sale or other disposition of the Collateral may be at public or private sale upon such terms and in such manner as the Administrative Agent deems advisable, having due regard to compliance with any statute or regulation which might affect, limit, or apply to the Administrative Agent's disposition of the Collateral.

     (b) The Administrative Agent, in the exercise of the Administrative Agent's Rights and Remedies during the existence of an Event of Default, may conduct one or more



                                      -81-
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going out of business sales, in the Administrative Agent's own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by any Credit Party, subject to the rights of lessors under any Leases and applicable law.

     (c) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Administrative Agent shall provide the Lead Borrower with such notice as may be practicable under the circumstances), the Administrative Agent shall give the Lead Borrower at least ten (10) days prior written notice of the date, time, and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made. Each Credit Party agrees that such written notice shall satisfy all requirements for notice to that Credit Party which are imposed under the UCC or other applicable law with respect to the exercise of the Administrative Agent's rights and remedies upon default.

     (d) The Administrative Agent and any Lender may purchase the Collateral, or any portion of it at any sale held under this Article.

     (e) If any of the Collateral is sold, leased, or otherwise disposed of by the Administrative Agent on credit, the Liabilities shall not be deemed to have been reduced as a result thereof unless and until payment is finally received thereon by the Administrative Agent.

     (f) The Administrative Agent shall apply the proceeds of the Administrative Agent's exercise of its rights and remedies upon default pursuant to this
Article 11 in accordance with Sections 13.6 and 13.7.

     11.4 Occupation of Business Location. In connection with the Administrative Agent's exercise of the Administrative Agent's rights under this Article 11, during the existence of an Event of Default, the Administrative Agent may enter upon, occupy, and use any premises owned or occupied by any Credit Party, subject to the rights of lessors under any Leases existing on the Closing Date and applicable law, and may exclude each Credit Party from such premises or portion thereof as may have been so entered upon, occupied, or used by the Administrative Agent. The Administrative Agent shall not be required to remove any of the Collateral from any such premises upon the Administrative Agent's taking possession thereof, and may render any Collateral unusable to the Credit Parties. In no event shall the Administrative Agent be liable to any Credit Party for use or occupancy by the Administrative Agent of any premises pursuant to this Article 11, nor for any charge (such as wages for any Credit Party's employees and utilities) incurred in connection with the Administrative Agent's exercise of the Administrative Agent's Rights and Remedies. To the extent any Credit Party enters into after the Closing Date any Lease or financing of any owned or leased real property, (i) if such property is to be used as a warehouse, such Credit Party will ensure that the lessor or mortgagee thereunder agrees in writing for the benefit of the Administrative Agent to allow the Administrative Agent (or its designees) to access such property in the exercise of its rights under this Section 11 and, (ii) if such property is to be used as a store location or a warehouse, in either case holding Inventory valued in excess of $5,000,000.00, such Credit Party will use good faith efforts such that the lessor or mortgagee thereunder agrees in writing for the benefit of the Administrative Agent not to interfere with the Administrative Agent's exercise of its rights under this Section 11 to the



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extent that such lessor or mortgagee has rights to the Inventory which have priority over the Collateral Interests of the Administrative Agent in the Collateral.

     11.5 Grant of Nonexclusive License. Each Credit Party hereby grants to the Administrative Agent a royalty free nonexclusive irrevocable license during the existence of an Event of Default and subject to the rights of any third Person (including, without limitation, any lessor under a Lease) and Applicable Law (a) to use, apply, and affix any trademark, trade name, logo, or the like in which any Credit Party now or hereafter has rights, such license being with respect to the Administrative Agent's exercise of the rights hereunder including, without limitation, in connection with any completion of the sale or other disposition of Inventory, and (b) to use any or all furniture, fixtures and equipment located at any of the stores or other leased facilities of the Credit Parties in connection with any completion of the sale or other disposition of Inventory, and (c) to use any or all intellectual property, general intangibles (including, without limitation, the Credit Parties' trade names), books, records, and information relating to the Collateral and/or to the operation of each Credit Party's business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded, and maintained, and other assets of each Credit Party.

     11.6 Assembly of Collateral. The Administrative Agent may require any Borrower to assemble the Collateral and make it available to the Administrative Agent at the Credit Parties' sole risk and expense at a place or places which are reasonably convenient to both the Administrative Agent and the Lead Borrower.

     11.7 Rights and Remedies. The rights, remedies, powers, privileges, and discretions of the Administrative Agent under this Agreement (herein, the "Administrative Agent's Rights and Remedies") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Administrative Agent in exercising or enforcing any of the Administrative Agent's Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Administrative Agent of any Event of Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of any of the Administrative Agent's Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Administrative Agent and any person, at any time, shall preclude the other or further exercise of the Administrative Agent's Rights and Remedies. No waiver by the Administrative Agent of any of the Administrative Agent's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. The Administrative Agent's Rights and Remedies may be exercised at such time or times and in such order of preference as the Administrative Agent may determine. The Administrative Agent's Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.

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                                   SECTION 12
                           FUNDINGS AND DISTRIBUTIONS

     12.1 Funding Procedures. Subject to Section 12.2:

     (a) The Administrative Agent shall advise each Revolving Credit Lender, no later than 1:30 PM Boston time on a date on which any Revolving Credit Loan (other than a Swing Line Loan) is to be made on that date. Such advice, in each instance, may be by telephone or facsimile transmission, provided that if such advice is by telephone, it shall be confirmed in writing. Advice of a Revolving Credit Loan shall include the amount of and interest rate applicable to the subject Revolving Credit Loan.

     (b) Subject to that Revolving Credit Lender's Revolving Credit Commitment, each Revolving Credit Lender, by no later than the end of business on the day on which the subject Revolving Credit Loan (including any Permissible OverLoan) is to be made, shall Transfer that Revolving Credit Lender's Revolving Credit Commitment Percentage of the subject Revolving Credit Loan to the Administrative Agent.

     (c) No later than 11:00 AM Boston time on the Closing Date, each Term Loan Lender shall transfer to the Administrative Agent that Term Loan Lender's Term Loan Commitment Percentage of the Total Term Loan Commitment and the Administrative Agent shall make available to the Lead Borrower no later than 1:00 PM Boston time on such day the full amount of such Term Loan Commitments so received.

     12.2 Swing Line Loans.

     (a) In the event that, when a Revolving Credit Loan is requested, the aggregate unpaid balance of the Swing Line Loan is less than the Swing Line Loan Ceiling, then the Swing Line Lender may advise the Administrative Agent that the Swing Line Lender has determined to include up to the amount of the requested Revolving Credit Loan as part of the Swing Line Loan. In such event, the Swing Line Lender shall Transfer the amount of the requested Revolving Credit Loan to the Administrative Agent.

     (b) The Swing Line Loan shall be converted to a Revolving Credit Loan in which all Revolving Credit Lenders participate as follows:

          (i) At any time and from time to time, the Swing Line Lender may advise the Administrative Agent that all, or any part of the Swing Line Loan is to be converted to a Revolving Credit Loan in which all Revolving Credit Lenders participate.

          (ii) At the initiation of a Liquidation, the then entire unpaid principal balance of the Swing Line Loan shall be converted to a Revolving Credit Loan in which all Revolving Credit Lenders participate.

In either such event, the Administrative Agent shall advise each Revolving Credit Lender of such conversion as if, and with the same effect as if such conversion were the making of a Revolving Credit Loan as provided in Section 12.1.

     (c) The Swing Line Lender, in separate capacities, may also be the Administrative Agent and a Revolving Credit Lender.

     (d) The Swing Line Lender, in its capacity as Swing Line Lender, is not a Revolving Credit Lender for any of the following purposes:

          (i) Except as otherwise specifically provided in the relevant Section, any distribution pursuant to Section 13.6.

          (ii) Determination of whether the requisite Revolving Credit Commitments have Consented to action requiring such Consent.

     12.3 Administrative Agent's Covering of Funding.

     (a) Each Lender shall make available to the Administrative Agent, as provided herein, that Lender's Revolving Credit Commitment Percentage and Term Loan Percentage of the following:

          (i) Each Revolving Credit Loan (including any Permissible OverLoan), up to the maximum amount of that Revolving Credit Lender's Revolving Credit Commitment.

          (ii) Up to the maximum amount of that Revolving Credit Lender's Revolving Credit Commitment of each L/C Drawing (to the extent that such L/C Drawing is not "covered" by a Revolving Credit Loan as provided herein).

          (iii) Each Term Loan up to the maximum amount of that Term Loan Lender's Term Loan Commitment.

     (b) In all circumstances, the Administrative Agent may:

          (i)   Assume that each Revolving Credit Lender, subject to Sections
     2.5 and 12.3(a), timely shall make available to the Administrative Agent that Revolving Credit Lender's Revolving Credit Commitment Percentage of each Revolving Credit Loan (including any Permissible OverLoan), notice of which is provided pursuant to Section 12.1.

          (ii) Assume that each Term Loan Lender, subject to Section 12.3(a), timely shall make available to the Administrative Agent that Term Loan Lender's Term Loan Percentage of any Term Loan, notice of which is provided pursuant to Section 12.1.

          (iii) In reliance upon such assumption, make available the corresponding amount to the Borrowers.

          (iv) Assume that each Lender timely shall pay, and shall make available, to the Administrative Agent all other amounts which that Lender is obligated to so pay and/or make available hereunder or under any of the Loan Documents.

     (c) In the event that, in reliance upon any of such assumptions, the Administrative Agent makes available a Revolving Credit Lender's Revolving Credit Commitment Percentage of one or more Revolving Credit Loans (including any permissible OverLoan), a Term Loan Lender's Term Loan Percentage of any Term Loan, or any other amount to be made available hereunder or under any of the Loan Documents, which amount a Lender (a "Delinquent Lender") fails to provide to the Administrative Agent within one (1) Business Day of written notice of such failure, then:

          (i) The amount which had been made available by the Administrative Agent is an "Administrative Agent's Cover" (and is so referred to herein).

          (ii) All interest paid by the Borrowers on account of the Loan or coverage of the subject L/C Drawing which consist of the Administrative Agent's Cover shall be retained by the Administrative Agent until the Administrative Agent's Cover, with interest, has been paid.

          (iii) The Delinquent Lender shall pay to the Administrative Agent, on demand, interest at a rate equal to the prevailing federal funds rate on any Administrative Agent's Cover in respect of that Delinquent Lender.

          (iv) The Administrative Agent shall have succeeded to all rights to payment to which the Delinquent Lender otherwise would have been entitled hereunder in respect of those amounts paid by or in respect of the Borrowers on account of the Administrative Agent's Cover together with interest until it is repaid. Such payments shall be deemed made first towards the amounts in respect of which the Administrative Agent's Cover was provided and only then towards amounts in which the Delinquent Lender is then participating. For purposes of distributions to be made pursuant to
     Section 12.4(a) (which relates to ordinary course distributions) or Section
     13.6 (which relates to distributions of proceeds of a Liquidation) below, amounts shall be deemed distributable to a Delinquent Lender (and consequently, to the Administrative Agent to the extent to which the Administrative Agent is then entitled) at the highest level of distribution (if applicable) at which the Delinquent Lender would otherwise have been entitled to a distribution.

          (v) Subject to Subsection 12.3(c)(iv), the Delinquent Lender shall be entitled to receive any payments from the Borrowers to which the Delinquent Lender is then entitled, provided however there shall be deducted from such amount and retained by the Administrative Agent any interest to which the Administrative Agent is then entitled on account of
     Section 12.3(c)(ii), above.

     (d) A Delinquent Lender shall not be relieved of any obligation of such Delinquent Lender hereunder (all and each of which shall constitute continuing obligations on the part of any Delinquent Lender).

     (e) A Delinquent Lender may cure its status as a Delinquent Lender by paying the Administrative Agent the aggregate of the following:

          (i) The Administrative Agent's Cover (to the extent not previously repaid by the Borrowers and retained by the Administrative Agent in accordance with Subsection 12.3(c)(iv), above) with respect to that Delinquent Lender.

     Plus

          (ii) The aggregate of the amount payable under Subsection 12.3(c)(iii), above (which relates to interest to be paid by that Delinquent Lender).

     Plus

          (iii) All such costs and expenses as may be incurred by the Administrative Agent in the enforcement of the Administrative Agent's rights against such Delinquent Lender.

     12.4 Ordinary Course Distributions. (This Section 12.4 applies, and sets forth rights and obligations amongst the Lenders only, unless the provisions of
Section 13.6 (which relates to distributions in the event of a Liquidation) become operative).

     (a) Weekly, on such day as may be set from time to time by the Administrative Agent (or more frequently at the Administrative Agent's option) the Administrative Agent and each Lender shall settle up on amounts advanced under the Revolving Credit and collected funds received in the Concentration Account or otherwise paid by the Borrowers.

     (b) The Administrative Agent shall distribute to the Swing Line Lender and to each Lender, such Person's respective pro rata share of interest payments on the Loans when actually received and collected by the Administrative Agent. For purposes of calculating interest due to a Lender, that Lender shall be entitled to receive interest on the actual amount contributed by that Lender towards the principal balance of the Loans outstanding during the applicable period covered by the interest payment made by the Borrowers. Any net principal reductions to the Loans received by the Administrative Agent in accordance with the Loan Documents during such period shall not reduce such actual amount so contributed, for purposes of calculation of interest due to that Lender, until the Administrative Agent has distributed to that Lender its pro rata share thereof.

     (c) The Administrative Agent shall distribute (i) Early Termination Fees to the applicable Lenders pro rata based upon their Revolving Credit Commitment Percentage or their Term Loan Percentage, as the case may be, (ii) L/C fees and, except as otherwise provided in Section 2.16, Line Fees paid on account of the Revolving Credit to the Revolving Credit Lenders pro rata based upon their Revolving Credit Commitment Percentages and (iii) any fees payable under Section
2.25 to the applicable Lenders, pro rata, based upon the Commitments of such Lender as of the date on which the Lead Borrower provides notice of its election to extend the Maturity Date.

     (d) No Lender shall have any interest in, or right to receive any part of, the Commitment Fee or the Agent's Fee to be paid by the Borrowers to the Administrative Agent pursuant to this Agreement. Each Lender shall be paid such fees upon becoming a Lender hereunder as may be agreed between such Lender and the Arranger.

     (e) Any amount received by the Administrative Agent as reimbursement for any cost or expense (including without limitation, attorneys' reasonable fees) shall be distributed by the Administrative Agent to that Person which is entitled to such reimbursement as provided in this Agreement (and if such Person(s) is (are) the Lenders, pro rata based upon their respective Term Loan Percentages, Revolving Credit Commitment Percentages or Total Commitment Percentages, as the case may be, at the date on which the expense, in respect of which such reimbursement is being made, was incurred).

     (f) Each distribution pursuant to this Section 12.4 is subject to Section 12.3(c), above.

                                   SECTION 13
                          ACCELERATION AND LIQUIDATION

     13.1 Acceleration Notices.

     (a) The Administrative Agent may give the Lenders a Notice of Acceleration at any time during the existence of an Event of Default.

     (b) The Majority Lenders may give the Administrative Agent a Notice of Acceleration at any time during the existence of an Event of Default. Such notice may be by multiple counterparts.

     13.2 Acceleration. Unless stayed by judicial or statutory process, the Administrative Agent shall accelerate the time for payment of the Liabilities and declare the Liabilities immediately due and payable in full within a commercially reasonable time following:

     (a) The Administrative Agent's giving of a Notice of Acceleration to the Lenders as provided in Section 13.1(a).

     (b) The Administrative Agent's receipt of a Notice of Acceleration from the Majority Lenders, in compliance with Section 13.1(b).

     13.3 Initiation of Liquidation. Unless stayed by judicial or statutory process, a Liquidation shall be initiated by the Administrative Agent within a commercially reasonable time following acceleration of the Liabilities.

     13.4 Actions at and Following Initiation of Liquidation.

     (a) At the initiation of a Liquidation:

          (i) The unpaid principal balance of the Swing Line Loan (if any) shall be converted, pursuant to Section 12.2(b)(ii), to a Revolving Credit Loan in which all Revolving Credit Lenders participate.

          (ii) The Administrative Agent and the Revolving Credit Lenders shall "net out" each Revolving Credit Lender's respective contributions towards the Revolving Credit Loans, so that each Revolving Credit Lender holds that Revolving Credit Lender's Revolving Credit Commitment Percentage of the Revolving Credit Loans and advances.

          (b) Following the initiation of a Liquidation, each Revolving Credit Lender shall contribute, towards any L/C thereafter honored and not immediately reimbursed by the Borrowers, that Revolving Credit Lender's Revolving Credit Commitment Percentage of such honoring.

     13.5 Administrative Agent's Conduct of Liquidation.

     (a) Any Liquidation shall be conducted by the Administrative Agent, with the advice and assistance of the Lenders.

     (b) The Administrative Agent may establish one or more Nominees to "bid in" or otherwise acquire ownership to any Post Foreclosure Asset, provided that the Administrative Agent may "bid in" for any such assets only at such prices as may be directed by the Majority Lenders.

     (c) The Administrative Agent shall manage the Nominee and manage and dispose of any Post Foreclosure Assets with a view towards the realization of the economic benefits of the ownership of the Post Foreclosure Assets and in such regard, the Administrative Agent and/or the Nominee may operate, repair, manage, maintain, develop, and dispose of any Post Foreclosure Asset in such manner as the Administrative Agent determines as appropriate under the circumstances.

     (d) The Administrative Agent may decline to undertake or to continue taking a course of action or to execute an action plan (whether proposed by the Administrative Agent or any Lender) unless indemnified to the Administrative Agent's satisfaction by the Lenders against any and all liability and expense which may be incurred by the Administrative Agent by reason of taking or continuing to take that course of action or action plan.

     (e) Each Secured Party shall execute all such instruments and documents not inconsistent with the provisions of this Agreement as the Administrative Agent and/or the Nominee reasonably may request with respect to the creation and governance of any Nominee, the conduct of the Liquidation, and the management and disposition of any Post Foreclosure Asset.

     13.6 Distribution of Liquidation Proceeds. (a) During the existence of an Event of Default, the Administrative Agent may establish one or more reasonably funded reserve accounts into which proceeds of the conduct of any Liquidation may be deposited in anticipation of future expenses which may be incurred by the Administrative Agent in the exercise of rights as a secured creditor of the Credit Parties and prior claims which the Administrative Agent reasonably anticipates may need to be paid.

     (b) The Administrative Agent shall distribute the net proceeds of Liquidation in accordance with the relative priorities set forth in Section 13.7.

     (c) Each Lender, on the written request of the Administrative Agent and/or any Nominee, not more frequently than once each month, shall reimburse the Administrative Agent and/or any Nominee, pro rata, for any cost or expense reasonably incurred by the Administrative Agent and/or the Nominee in the conduct of a Liquidation, which amount is not covered out of current proceeds of the Liquidation, which reimbursement shall be paid over to and distributed by the Administrative Agent.

     13.7 Relative Priorities to Proceeds of Liquidation. The relative priorities to the proceeds of a Liquidation are as follows:

(a) To the Administrative Agent as reimbursement for all reasonable third party costs and expenses incurred by the Administrative Agent and to Lenders' Special Counsel and to any funded reserve established pursuant to Section 13.6(a); and then

     (b) To the Swing Line Lender, on account of any Swing Line Loans not converted to Revolving Credit Loans pursuant to Section 13.4(a)(i); and then

     (c) To the Lenders (other than any Delinquent Lender), pro rata, to the unpaid principal balance of the Revolving Credit and the Term Loans; and then

     (d) To the Lenders (other than any Delinquent Lender), pro rata, to accrued interest on the Revolving Credit and the Term Loans; and then

     (e) To the Lenders (other than any Delinquent Lender), pro rata, to those fees distributable hereunder to the Lenders; and then

     (f) To any Delinquent Lenders, pro rata to amounts to which such Revolving Credit Lenders otherwise would have been entitled pursuant to Sections 13.7(c), 13.7(d) or 13.7(e); and then

     (g) To any applicable Lenders, pro rata, to the extent of the Early Termination Fee; and then

     (h) To any other Liabilities then outstanding (including, without limitation on account of any claims then threatened or asserted against any Secured Party for which the Credit Parties are obligated to provide an indemnity).

     (i) To the Lead Borrower or whoever may be lawfully entitled thereto.

                                   SECTION 14
                            THE ADMINISTRATIVE AGENT

     14.1 Appointment of the Administrative Agent.

     (a) Each of the Lenders and the Issuer appoints and designates Fleet Retail Finance Inc. as the "Administrative Agent" hereunder and under the Loan Documents.

     (b) Each of the Lenders and the Issuer authorizes the Administrative Agent:

          (i) To execute those of the Loan Documents and all other instruments relating thereto to which the Administrative Agent is a party.

          (ii) To take such action on behalf of the Lenders and the Issuer and to exercise all such powers as are expressly delegated to the Administrative Agent hereunder and in the Loan Documents and all related documents, together with such other powers as are reasonably incident thereto.

     14.2 Responsibilities of Administrative Agent; Other Agents.

     (a) The Administrative Agent shall not have any duties or responsibilities to, or any fiduciary relationship with, any Secured Party except for those expressly set forth in this Agreement.

     (b) Neither the Administrative Agent nor any of its Affiliates shall be responsible to any Secured Party for any of the following:

          (i) Any recitals, statements, representations or warranties made by any Credit Party or any other Person.

          (ii) Any appraisals or other assessments of the assets of any Credit Party or of any other Person responsible for or on account of the Liabilities.

          (iii) The value, validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement, the other Loan Documents or any other document referred to or provided for therein.

          (iv) Any failure by any Credit Party or any other Person (other than the Administrative Agent) to perform its obligations under the Loan Documents.

     (c) The Administrative Agent may employ attorneys, accountants, and other professionals and agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such attorneys, accountants, and other professionals or agents or attorneys-in-fact selected by the Administrative Agent with reasonable care. No such attorney, accountant, other professional, agent, or attorney-in-fact shall be responsible for any action taken or omitted to be taken by any other such Person.

     (d) Neither the Administrative Agent, nor any of its directors, officers, or employees shall be responsible for any action taken or omitted to be taken by any other of them in connection herewith in reliance upon advice of its counsel nor, in any other event except for any action taken or omitted to be taken as to which a final judicial determination has been or is made (in a proceeding in which such Person has had an opportunity to be heard) that such Person had acted in a grossly negligent manner, in actual bad faith, or in willful misconduct.

     (e) The Administrative Agent shall not have any responsibility in any event for more funds than the Administrative Agent actually receives and collects.

     (f) The Administrative Agent, in its separate capacity as a Lender, shall have the same rights and powers hereunder as any other Lender.

     (g) The Arranger, the Syndication Agent, the Documentation Agent and the Co-Agents, in their respective capacities as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents.

     14.3 Concerning Distributions by the Administrative Agent.

     (a) The Administrative Agent in the Administrative Agent's reasonable discretion based upon the Administrative Agent's determination of the likelihood that additional payments will be received, expenses incurred, and/or claims made by third parties to all or a portion of such proceeds, may delay the distribution of any payment received on account of the Liabilities.

     (b) The Administrative Agent may disburse funds prior to determining that the sums which the Administrative Agent expects to receive have been finally and unconditionally paid to the Administrative Agent. If and to the extent that the Administrative Agent does disburse funds and it later becomes apparent that the Administrative Agent did not then receive a payment in an amount equal to the sum paid out, then any Lender to whom the Administrative Agent made the funds available, on demand from the Administrative Agent, shall refund to the Administrative Agent the sum paid to that person.

     (c) If, in the opinion of the Administrative Agent, the distribution of any amount received by the Administrative Agent might involve the Administrative Agent in liability, or might be prohibited hereby, or might be questioned by any Person, then the Administrative Agent may refrain from making distribution until the Administrative Agent's right to make distribution has been adjudicated by a court of competent jurisdiction.

     (d) The proceeds of any Lenders exercise of any right of, or in the nature of, set-off shall be deemed, First, to the extent that a Lender is entitled to any distribution hereunder, to constitute such distribution and Second, shall be shared with the other Lenders as if distributed pursuant to (and shall be deemed as distributions under) Section 13.7.

     (e) Each Lender recognizes that the crediting of the Borrowers with the "proceeds" of any transaction in which a Post Foreclosure Asset is acquired is a non-cash transaction and that, in consequence, no distribution of such "proceeds" will be made by the Administrative Agent to any Lender.

     (f) In the event that (x) a court of competent jurisdiction shall adjudge that any amount received and distributed to the Lenders by the Administrative Agent is to be repaid or disgorged or (y) the Majority Lenders determine to effect such repayment or disgorgement, then each Lender to which any such distribution shall have been made shall repay, to the Administrative Agent which had made such distribution, that Lender's pro rata share of the amount so adjudged or determined to be repaid or disgorged.

     14.4 Dispute Resolution. Any dispute among the Lenders, the Issuer, the Administrative Agent and/or any other Secured Party concerning the interpretation, administration, or enforcement of the financing arrangements contemplated by this or any other Loan Document or the interpretation or administration of this or any other Loan Document which cannot be resolved amicably shall be resolved in the United States District Court for the District of New York, sitting in New York or in the Supreme Court of New York County, New York, to the jurisdiction of which courts each of the Lenders and the Issuer hereby submits.

     14.5 Distributions of Notices and of Documents. The Administrative Agent will forward to each Lender, promptly after the Administrative Agent's receipt thereof, a copy of each notice or other document furnished to the Administrative Agent pursuant to this Agreement, including monthly, quarterly, and annual financial statements received from the Lead Borrower pursuant to Article 5 of this Agreement, other than any of the following:

     (a) Routine communications associated with requests for Revolving Credit Loans and/or the issuance of L/Cs.

     (b) Routine or nonmaterial communications.

     (c) Any notice or document of which the Administrative Agent has knowledge that such notice or document had been forwarded to the Lenders other than by the Administrative Agent.

     14.6 Confidential Information.

     (a) Each Lender will maintain, as confidential, all of the following:

          (i) Proprietary approaches, techniques, and methods of analysis which are applied by the Administrative Agent in the administration of the credit facility contemplated by this Agreement.

          (ii) Proprietary forms and formats utilized by the Administrative Agent in providing reports to the Lenders pursuant hereto, which forms or formats are not of general currency.

     (b) Nothing included herein shall prohibit the disclosure of any such information as may be required to be provided by judicial process or by regulatory authorities having jurisdiction over any party to this Agreement.

     14.7 Reliance By Administrative Agent. The Administrative Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, telex, or facsimile) reasonably believed by the Administrative Agent to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of attorneys, accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for in this Agreement, any Loan Document, or in any other document referred to therein, the Administrative Agent shall in all events be fully protected in acting, or in refraining from acting, in accordance with the applicable Consent required by this Agreement. Instructions given with the requisite Consent shall be binding on all Lenders.

     14.8 Non-Reliance on Administrative Agent and Other Lenders.

     (a) Each Lender represents to all other Lenders and to the Administrative Agent that such Lender:

          (i) Independently and without reliance on any representation or act by Administrative Agent or by any other Lender, and based on such documents and information as that Lender has deemed appropriate, has made such Lender's own appraisal of the financial condition and affairs of the Credit Parties and decision to enter into this Agreement.

          (ii) Has relied upon that Lender's review of the Loan Documents by that Lender and by counsel to that Lender as that Lender deemed appropriate under the circumstances.

     (b) Each Lender agrees that such Lender, independently and without reliance upon Administrative Agent or any other Lender, and based upon such documents and information as such Lender shall deem appropriate at the time, will continue to make such Lender's own appraisals of the financial condition and affairs of the Credit Parties when determining whether to take or not to take any discretionary action under this Agreement.

     (c) The Administrative Agent, in the discharge of that Administrative Agent's duties hereunder, shall not be required to make inquiry of, or to inspect the properties or books of, any Person.

     (d) Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder (as to which, see Section 14.5), the Administrative Agent shall not have any affirmative duty or responsibility to provide any Secured Party with any credit or other information concerning any Person, which information may come into the possession of Administrative Agent or any Affiliate of the Administrative Agent.

     (e) Each Lender, at such Lender's request, shall have reasonable access to all nonprivileged documents in the possession of the Administrative Agent, which documents relate to the Administrative Agent's performance of its duties hereunder.

     (f) Each Lender understands that Latham & Watkins is acting as legal counsel to Fleet National Bank, Fleet Retail Finance and Fleet Securities, Inc. in this transaction in their respective capacities hereunder.

     14.9 Indemnification. Without limiting the liabilities of the Credit Parties under this Agreement or any of the other Loan Documents, each Lender shall indemnify the Administrative Agent, pro rata based upon their respective Total Commitment Percentages for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys' fees and expenses and other out-of-pocket expenditures) which may at any time be imposed on, incurred by, or asserted against the Administrative Agent and in any way relating to or arising out of this Agreement or any other Loan Document or any documents contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of terms hereof or thereof or of any such other documents, provided, however, no Lender shall be liable for any of the foregoing to the extent that any of the foregoing arises from any action taken or omitted to be taken by the Administrative Agent as to which a final judicial determination has been or is made (in a proceeding in which the Administrative Agent has had an opportunity to be heard) that the Administrative Agent had acted in a grossly negligent manner, in actual bad faith, or in willful misconduct.

     14.10 Resignation of Administrative Agent.

     (a) The Administrative Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Lenders. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right to appoint a successor to such Administrative Agent, which shall be a Lender (and if no Event of Default has occurred, with the consent of the Lead Borrower, not to be unreasonably withheld and, in any event, deemed given by the Lead Borrower if no written objection is provided by the Lead Borrower to the (resigning) Administrative Agent within seven (7) Business Days notice of such proposed appointment). If a successor Administrative Agent shall not have been so appointed and accepted such appointment within thirty (30) days after the giving of notice by the resigning Administrative Agent, then the resigning Administrative Agent may appoint a successor Administrative Agent, which shall be a bank or finance company where the making or administration of commercial loans is a significant part of the ordinary course of its business and which has a combined capital and surplus in excess of $300,000,000.00. The consent of the Lead Borrower otherwise required by this Section 14.10(a) shall not be required if an Event of Default has occurred.

     (b) Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor shall thereupon succeed to, and become vested with, all the rights, powers, privileges, and duties of the (resigning) Administrative Agent so replaced, and the (resigning) Administrative Agent shall be discharged from the (resigning) Administrative Agent's duties and obligations hereunder, other than on account of any responsibility for any action taken or omitted to be taken by the (resigning) Administrative Agent as to which a final judicial determination has been or is made (in a proceeding in which the (resigning) Person has had an opportunity to be heard) that such Person had acted in a grossly negligent manner or in bad faith.

     (c) After any retiring Administrative Agent's resignation, the provisions of this Agreement and of all other Loan Documents shall continue in effect for the retiring Person's benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                                   SECTION 15
        ACTION BY ADMINISTRATIVE AGENT - CONSENTS - AMENDMENTS - WAIVERS

     15.1 Administration of Credit Facilities.

     (a) Except as otherwise specifically provided in this Agreement, the Administrative Agent may take any action with respect to the credit facility contemplated by the Loan Documents as the Administrative Agent determines to be appropriate, provided, however, the Administrative Agent is not under any affirmative obligation to take any action which it is not required by this Agreement or the Loan Documents specifically to so take.

     (b) Except as specifically provided in the following Sections of this Agreement, whenever a Loan Document or this Agreement provides that action may be taken or omitted to be taken in an Administrative Agent's discretion, the Administrative Agent shall have the sole right to take, or refrain from taking, such action without, and notwithstanding, any vote of the Lenders:

    Action Described in Section             Type of Consent Required
    ---------------------------             ------------------------
    15.2                                    Majority Lenders
    15.3                                    Supermajority Revolving Credit Lenders
    15.4                                    Unanimous Consent
    15.5                                    Swing Line Lender Consent
    15.6                                    Consent of Issuer
    15.7                                    Consent of the Administrative Agent

     (c) The rights granted to the Lenders in those sections referenced in
Section 15.1(b) shall not otherwise limit or impair the Administrative Agent's exercise of its discretion under the Loan Documents.

     15.2 Actions Requiring or on Direction of Majority Lenders. Except as otherwise provided in this Agreement, the Consent or direction of the Majority Lenders is required for any amendment, waiver, or modification of any Loan Document.

     15.3 Actions Requiring or on Direction Of Supermajority Revolving Credit Lenders. The Swing Line Loan Ceiling may not be increased to an amount in excess of $40,000,000.00 (or such greater amount to which such Swing Line Loan Ceiling has been previously increased in accordance with the provisions of this Section
15.3 without the Consent of the Supermajority Revolving Credit Lenders.

     15.4 Actions Requiring or Directed by Unanimous Consent. None of the following may take place except with the Consent of each Lender directly adversely affected thereby or with Unanimous Consent (as set forth below):

     (a) Any increase in any Lender's Commitment, Term Loan Percentage or Revolving Credit Commitment Percentage (other than by reason of the application of Section 15.10 (which deals with NonConsenting Lenders) or Section 16.1 (which deals with assignments and participations)) requires the consent of the Majority Lenders and each Lender whose Commitment, Term Loan Percentage and/or Revolving Credit Commitment Percentage is being so increased.

     (b) Any decrease in any interest rate or fee payable to the Lenders on account of the Loans requires Unanimous Consent.

     (c) Any extension of the Maturity Date (other than pursuant to Section 2.25) requires Unanimous Consent.

     (d) Any permanent forgiveness of all or any portion of any payment Liability requires the consent of the Majority Lenders and each Lender to whom such a forgiven payment Liability is owed.

     (e) Any decrease in any interest rate or fee payable under any of the Loan Documents (other than any Agent's Fee (for which the consent of the Administrative Agent shall also be required) and of any fee provided for by the Fee Letter (which may be amended by written agreement between the Lead Borrower on the one hand, and the Administrative Agent on the other)) requires Unanimous Consent.

     (f) Any release of a material portion of the Collateral (except as otherwise required or provided for in the Loan Documents or to facilitate a Liquidation) requires Unanimous Consent.

     (g) Any amendment of the definition of the terms "Borrowing Base" or of any definition of any component thereof, such that more credit would be available to the Borrowers, based on the same assets, as would have been available to the Borrowers immediately prior to such amendment requires Unanimous Consent, it being understood, however, that:

          (i) The foregoing shall not limit the adjustment by the Administrative Agent of any Reserve in the Administrative Agent's administration of the Revolving Credit as otherwise permitted by this Agreement.

          (ii) The foregoing shall not prevent the Administrative Agent, in its administration of the Revolving Credit, from restoring any component of the Borrowing Base which had been lowered by the Administrative Agent back to the value of such component, as stated in this Agreement or to an intermediate value.

     (h) Any release of any Person obligated on account of the Liabilities requires Unanimous Consent.

     (i) The making of any Revolving Credit Loan which, when made, exceeds Availability and is not a Permissible OverLoan requires Unanimous Consent, provided, however,

          (i) no Consent shall be required in connection with the making of any Revolving Credit Loan to "cover" any honoring of a drawing under any L/C; and

          (ii) each Lender recognizes that subsequent to the making of a Revolving Credit Loan which does not constitute a Permissible OverLoan, the unpaid principal balance of the Loan Account (other than with respect to the Term Loans) may exceed the Borrowing Base on account of changed circumstances beyond the control of the Administrative Agent (such as a drop in collateral value).

     (j) The waiver of the obligation of the Borrowers to reduce the unpaid principal balance of Revolving Credit Loans under the Revolving Credit to an amount which does not exceed a Permissible OverLoan or to eliminate an OverLoan requires Unanimous Consent.

     (k) Any amendment of this Article 15 requires Unanimous Consent.

     (l) Amendment of any of the following Definitions requires Unanimous
Consent:

                     "Appraised Inventory Liquidation Value"

                     "Appraised Inventory Percentage"

                     "Majority Lenders"

                     "Permissible OverLoan"

                     "Supermajority Revolving Credit Lenders"

                     "Unanimous Consent"

     15.5 Actions Requiring Swing Line Lender Consent. No action, amendment, or waiver of compliance with, any provision of the Loan Documents or of this Agreement which directly affects the Swing Line Lender may be undertaken without the Consent of the Swing Line Lender.

     15.6 Actions Requiring Issuer Consent. No action, amendment, or waiver of compliance with, any provision of the Loan Documents or of this Agreement which directly affects the Issuer may be undertaken without the Consent of the Issuer.

     15.7 Actions Requiring Administrative Agent's Consent.

          (a) No action, amendment, or waiver of compliance with, any provision of the Loan Documents or of this Agreement which affects the Administrative Agent in its capacity as Administrative Agent may be undertaken without the written consent of the Administrative Agent.

          (b) No action referenced herein which affects the rights, duties, obligations, or liabilities of the Administrative Agent shall be effective without the written consent of the Administrative Agent.

     15.8 Miscellaneous Actions.

     (a) Notwithstanding any other provision of this Agreement, no single Lender independently may exercise any right of action or enforcement against or with respect to any Credit Party.

     (b) The Administrative Agent shall be fully justified in failing or refusing to take action under this Agreement or any Loan Document on behalf of any Secured Party unless the Administrative Agent shall first

          (i) receive such clear, unambiguous, written instructions as the Administrative Agent deems appropriate from the required parties; and

          (ii) be indemnified to the Administrative Agent's satisfaction by the Secured Parties against any and all liability and expense which may be incurred by the Administrative Agent by reason of taking or continuing to take any such action, unless such action had been grossly negligent, in willful misconduct, or in bad faith.

     (c) The Administrative Agent may establish reasonable procedures for the providing of direction and instructions from the Lenders to the Administrative Agent, including its reliance on multiple counterparts, facsimile transmissions, and time limits within which such direction and instructions must be received in order to be included in a determination of whether the requisite percentage of Lenders has provided its direction, Consent, or instructions.

     15.9 Actions Requiring Lead Borrower's Consent.

     (a) The Lead Borrower's consent is required for any amendment of this Agreement, except that each of the following Articles of this Agreement may be amended without the consent of the Lead Borrower or any other Credit Party:


     Section       Title of Section
     -------       ----------------
     12            Revolving Credit Fundings and Distributions to Lenders
     14.1          The Administrative Agent
     15            Action by Administrative Agent - Consents - Amendments -
                   Waivers (other than 15.8(a), 15.8(b), 15.9 and 15.10)

     (b) Subject to Section 15.9(c), Section 15.4 (Unanimous Consent) may not be amended without the consent of the Lead Borrower:

     (c) The Lead Borrower's consent to the amendment of those provisions referenced in Section 15.9(b)

          (i) Shall be deemed given unless written objection is made, within seven (7) Business Days following the Administrative Agent's giving notice to the Lead Borrower of the proposed amendment; and

          (ii) shall not be required during the existence of any Event of Default.

     15.10 NonConsenting Lender.

     (a) In the event that a Lender (in this Section 15.10, a "NonConsenting Lender") does not provide its Consent to a proposal by the Administrative Agent to take action which requires consent under this Article 15, then subject to the prior consent of the Administrative Agent, one or more Lenders who provided Consent to such action may require the assignment, without recourse and in accordance with the procedures outlined in Section 16.1, below, of the NonConsenting Lender's commitment hereunder on fifteen (15) days written notice to the Administrative Agent and to the NonConsenting Lender.

     (b) At the end of such fifteen (15) days, and provided that the NonConsenting Lender delivers the Note held by the NonConsenting Lender to the Administrative Agent, the Lenders who have given such written notice shall Transfer the following to the NonConsenting Lender:

          (i) Such NonConsenting Lender's pro rata share of the principal and interest of the Loans to the date of such assignment.

          (ii) All fees distributable hereunder to the NonConsenting Lender to the date of such assignment.

          (iii) Any out-of-pocket costs and expenses for which the NonConsenting Lender is entitled to reimbursement from the Borrowers.

     (c) In the event that the NonConsenting Lender fails to deliver to the Administrative Agent the Note(s) held by the NonConsenting Lender as provided in
Section 15.10(b), then:

          (i) The amount otherwise to be Transferred to the NonConsenting Lender shall be Transferred to the Administrative Agent and held by the Administrative Agent, without interest, to be turned over to the NonConsenting Lender upon delivery of the Note(s) held by that NonConsenting Lender.

          (ii) The Note(s) held by the NonConsenting Lender shall have no force or effect whatsoever.

          (iii) The NonConsenting Lender shall cease to be a "Lender".

          (iv) The Lender(s) which have Transferred the amount to the Administrative Agent as described above shall have succeeded to all rights and become subject to all of the obligations of the NonConsenting Lender as "Lender".

     (d) In the event that more than one (1) Lender wishes to require such assignment, the NonConsenting Lender's commitment hereunder shall be divided among such Lenders, pro rata based upon their respective Term Loan Percentages or Revolving Credit

Commitment Percentages, as the case may be, with the Administrative Agent coordinating such transaction.

     (e) The Administrative Agent shall coordinate the retirement of the Note(s) held by the NonConsenting Lender and the issuance of Notes to those Lenders which "take-out" such NonConsenting Lender, provided, however, no processing fee otherwise to be paid as provided in Section 16.2(b) shall be due under such circumstances.

                                   SECTION 16
                             ASSIGNMENTS BY LENDERS

     16.1 Assignments and Assumptions.

     (a) Except as provided herein, each Lender (in this Section 16.1(a), an "Assigning Lender") may assign to one or more Eligible Assignees (in this
Section 16.1(a), each an "Assignee Lender") all or a portion of that Lender's interests, rights and obligations under this Agreement and the Loan Documents (including all or a portion of its Commitment) and the same portion of the Loans at the time owing to it, and of the Note held by the Assigning Lender, provided that:

          (i) The Administrative Agent (and, if no Event of Default then exists, the Lead Borrower) shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld, but may be withheld if the proposed assignment would result in any resulting Lender's having a Dollar Commitment of less than the "minimum hold" amount specified in Section 16.1(a)(iii), provided that any assignment complying with all other terms of this Section 16(a) to a Person then a Lender or an affiliate thereof shall not be subject to the prior consent of the Lead Borrower.

          (ii) Each such assignment shall be of a constant, and not a varying, percentage of all the Assigning Lender's rights and obligations under this Agreement; provided that a Lender that is both a Revolving Credit Lender and a Term Loan Lender may treat its Revolving Credit Commitment and its Term Loan separately for purposes of assignments.

          (iii) Following the effectiveness of such assignment, the Assigning Lender's Commitment (if not an assignment of all of the Assigning Lender's Commitment) shall not be less than $10,000,000.00.

     (b) Notwithstanding the foregoing, at any time when no Default or Event of Default exists, Fleet Retail Finance Inc. may not assign any of its Commitment if, following the effectiveness of such assignment, the Administrative Agent's Commitment is less than $60,000,000.

     16.2 Assignment Procedures. (This Section 16.2 describes the procedures to be followed in connection with an assignment effected pursuant to this Article 16 and permitted by Section 16.1).

     (a) The parties to such an assignment shall execute and deliver to the Administrative Agent, for recording in the Register, an Assignment and Acceptance substantially in the form of Exhibit E, (an "Assignment and Acceptance").

     (b) The Assigning Lender shall deliver to the Administrative Agent, with such Assignment and Acceptance, the Note held by the subject Assigning Lender and the Administrative Agent's processing fee of $3,500.00, provided, however, no such processing fee shall be due where the Assigning Lender is one of the Lenders (or an affiliate thereof) at the initial execution of this Agreement.

     (c) The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Lenders and of the Term Loan Percentage and/or Revolving Credit Commitment Percentage of each Lender. The Register shall be available for inspection by the Lenders at any reasonable time and from time to time upon reasonable prior notice. In the absence of manifest error, the entries in the Register shall be conclusive and binding on all Lenders. The Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a "Lender" hereunder for all purposes of this Agreement.

     (d) The Assigning Lender and Assignee Lender, directly between themselves, shall make all appropriate adjustments in payments for periods prior to the effective date of an Assignment and Assumption.

     16.3 Effect of Assignment.

     (a) From and after the effective date specified in an Assignment and Acceptance which has been executed, delivered, and recorded (which effective date the Administrative Agent may delay by up to five (5) Business Days after the delivery of such Assignment and Acceptance):

          (i)   The Assignee Lender:

                (B) Shall be a party to this Agreement and the Loan Documents (and to any amendments thereof) as fully as if the Assignee Lender had executed each.

                (C) Shall have the rights of a Lender hereunder to the extent of the Term Loan Percentage and/or Revolving Credit Commitment Percentage assigned by such Assignment and Acceptance.

          (ii) The Assigning Lender shall be released from the Assigning Lender's obligations under this Agreement and the Loan Documents to the extent of the Commitment assigned by such Assignment and Acceptance.

          (iii) The Administrative Agent shall undertake to obtain and distribute replacement Notes to the subject Assigning Lender and Assignee Lender.

     (b) By executing and delivering an Assignment and Acceptance, the parties thereto confirm to and agree with each other and with all parties to this Agreement as to those matters which are set forth in the subject Assignment and Acceptance.

                                   SECTION 17
                                     NOTICES

     17.1 Notice Addresses. All notices, demands, and other communications made in respect of any Loan Document (other than a request for a loan or advance or other financial accommodation under the Revolving Credit) shall be made to the following addresses, each of which may be changed upon seven (7) days written notice to all others given by certified mail, return receipt requested:

                  If to the Administrative Agent:

                                    Fleet Retail Finance Inc.
                                    40 Broad Street
                                    Boston, Massachusetts 02109
                                    Attention: Timothy Tobin
                                    Fax:       (617) 434-4339

                  With a copy to:

                                    Latham & Watkins
                                    885 Third Avenue
                                    New York, New York  10022
                                    Attention: Christopher R. Plaut
                                    Fax:       (212) 751-4864

                  If to the Lead Borrower
                  And All Credit Parties:

                                    ShopKo Stores, Inc.
                                    700 Pilgrim Way
                                    Green Bay, Wisconsin  54304
                                    Attention: Brian Bender
                                    Fax:       (920) 429-7560

                  With a copy to:

                                    Godfrey & Kahn, S.C.
                                    780 North Water Street
                                    Milwaukee, Wisconsin 53202-3590
                                    Attention: Randall J. Erickson
                                    Fax:       (414) 273-5198

                                    and

                                    ShopKo Stores, Inc.
                                    700 Pilgrim Way
                                    Green Bay, Wisconsin 54304
                                    Attention: Corporate Counsel
                                    Fax:       (920) 429-7401

     17.2 Notice Given.

     (a) Except as otherwise specifically provided herein, notices shall be deemed made and correspondence received, as follows (all times being local to the place of delivery or receipt):

          (i) By mail: the sooner of when actually received or three (3) days following deposit in the United States mail, postage prepaid.

          (ii) By recognized overnight express delivery: the Business Day following the day when sent.

          (iii) By Hand: If delivered on a Business Day after 9:00 AM and no later than 4:00 PM, when delivered. Otherwise, at the opening of the then next Business Day.

          (iv) By Facsimile transmission (which must include a header on which the party sending such transmission is indicated): If sent on a Business Day after 9:00 AM and no later than 4:00 PM, one (1) hour after being sent. Otherwise, at the opening of the then next Business Day.

     (b) Rejection or refusal to accept delivery and inability to deliver because of a changed address or facsimile number for which no due notice was given shall each be deemed receipt of the notice sent.

                                   SECTION 18
                                   TERMINATION

     18.1 Termination of Revolving Credit. The Revolving Credit shall remain in effect (subject to suspension as provided in Section 2.5(g) hereof) until the Termination Date.

     18.2 Actions on Termination.

     (a) On the Termination Date, the Borrowers shall pay the Administrative Agent (whether or not then due), in immediately available funds, all Liabilities then due and owing, including, without limitation: the following:

          (i) The entire balance of the Loan Account (including the unpaid principal balance of the Term Loans, the Revolving Credit Loans, and the Swing Line Loan).

          (ii)  Any then remaining installments of the Agent's Fee.

          (iii) Any payments due on account of the indemnification obligations included in Section 2.11(f).

          (iv)  Any accrued and unpaid Unused Fee.

          (v)   Any applicable portion of the Early Termination Fee.

          (vi) All unreimbursed costs and expenses (including legal expenses) of the Administrative Agent and of Lenders' Special Counsel for which each Credit Party is responsible.

     (b) On the Termination Date, the Borrowers shall also shall make such arrangements concerning any L/Cs then outstanding as are reasonably satisfactory to the Administrative Agent (such as cash collateralizing such L/Cs in an amount equal to 103% of the undrawn face amount thereof in a manner reasonably acceptable to the Administrative Agent).

     (c) Until such payment (Section 18.2(a)) and arrangements concerning L/Cs (Section 18.2(b)), all provisions of this Agreement, other than those included in Article 2 which place any obligation on the Administrative Agent or any Revolving Credit Lender to make any loans or advances or to provide any financial accommodations to any Borrower, shall remain in full force and effect until all Liabilities shall have been paid in full.

     (d) The release by the Administrative Agent of the Collateral Interests granted the Administrative Agent by the Credit Parties hereunder may be upon such conditions and indemnifications as the Administrative Agent may reasonably require.

                                   SECTION 19
                                    GUARANTY

     19.1 Guaranty.

     (a) Each of the Guarantors unconditionally and irrevocably guarantees the due and punctual payment and performance by the Borrowers of the Liabilities. Each of the Guarantors further agrees that the Liabilities may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Liabilities. The Liabilities of the Guarantors shall be joint and several.

     (b) Each of the Guarantors waives presentation to, demand for payment from and protest to the Borrowers or any other Guarantor, and also waives notice of protest for nonpayment. The obligations of the Guarantors hereunder shall not be affected by (i) the failure of any Secured Party to assert any claim or demand or to enforce any right or remedy against any Borrower or any other Guarantor under the provisions of this Agreement or any other Loan Document or otherwise;
(ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents; (iv) the release, exchange, waiver or foreclosure of any security held by any Secured Party; (v) the failure of any Secured Party to exercise any right or remedy against any other Guarantor; (vi) the release or substitution of any Guarantor or any other guarantor or (vii) any bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, liquidation or the like of any Borrower or any Guarantor including, but not limited to, (x) any Secured Party's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (y) any borrowing or grant of an Encumbrance by the Borrower or any Guarantor as debtor-in-possession, under Section 364 of the Bankruptcy Code, or
(z) the disallowance of all or any portion of any Secured Party's claim(s) for repayment of the Liabilities under Section 502 of the Bankruptcy Code.

     (c) Each of the Guarantors further agrees that this guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by any Secured Party to any security held for payment of the Liabilities or to any balance of any deposit, account or credit on the books of any Secured Party in favor of any Credit Party other than the Guarantor or any other Person.

     (d) Each of the Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of any Borrower and of any other Guarantor and any circumstances affecting the ability of any Borrower to perform under this Agreement.

     (e) Each Guarantor's guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the obligations, the Notes or any other instrument evidencing any Liabilities, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the obligations which might otherwise constitute a defense to this Guaranty. None of the Secured Parties makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to any Guarantor in respect of the management and maintenance of the obligations.

     (f) Subject to the provisions of Article 10, upon the Liabilities becoming due and payable (by acceleration or otherwise), the Secured Parties shall be entitled to immediate payment of such Liabilities by the Guarantors upon written demand by the Administrative Agent.

     19.2 No Impairment of Guaranty. The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Liabilities. Without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of any Secured Party to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Liabilities, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law, unless and until the Liabilities are paid in full.

     19.3 Subrogation. Upon payment by any Guarantor of any sums to any Secured Party hereunder, all rights of such Guarantor against any Borrower arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior final and indefeasible payment in full of all the Liabilities. If any amount shall be paid to such Guarantor for the account of any Borrower, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Liabilities, whether matured or unmatured.

     19.4 Credit Agreement. Each of the Guarantors acknowledges that it has read the Loan Documents and agrees to perform and observe all of the terms and provisions herein and therein applicable thereto.

     19.5 Maximum Guaranteed Amount. Without in any way limiting each Guarantor's obligations under this Agreement and the other Loan Documents as a "Credit Party," the maximum dollar amount of any Guarantor's payment obligation under this guaranty shall not exceed the greater of (i) the actual dollar amount of the recovery by the Administrative Agent upon a Liquidation of the Collateral owned by such Guarantor and (ii) the difference between (a) the Cost value of the Collateral owned by such Guarantor on the date on which a Default occurs under this Agreement which results in an uninterrupted period of time from the time of occurrence of such Default to a Liquidation of such Collateral during which one or more Defaults or Events of Default exist unwaived and uncured continuously under this Agreement plus the Cost value of any Collateral transferred (whether by sale, intercompany transfer or otherwise) to such Guarantor after such date and (b) repayments of the Loans directly from the Proceeds of Collateral owned by such Guarantor after the date of occurrence of such Default. Moreover, notwithstanding any other provision of this Guaranty to the contrary, if the obligations of any Guarantor hereunder would otherwise be held or determined by a court of competent jurisdiction in any action or proceeding involving any state corporate law or any state or Federal bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other law affecting the rights of creditors generally, to be void, invalid or unenforceable to any extent on account of the amount of such Guarantor's liability under this Guaranty, then notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by such Guarantor or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.

                                   SECTION 20
                                  MISCELLANEOUS

     20.1 Protection of Collateral. The Administrative Agent has no duty as to the collection or protection of the Collateral beyond the safe custody of such of the Collateral as may come into the possession of the Administrative Agent.

     20.2 Publicity. The Administrative Agent may issue one "tombstone" notice of the establishment of the credit facility contemplated by this Agreement and may make reference to each Credit Party (and may utilize any logo or other distinctive symbol associated with each Credit Party with the Lead Borrower's consent, which will not be unreasonably withheld) in connection with any advertising, promotion, or marketing undertaken by the Administrative Agent.

     20.3 Successors and Assigns. This Agreement shall be binding upon the Credit Parties and their respective representatives, successors, and assigns and shall enure to the benefit of the Administrative Agent, the Issuer and each Lender and their respective successors and permitted assigns, provided, however, no trustee or other fiduciary appointed with respect to any Credit Party shall have any rights hereunder, and provided further that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder. In the event that the Administrative Agent, the Issuer or any Lender assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of such assignor hereunder and such assignor shall thereupon be discharged and relieved from its duties and obligations hereunder.

     20.4 Severability. Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

     20.5 Amendments; Course of Dealing.

     (a) This Agreement and the other Loan Documents incorporate all discussions and negotiations between each Credit Party and the Administrative Agent, the Issuer and each Lender, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions thereof. Notwithstanding the foregoing, Sections 2, 3, and 4 of the Commitment Letter shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby. No failure by the Administrative Agent, the Issuer or any Lender to give notice to the Lead Borrower of any Credit Party's having failed to observe and comply with any warranty or covenant included in any Loan Document shall constitute a waiver of such warranty or covenant or the amendment of the subject Loan Document.

     (b) Each Credit Party may undertake any action otherwise prohibited hereby, and may omit to take any action otherwise required hereby, upon and with the express prior written consent of the Administrative Agent. Subject to Article 15, no consent, modification, amendment, or waiver of any provision of any Loan Document shall be effective unless executed in writing by or on behalf of the party to be charged with such modification, amendment, or waiver (and if such party is the Administrative Agent then by a duly authorized officer thereof). Any modification, amendment, or waiver provided by the Administrative Agent shall be in reliance upon all representations and warranties theretofore made to the Administrative Agent by or on behalf of the Credit Parties (and any guarantor, endorser, or surety of the Liabilities) and consequently may be rescinded in the event that any of such representations or warranties was not true and complete in all material respects when given.

     (c) Each reference in the Loan Documents to the exercise of discretion or the like by the Administrative Agent, the Issuer or any Lender shall be to such Person's exercise of its judgment, in good faith, based upon such Person's consideration of any such factors as the Administrative Agent, the Issuer or that Lender, determines as having a material bearing on credit risks associated with the providing of Loans and financial accommodations to the Borrowers, taking into account information of which that Person then has actual knowledge. The burden of establishing the failure of the Administrative Agent, the Issuer or any Lender to have acted in a reasonable manner in such Person's exercise of such discretion shall be the Borrowers'.

     20.6 Power of Attorney. In connection with all powers of attorney included in this Agreement, each Credit Party hereby grants unto the Administrative Agent (acting through any of its officers) full power to do any and all things necessary or appropriate during the existence of an Event of Default in connection with the exercise of such powers as fully and effectually as that Credit Party might or could do, hereby ratifying all that said attorney shall do or cause to be done by virtue of this Agreement. No power of attorney set forth in this Agreement shall be affected by any disability or incapacity suffered by any Credit Party and each shall survive the same. All powers conferred upon the Administrative Agent by this Agreement, being coupled with an interest, shall be irrevocable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Administrative Agent.

     20.7 Application of Proceeds. The proceeds of any collection, sale, or disposition of the Collateral, or of any other payments received hereunder, shall be applied towards the Liabilities in such order and manner as the Administrative Agent determines in its sole discretion, consistent, however, with Sections 13.6 and 13.7 and any other applicable provisions of this Agreement. The Credit Parties shall remain liable for any deficiency remaining following such application.

     20.8 Increased Costs. If, as a result of any change in any Requirement of Law, or of the interpretation or application thereof by any court or by any governmental or other authority or entity charged with the administration thereof, whether or not having the force of law, which:

     (a) subjects any Lender to any taxes or changes the basis of taxation, or increases any existing taxes, on payments of principal, interest or other amounts payable by any Borrower to the Administrative Agent, the Issuer or any Lender under this Agreement (except for taxes on the Administrative Agent, the Issuer or any Lender based on net income or capital imposed by the jurisdictions in which the principal or lending offices of the Administrative Agent, the Issuer or that Lender are located);

     (b) imposes, modifies or deems applicable any reserve, cash margin, special deposit or similar requirements against assets held by, or deposits in or for the account of or loans by or any other acquisition of funds by the relevant funding office of any Lender;

     (c) imposes on the Issuer or any Lender any other condition with respect to any Loan Document; or

     (d) imposes on the Issuer or any Lender a requirement to maintain or allocate capital in relation to the Liabilities; and the result of any of the foregoing, in the Issuer's or such Lender's reasonable opinion, is to increase the cost to the Issuer or that Lender of making or maintaining any loan, advance or financial accommodation or to reduce the income receivable by the Issuer or that Lender in respect of any loan, advance or financial accommodation by an amount which the Issuer or that Lender deems to be material, then upon written notice from the Administrative Agent, from time to time, to the Lead Borrower (such notice to set out in reasonable detail the facts giving rise to and a summary calculation of such increased cost or reduced income and such calculation to be consistent with the manner by which such increased costs would be calculated for the Lender's similar customers), the Borrowers shall forthwith pay to the Administrative Agent, for the benefit of the subject Lender, within thirty (30) days after receipt of such notice, that amount which shall compensate the Issuer or the subject Lender for such additional cost or reduction in income.

     20.9 Costs and Expenses of the Administrative Agent.

     (a) The Credit Parties shall pay from time to time on demand all Costs of Collection and all reasonable costs, expenses, and disbursements (including reasonable attorneys' fees and expenses) which are incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery, administration, interpretation, amendment, modification and enforcement of this Agreement and of any other Loan Documents, and all other reasonable costs, expenses, and disbursements which may be incurred connection with or in respect to the credit facility contemplated hereby or which otherwise are incurred with respect to the Liabilities.

     (b) The Credit Parties shall pay from time to time on demand all reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred, during the existence of any Event of Default, by the Administrative Agent and by the Lenders to Lenders' Special Counsel.

     (c) Each Credit Party authorizes the Administrative Agent to pay all such fees and expenses set forth in (a) and (b) above and, in the Administrative Agent's discretion, to add such fees and expenses to the Loan Account.

     (d) The undertaking on the part of each Credit Party in this Section 20.9 shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Administrative Agent in favor of any Credit Party, other than a termination, release, or discharge which makes specific reference to this Section 20.9.

     20.10 Copies and Facsimiles. Each Loan Document and all documents and papers which relate thereto which have been or may be hereinafter furnished to the Administrative Agent or any Lender may be reproduced by that Lender or by the Administrative Agent by any photographic, microfilm, xerographic, digital imaging, or other process, and such Person making such reproduction may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise shall be so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

     20.11 Governing Law. This Agreement and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the law of the State of New York.

     20.12 Consent to Jurisdiction.

     (a) Each Credit Party agrees that any legal action, proceeding, case, or controversy against any Credit Party with respect to any Loan Document may be brought in the Supreme Court of New York in New York County or in the United States District Court, District of New York, sitting in New York, New York, as the Administrative Agent may elect in the Administrative Agent's sole discretion. By execution and delivery of this Agreement, each Credit Party, for itself and in respect of its property, accepts, submits, and consents generally and unconditionally, to the jurisdiction of the aforesaid courts.

     (b) Each Credit Party WAIVES personal service of any and all process upon it, and irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the Lead Borrower at the Lead Borrower's address for notices as specified herein, such service to become effective five (5) Business Days after such mailing.

     (c) Each Credit Party WAIVES any objection based on forum non conveniens and any objection to venue of any action or proceeding instituted under any of the Loan Documents and consents to the granting of such legal or equitable remedy as is deemed appropriate by the Court.

     (d) Nothing herein shall affect the right of the Administrative Agent to bring legal actions or proceedings in any other competent jurisdiction.

     (e) Each Credit Party agrees that any action commenced by any Credit Party asserting any claim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in the Supreme Court of New York in New York County or in the United States District Court, District of New York, sitting in New York, New York, and that such Courts shall have exclusive jurisdiction with respect to any such action.

     20.13 Indemnification. Each Credit Party shall indemnify, defend, and hold the Administrative Agent, the Issuer, the Arranger, the Syndication Agent, the Documentation Agent, the Co-Agents and each Lender and any Participant and any of their respective employees, officers, attorneys or agents (each, an "Indemnified Person") harmless of and from any claim brought or threatened against any Indemnified Person by any Credit Party, any guarantor or endorser of the Liabilities, or any other Person (as well as from reasonable attorneys' fees, expenses, and disbursements in connection therewith) on account of the Term Loans, the Revolving Credit, this Agreement or any other Loan Document, any transaction contemplated hereby or thereby, or relationship of the Credit Parties or of any other guarantor or endorser of the Liabilities, in each case including all costs, expenses, liabilities, and damages as may be suffered by any Indemnified Person in connection with (w) the administration or enforcement of the Loan Documents; (x) the Collateral; (y) the occurrence of any Event of Default; or (z) the exercise of any rights or remedies under any of the Loan Documents (each of claims which may be defended, compromised, settled, or pursued by the Indemnified Person with counsel of the Indemnified Person's selection, but at the expense of the Credit Parties) other than any claim as to which a final determination is made in a judicial proceeding (in which the Administrative Agent and any other Indemnified Person has had an opportunity to be heard), which determination includes a specific finding that the Indemnified Person seeking indemnification had acted in a grossly negligent manner or in actual bad faith. This indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Administrative Agent in favor of the Credit Parties, other than a termination, release, or discharge duly executed on behalf of the Administrative Agent which makes specific reference to this Section 20.13 as being released or terminated.

     20.14 Rules of Construction. The following rules of construction shall be applied in the interpretation, construction, and enforcement of this Agreement and of the other Loan Documents:

     (a) Words in the singular include the plural and words in the plural include the singular.

     (b) Titles, headings (indicated by being underlined or shown in SMALL CAPITALS) and any Table of Contents are solely for convenience of reference, do not constitute a part of the instrument in which included, and do not affect such instrument's meaning, construction, or effect.

     (c) The words "includes" and "including" are not limiting.

     (d) Text which follows the words "including, without limitation" (or similar words) is illustrative and not limitational.

     (e) Text which is shown in italics (except for parenthesized italicized text), shown in bold, shown IN ALL CAPITAL LETTERS, or in any combination of the foregoing, shall be deemed to be conspicuous.

     (f) The words "may not" are prohibitive and not permissive.

     (g) Any reference to a Person's "knowledge" (or words of similar import) are to such Person's knowledge assuming that such Person has undertaken reasonable and diligent investigation with respect to the subject of such "knowledge" (whether or not such investigation has actually been undertaken).

     (h) Terms which are defined in one section of any Loan Document are used with such definition throughout the instrument in which so defined.

     (i) The symbol "$" refers to United States Dollars.

     (j) Unless limited by reference to a particular Section or provision, any reference to "herein", "hereof", or "within" is to the entire Loan Document in which such reference is made.

     (k) References to "this Agreement" or to any other Loan Document is to the subject instrument as amended to the date on which application of such reference is being made.

     (l) Except as otherwise specifically provided, all references to time are to Boston time.

     (m) In the determination of any notice, grace, or other period of time prescribed or allowed hereunder:

          (i) Unless otherwise provided (A) the day of the act, event, or default from which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included unless such last day is not a Business Day, in which event the last day of the relevant period shall be the then next Business Day and (B) the period so computed shall end at 5:00 PM on the relevant Business Day.

          (ii)  The word "from" means "from and including".

          (iii) The words "to" and "until" each mean "to, but excluding".

          (iv)  The word "through" means "to and including".

     (n) The Loan Documents shall be construed and interpreted in a harmonious manner and in keeping with the intentions set forth in Section 20.15 hereof, provided, however, in the event of any inconsistency between the provisions of this Agreement and any other Loan Document, the provisions of this Agreement shall govern and control.

     20.15 Intent. It is intended that:

     (a) This Agreement take effect as a sealed instrument.

     (b) The scope of all Collateral Interests created by any Credit Party to secure the Liabilities be broadly construed in favor of the Administrative Agent.

     (c) All Collateral Interests created in favor of the Administrative Agent at any time and from time to time by any Credit Party shall secure all Liabilities, whether now existing or contemplated or hereafter arising.

     (d) Unless otherwise explicitly provided herein, the Administrative Agent's consent to any action of any Credit Party which is prohibited unless such consent is given may be given or refused by the Administrative Agent in its sole discretion.

     20.16 Participations. Each Lender may sell participations to one or more financial institutions (each, a "Participant") in that Lender's interests herein provided that in no event shall any Participant under any such participation have any right to participate in the approval by a requisite number or proportion of the Lenders of any action including to make any instruction following the happening of a Default or Event of Default such as to issue a Notice of Acceleration or commence a Liquidation, or to approve any amendment or waiver of any provision of any Loan Document except to the extent that such amendment or waiver would reduce the principal of, or rate or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans. No such sale of a participation shall relieve a Lender from that Lender's obligations hereunder nor obligate the Administrative Agent to any Person other than a Lender.

     20.17 Right of Set-Off. Any and all deposits or other sums at any time credited by or due to any Credit Party from the Administrative Agent, the Issuer or any Lender or any Participant or from any Affiliate of any of the foregoing, and any cash, securities, instruments or other property of any Credit Party in the possession of any of the foregoing, whether for safekeeping or otherwise (regardless of the reason such Person had received the same) shall at all times constitute security for all Liabilities and for any and all obligations of each Credit Party to the Administrative Agent, the Issuer and such Lender or any Participant or such Affiliate and may be applied or set off against the Liabilities and against such obligations at any time an Event of Default exists, whether or not such are then due and whether or not other collateral is then available to the Administrative Agent, the Issuer or that Lender.

     20.18 Pledges. Nothing included in this Agreement shall prevent or limit any Lender from pledging all or any portion of that Lender's interest and rights under this Agreement, provided, however, neither such pledge nor the enforcement thereof shall release the pledging Lender from any of its obligations hereunder or under any of the other Loan Documents.

     20.19 Maximum Interest Rate. Regardless of any provision of any Loan Document, none of the Administrative Agent, the Issuer or any Lender shall be entitled to contract for, charge, receive, collect, or apply as interest on any Liability, any amount in excess of the maximum rate imposed by Applicable Law. Any payment which is made which, if treated as interest on a Liability would result in such interest's exceeding such maximum rate shall be held, to the extent of such excess, as additional collateral for the Liabilities as if such excess were "Collateral."

     20.20 Waivers.

     (a) The Credit Parties make each of the waivers included in Section 20.20(b), below, knowingly, voluntarily, and intentionally, and understands that the Administrative Agent, the Issuer and each Lender, in establishing the facilities contemplated hereby and in providing loans and other financial accommodations to or for the account of the Borrowers as provided herein, whether not or in the future, is relying on such waivers.

     (b) EACH CREDIT PARTY RESPECTIVELY WAIVES THE FOLLOWING:

          (i) Except as otherwise specifically required hereby, notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral.

          (ii) Except as otherwise specifically required hereby, the right to notice and/or hearing prior to the Administrative Agent's exercising of the Administrative Agent's rights upon default.

          (iii) THE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE ADMINISTRATIVE AGENT, THE ISSUER OR ANY LENDER IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE ADMINISTRATIVE AGENT, THE ISSUER OR ANY LENDER OR IN WHICH THE ADMINISTRATIVE AGENT, THE ISSUER OR ANY LENDER IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP AMONGST OR BETWEEN ANY CREDIT PARTY OR ANY OTHER PERSON AND THE ADMINISTRATIVE AGENT, THE ISSUER OR ANY LENDER (EACH OF WHOM LIKEWISE WAIVES THE RIGHT TO A JURY IN ANY TRIAL OF ANY SUCH CASE OR CONTROVERSY).

          (iv) Any defense, counterclaim, set-off, recoupment, or other basis on which the amount of any Liability, as stated on the books and records of the Administrative Agent, could be reduced or claimed to be paid otherwise than in accordance with the tenor of and written terms of such Liability.

          (v)   Any claim to consequential, special, or punitive damages.

     20.21 Additional Waivers.

     (a) Except as otherwise provided in Section 19.5, the Liabilities are the joint and several obligations of each Credit Party. To the fullest extent permitted by applicable law, the obligations of each Credit Party hereunder shall not be affected by (i) the failure of the Administrative Agent, the Issuer or any Lender to assert any claim or demand or to enforce or exercise any right or remedy against any other Credit Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, any other Loan Document, or any other agreement, including with respect to any other Credit Party of the Liabilities under this Agreement, or
(iii) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Administrative Agent.

     (b) The obligations of each Credit Party hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Liabilities), including any claim of waiver, release, surrender, alteration or compromise of any of the Liabilities, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Liabilities or otherwise. Without limiting the generality of the foregoing, the obligations of each Credit Party hereunder shall not be discharged or impaired or otherwise affected by the failure of any Secured Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Liabilities, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Credit Party or that would otherwise operate as a discharge of any Credit Party as a matter of law or equity (other than the indefeasible payment in full in cash of all the Liabilities).

     (c) To the fullest extent permitted by applicable law, each Credit Party waives any defense based on or arising out of any defense of any other Credit Party or the unenforceability of the Liabilities or any part thereof from any cause, or the cessation from any cause of the liability of any other Credit Party, other than the indefeasible payment in full in cash of all the Liabilities. The Administrative Agent may, at its election, foreclose on any security held by it by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Liabilities, make any other accommodation with any other Credit Party, or exercise any other right or remedy available to them against any other Credit Party, without affecting or impairing in any way the liability of any Credit Party hereunder except to the extent that all the Liabilities have been indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Credit Party waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Credit Party against any other Credit Party, as the case may be, or any security.

     (d) Upon payment by any Credit Party of any Liabilities, all rights of such Credit Party against any other Credit Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Liabilities. In addition, any indebtedness of any Credit Party now or hereafter held by any other Credit Party is hereby subordinated in right of payment to the prior payment in full of the Liabilities. No Credit Party will demand, sue for, or otherwise attempt to collect any such indebtedness. If any amount shall erroneously be paid to any Credit Party on account of (a) such subrogation, contribution, reimbursement, indemnity or similar right or (b) any such indebtedness of any Credit Party, such amount shall be held in trust for the benefit of the Administrative Agent, the Issuer and the Lenders and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Liabilities, whether matured or unmatured, in accordance with the terms of the Loan Documents.

     20.22 Confidentiality. The Administrative Agent, the Issuer and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to their and their Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Lead Borrower or (h) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to the Administrative Agent, the Issuer or any Lender on a nonconfidential basis from a source other than the Credit Parties. For the purposes of this Section, the term "Information" means all information received from the Credit Parties relating to their businesses, other than any such information that is available to the Administrative Agent, the Issuer or any Lender on a nonconfidential basis prior to disclosure by the Credit Parties. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                           [signature pages to follow]

                                           "LEAD BORROWER":
                                           SHOPKO STORES, INC.

ATTEST:

By:                                        By:
     ------------------------------             ------------------------------
Name:                                      Name:
     ------------------------------             ------------------------------
Title:                                     Title:
     ------------------------------             ------------------------------

                                           "BORROWERS":
                                           SHOPKO STORES, INC.

ATTEST:

By:                                        By:
     ------------------------------             ------------------------------
Name:                                      Name:
     ------------------------------             ------------------------------
Title:                                     Title:
     ------------------------------             ------------------------------


                                           PAMIDA, INC.

                                           By:
                                              --------------------------------

                                           Print Name:
                                                      ------------------------

                                           Title:
                                                 -----------------------------


                                           "GUARANTORS":
                                           PAMIDA HOLDINGS CORPORATION

                                           By:
                                               -------------------------------

                                           Print Name:
                                                      ------------------------

                                           Title:
                                                 -----------------------------

                                           SVS TRUCKING, INC.

                                           By:
                                               -------------------------------

                                           Print Name:
                                                     -------------------------

                                           Title:
                                                 -----------------------------


                                           SKO HOLDINGS, INC.

                                           By:
                                               -------------------------------

                                           Print Name:
                                                      ------------------------

                                           Title:
                                                 -----------------------------


                                           SHOPKO VENTURES-DULUTH, INC.

                                           By:
                                               -------------------------------

                                           Print Name:
                                                      ------------------------

                                           Title:
                                                 -----------------------------


                                           SHOPKO PROPERTIES, INC.

                                           By:
                                               -------------------------------

                                           Print Name:
                                                      ------------------------

                                           Title:
                                                 -----------------------------


                                           PENN-DANIELS, INCORPORATED

                                           By:
                                               -------------------------------

                                           Print Name:
                                                      ------------------------

                                           Title:
                                                 -----------------------------


                                           SEAWAY IMPORTING COMPANY

                                           By:
                                               -------------------------------

                                           Print Name:
                                                      ------------------------

                                           Title:
                                                 -----------------------------

                                           PAMIDA TRANSPORTATION COMPANY

                                           By:
                                               -------------------------------

                                           Print Name:
                                                      ------------------------
                                           Title:
                                                 -----------------------------


                                           P.M. PLACE STORES COMPANY

                                           By:
                                               -------------------------------

                                           Print Name:
                                                      ------------------------

                                           Title:
                                                 -----------------------------


                                           PLACE'S ASSOCIATES' EXPANSION, LLC,
                                           a Missouri Limited Liability Company,

                                           By: P.M. Place Stores Company,
                                               a Missouri Corporation,
                                               Sole Member and Manager

                                               By:
                                                  ----------------------------

                                               Print Name:
                                                          --------------------

                                               Title:
                                                     -------------------------

                                           "ADMINISTRATIVE AGENT":
                                           FLEET RETAIL FINANCE INC.

                                           By:
                                               -------------------------------

                                           Print Name:
                                                      ------------------------

                                           Title:
                                                 -----------------------------


                                           "ISSUER":
                                           FLEET NATIONAL BANK

                                           By:
                                               -------------------------------

                                           Print Name:
                                                      ------------------------

                                           Title:
                                                 -----------------------------


                                           "LENDERS"
                                           FLEET RETAIL FINANCE INC.

                                           By:
                                               -------------------------------

                                           Print Name:
                                                      ------------------------

                                           Title:
                                                 -----------------------------

                                           BANK OF AMERICA, N.A.

                                           By:
                                               -------------------------------

                                           Print Name:
                                                      ------------------------

                                           Title:
                                                 -----------------------------

                                           THE CHASE MANHATTAN BANK

                                           By:
                                               -------------------------------

                                           Print Name:
                                                      ------------------------

                                           Title:
                                                 -----------------------------

                                           THE CIT GROUP/BUSINESS CREDIT, INC.

                                           By:
                                               -------------------------------

                                           Print Name:
                                                      ------------------------

                                           Title:
                                                 -----------------------------

                                           CONGRESS FINANCIAL CORPORATION
                                           (SOUTHWEST)

                                           By:
                                               -------------------------------

                                           Print Name:
                                                      ------------------------

                                           Title:
                                                 -----------------------------

                                           FOOTHILL CAPITAL CORPORATION

                                           By:
                                               -------------------------------

                                           Print Name:
                                                      ------------------------

                                           Title:
                                                 -----------------------------

                                           GENERAL ELECTRIC CAPITAL
                                           CORPORATION

                                           By:
                                               -------------------------------

                                           Print Name:
                                                      ------------------------

                                           Title:
                                                 -----------------------------

                                           GMAC BUSINESS CREDIT, LLC

                                           By:
                                               -------------------------------

                                           Print Name:
                                                      ------------------------

                                           Title:
                                                 -----------------------------

                                           GMAC COMMERCIAL CREDIT LLC

                                           By:
                                               -------------------------------

                                           Print Name:
                                                      ------------------------

                                           Title:
                                                 -----------------------------

                                           HELLER FINANCIAL INC.

                                           By:
                                               -------------------------------

                                           Print Name:
                                                      ------------------------

                                           Title:
                                                 -----------------------------

                                           JPMORGAN BUSINESS CREDIT CORP.

                                           By:
                                               -------------------------------

                                           Print Name:
                                                      ------------------------

                                           Title:
                                                 -----------------------------

                                           NATIONAL CITY COMMERCIAL
                                           FINANCE, INC.

                                           By:
                                               -------------------------------

                                           Print Name:
                                                      ------------------------

                                           Title:
                                                 -----------------------------